Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on November 16, 2011

No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NRG Energy, Inc.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4911 (Primary Standard Industrial Classification Code Number)	41-1724239 (I.R.S. Employer Identification No.)

211 Carnegie Center, Princeton, NJ 08540
Telephone: (609) 524-4500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael R. Bramnick
Executive Vice President and General Counsel
211 Carnegie Center
Princeton, NJ 08540
Telephone: (609) 524-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gerald T. Nowak, P.C.
Paul D. Zier
Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
(312) 862-2000

*
The Co-Registrants listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

Approximate date of commencement of proposed sale of the securities to the public:
The exchange will occur as soon as practicable after the effective date of this Registration Statement.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer):    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer):    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Amount of Registration Fee

7.625% Senior Notes due 2019, Series B	$800,000,000	100%	$91,680

7.875% Senior Notes due 2021, Series B	$1,200,000,000	100%	$137,520

Guarantees on Senior Notes(2)	—	—	—(3)

(1)
Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)
The 7.625% Senior Notes due 2019, Series B, and the 7.875% Senior Notes due 2021, Series B, will be issued by NRG Energy, Inc. (the "Issuer") and guaranteed by certain of the Issuer's domestic subsidiaries. No separate consideration will be received for the issuance of these guarantees.

(3)
Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Arthur Kill Power LLC	Delaware	41-1937649
Astoria Gas Turbine Power LLC	Delaware	41-1937470
Cabrillo Power I LLC	Delaware	76-0595964
Cabrillo Power II LLC	Delaware	76-0595963
Carbon Management Solutions LLC	Delaware	27-2238021
Clean Edge Energy LLC	Delaware	27-2244275
Conemaugh Power LLC	Delaware	41-1973743
Connecticut Jet Power LLC	Delaware	41-1949386
Cottonwood Development LLC	Delaware	52-2220177
Cottonwood Energy Company LP	Delaware	76-0635621
Cottonwood Generating Partners II LLC	Delaware	52-2236732
Cottonwood Generating Partners I LLC	Delaware	76-0635620
Cottonwood Generating Partners III LLC	Delaware	52-2236738
Cottonwood Technology Partners LP	Delaware	76-0669423
Devon Power LLC	Delaware	41-1949385
Dunkirk Power LLC	Delaware	41-1937466
Eastern Sierra Energy Company	California	33-0299028
El Segundo Power, LLC	Delaware	41-1893999
El Segundo Power II LLC	Delaware	76-0663675
Elbow Creek Wind Project LLC	Texas	26-0765836
Energy Plus Holdings LLC	Delaware	74-3216390
Energy Plus Natural Gas LP	Delaware	27-3309340
Energy Protection Insurance Company	Vermont	27-3660148
GCP Funding Company, LLC	Delaware	33-0334380
Green Mountain Energy Company	Delaware	03-0360441
Huntley Power LLC	Delaware	41-1937468
Independence Energy Alliance LLC	Delaware	45-1139369
Independence Energy Group LLC	Delaware	27-4408520
Independence Energy Natural Gas LLC	Delaware	—
Indian River Operations Inc.	Delaware	41-1973349
Indian River Power LLC	Delaware	41-1973747
Keystone Power LLC	Delaware	41-1973744
Langford Wind Power, LLC	Texas	26-4418527
Louisiana Generating LLC	Delaware	41-1870498
Meriden Gas Turbines LLC	Delaware	41-1991989
Middletown Power LLC	Delaware	41-1949384
Montville Power LLC	Delaware	41-1949383
NEO Corporation	Minnesota	41-1753235
NEO Freehold-Gen LLC	Delaware	41-1980237
NEO Power Services Inc.	Delaware	23-3043507
New Genco GP, LLC	Delaware	02-0732611
Norwalk Power LLC	Delaware	41-1949381
NRG Affiliate Services Inc.	Delaware	41-1960764
NRG Artesian Energy LLC	Delaware	27-2243660
NRG Arthur Kill Operations Inc.	Delaware	41-1939116
NRG Astoria Gas Turbine Operations Inc.	Delaware	41-1939115
NRG Bayou Cove LLC	Delaware	41-2016940
NRG Cabrillo Power Operations Inc.	Delaware	41-1938132
NRG California Peaker Operations LLC	Delaware	20-0088453
NRG Cedar Bayou Development Company, LLC	Delaware	26-0601018

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
NRG Connecticut Affiliate Services Inc.	Delaware	41-1952333
NRG Construction LLC	Delaware	26-0496159
NRG Development Company Inc.	Delaware	41-1959656
NRG Devon Operations Inc.	Delaware	41-1950239
NRG Dunkirk Operations Inc.	Delaware	41-1939114
NRG El Segundo Operations Inc.	Delaware	41-1929997
NRG Energy Labor Services LLC	Delaware	27-5345464
NRG Energy Services Group LLC	Delaware	27-3915519
NRG Energy Services LLC	Delaware	41-1978725
NRG Generation Holdings, Inc.	Delaware	20-1911335
NRG Huntley Operations Inc.	Delaware	41-1939118
NRG Ilion Limited Partnership	Delaware	36-3783670
NRG Ilion LP LLC	Delaware	41-2016939
NRG International LLC	Delaware	41-1744096
NRG Maintenance Services LLC	Delaware	20-8088165
NRG Mextrans Inc.	Delaware	41-1951078
NRG MidAtlantic Affiliate Services Inc.	Delaware	41-1996587
NRG Middletown Operations Inc.	Delaware	41-1950236
NRG Montville Operations Inc.	Delaware	41-1950237
NRG New Jersey Energy Sales LLC	Delaware	03-0412726
NRG New Roads Holdings LLC	Delaware	41-1968966
NRG North Central Operations Inc.	Delaware	41-2004025
NRG Northeast Affiliate Services Inc.	Delaware	41-1940300
NRG Norwalk Harbor Operations Inc.	Delaware	41-1950238
NRG Operating Services, Inc.	Delaware	41-1744095
NRG Oswego Harbor Power Operations Inc.	Delaware	41-1939117
NRG PacGen Inc.	Delaware	41-1889830
NRG Power Marketing LLC	Delaware	41-1910737
NRG Retail LLC	Delaware	26-4341161
NRG Rockford Acquisition LLC.	Delaware	41-2011003
NRG Saguaro Operations Inc.	Delaware	41-2013262
NRG Services Corporation	Delaware	41-1841627
NRG SimplySmart Solutions LLC	Delaware	27-4204481
NRG South Central Affiliate Services Inc.	Delaware	41-1996193
NRG South Central Generating LLC	Delaware	41-1963217
NRG South Central Operations Inc.	Delaware	41-2002465
NRG South Texas LP	Texas	30-0083668
NRG Texas C&I Supply LLC	Delaware	26-4555466
NRG Texas Holding Inc.	Delaware	26-4775586
NRG Texas LLC	Delaware	20-1504355
NRG Texas Power LLC	Delaware	34-2019301
NRG West Coast LLC	Delaware	41-1942517
NRG Western Affiliate Services Inc.	Delaware	41-1949168
O'Brien Cogeneration, Inc. II	Delaware	23-2414656
ONSITE Energy, Inc.	Oregon	93-0910742
Oswego Harbor Power LLC	Delaware	41-1937465
Pennywise Power LLC	Delaware	26-3576629
RE Retail Receivables, LLC	Delaware	41-2046596
Reliant Energy Northeast LLC	Delaware	32-0314140
Reliant Energy Power Supply, LLC	Delaware	204823108
Reliant Energy Retail Holdings, LLC	Delaware	76-0655580
Reliant Energy Retail Services, LLC	Delaware	76-0655567

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Reliant Energy Texas Retail, LLC	Delaware	26-3576595
RERH Holdings, LLC	Delaware	20-5222227
Saguaro Power LLC	Delaware	41-2013654
Somerset Operations Inc.	Delaware	41-1923722
Somerset Power LLC	Delaware	41-1924606
Texas Genco Financing Corp.	Delaware	27-0110393
Texas Genco GP, LLC	Texas	75-3013803
Texas Genco Holdings, Inc.	Texas	76-0695920
Texas Genco LP, LLC	Delaware	30-0381697
Texas Genco Operating Services LLC	Delaware	75-3172707
Texas Genco Services, LP	Texas	38-3694336
Vienna Operations Inc.	Delaware	41-1973351
Vienna Power LLC	Delaware	41-1973745
WCP (Generation) Holdings LLC	Delaware	74-2922374
West Coast Power LLC	Delaware	36-4301246

*
The address for each of the additional Registrants is c/o NRG Energy, Inc., 211 Carnegie Center, Princeton, NJ 08540, Telephone: (609) 524-4500. The primary standard industrial classification number for each of the additional Registrants is 4911.

        The name, address, including zip code of the agent for service for each of the additional Registrants is Michael R. Bramnick, Executive Vice President and General Counsel of NRG Energy, Inc., 211 Carnegie Center, Princeton, NJ 08540, Telephone: (609) 524-4500.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2011

PRELIMINARY PROSPECTUS

NRG Energy, Inc.

Exchange Offer for
$800,000,000 7.625% Senior Notes due 2019
$1,200,000,000 7.875% Senior Notes due 2021

We are offering to exchange:

up to $800,000,000 of our new 7.625% Senior Notes due 2019, Series B
(which we refer to as the "2019 Exchange Notes")
for
a like amount of our outstanding 7.625% Senior Notes due 2019
(which we refer to as the "2019 Old Notes")
and
up to $1,200,000,000 of our new 7.875% Senior Notes due 2021, Series B
(which we refer to as the "2021 Exchange Notes" and, together with the 2019 Exchange Notes, the "Exchange Notes")
for
a like amount of our outstanding 7.875% Senior Notes due 2021
(which we refer to as the "2021 Old Notes" and, together with the 2019 Old Notes, the "Old Notes").
We refer to the Exchange Notes and Old Notes collectively as the "notes."

Material Terms of Exchange Offer:

  •
  The terms of the 2019 Exchange Notes to be issued in the exchange offer are substantially identical to the 2019 Old Notes and the terms of the 2021 Exchange Notes to be issued in the Exchange Offer are substantially identical to the 2021 Old Notes, except, in each case, that the transfer restrictions and registration rights relating to the Old Notes will not apply to the Exchange Notes.

  •
  The Exchange Notes will be guaranteed on a joint and several basis by each of our current and future restricted subsidiaries, excluding certain foreign, project and immaterial subsidiaries.

  •
  There is no existing public market for the Old Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system.

  •
  You may withdraw your tender of notes at any time before the expiration of the exchange offer. We will exchange all of the Old Notes that are validly tendered and not withdrawn.

  •
  The exchange offer expires at 11:59 p.m., New York City time, on                        , 2011, unless extended.

  •
  The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

  •
  The exchange offer is subject to certain customary conditions, including that it not violate applicable law or any applicable interpretation of the Staff of the SEC.

  •
  We will not receive any proceeds from the exchange offer.

         For a discussion of certain factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 11 of this prospectus.

         Neither the SEC nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this exchange offer prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes.

                        , 2011

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's website. The address of this site is http://www.sec.gov.

i

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the completion of the exchange offer (other than portions of these documents deemed to be "furnished" or not deemed to be "filed," including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

  •
  Our annual report on Form 10-K for the year ended December 31, 2010 filed on February 22, 2011, which we refer to as our "2010 Form 10-K."

  •
  Our report on Form 10-Q for the quarter ended March 31, 2011 filed on May 5, 2011; our report on Form 10-Q for the quarter ended June 30, 2011 filed on August 4, 2011; and our report on Form 10-Q for the quarter ended September 30, 2011 filed on November 3, 2011.

  •
  Our current reports on Form 8-K filed on January 28, 2011; Form 8-K filed on March 22, 2011; Form 8-K filed on April 19, 2011; Form 8-K filed on May 2, 2011; Form 8-K filed on May 25, 2011; Form 8-K filed on May 25, 2011; Form 8-K filed on July 5, 2011; Form 8-K filed on August 24, 2011; Form 8-K/A filed on September 12, 2011; and Form 8-K filed on November 8, 2011.

Furthermore, all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of this registration statement and prior to effectiveness of the registration statement (other than portions of these documents deemed to be "furnished" or not deemed to be "filed," including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) shall be deemed to be incorporated by reference into this prospectus.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

NRG Energy, Inc.
211 Carnegie Center
Princeton, NJ 08540
(609) 524-4500
Attention: General Counsel

        You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any notes in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

ii

SUMMARY

        This summary highlights selected information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should carefully read this summary together with the entire prospectus, including the information set forth in the section entitled "Risk Factors" and the information that is incorporated by reference into this prospectus. See the section entitled "Incorporation by Reference" for a further discussion on incorporation by reference.

        Unless the context otherwise requires or as otherwise indicated, references in this prospectus to "NRG Energy," "NRG," the "Company, "we," "our" and "us" refer to NRG Energy, Inc. and its consolidated subsidiaries and references to "Issuer" refer to NRG Energy, Inc., exclusive of its subsidiaries.

 Our Businesses

        We are an integrated wholesale power generation and integrated retail electricity company with a significant presence in major competitive power markets in the United States. We are engaged in: the ownership, development, construction and operation of power generation facilities; the transacting in and trading of fuel and transportation services; the trading of energy, capacity and related products in the United States and select international markets; and the supply of electricity, energy services, and cleaner energy products to retail electricity customers in deregulated markets through our retail businesses, Reliant Energy, Green Mountain Energy and Energy Plus.

        The following table summarizes NRG's global generation portfolio by operating segment, which consists of 46 fossil fuel plants and 13 renewable facilities:

	Fossil Fuel, Nuclear and Renewable (in megawatts ("MW"))
Generation Type	Texas	Northeast	South Central	West	Thermal	Total Domestic	International	Total Global
Natural Gas	4,930	1,300	2,630	2,130	100	11,090	—	11,090
Coal	4,190	1,600	1,495	—	15	7,300	1,005	8,305
Oil	—	4,015	—	—	—	4,015	—	4,015
Nuclear	1,175	—	—	—	—	1,175	—	1,175
Wind	450	—	—	—	—	450	—	450
Solar	—	—	—	70	—	70	—	70

Total generation capacity	10,745	6,915	4,125	2,200	115	24,100	1,005	25,105

Under Construction	Texas	Northeast	South Central	West	Thermal	Total Domestic	International	Total Global
Natural gas	—	—	—	550	5	555	—	555
Solar(a)	—	—	—	935	—	935	—	935

Total under construction	—	—	—	1,485	5	1,490	—	1,490

(a)
Includes partner interests of 196 MWs.

        In addition, the Company's thermal assets provide steam and chilled water capacity of approximately 1,140 megawatts thermal equivalent, or MWt, through its district energy business.

        Our domestic generation facilities consist of intermittent, baseload, intermediate and peaking power generation facilities. The sale of capacity and power from baseload generation facilities accounts for the majority of our generation revenues. In addition, our generation portfolio provides us with opportunities to capture additional revenues by selling power during periods of peak demand, offering capacity or similar products to retail electric providers and others, and providing ancillary services to support system reliability.

        NRG's retail businesses arrange for the transmission and delivery of electricity to customers, bill customers, collect payments for electricity sold and maintain call centers to provide customer service. Based on metered locations, as of September 30, 2011, NRG's retail businesses combined to serve approximately 2.1 million residential, small business, commercial and industrial customers.

        Furthermore, we are focused on the development and investment in energy related new businesses and new technologies where the benefits of such investments represent significant commercial opportunities and create a comparative advantage for us. These investments include low or no GHG emitting energy generating sources, such as wind, solar thermal, solar photovoltaic, biomass, gasification, the retrofit of post-combustion carbon capture technologies, and fueling infrastructure for electric vehicle ecosystems.

Our Business Strategy

        Our business strategy is intended to maximize shareholder value through the production and sale of safe, reliable and affordable power to our customers in the markets served by us, while aggressively positioning NRG to meet the market's increasing demand for sustainable and low carbon energy solutions. This dual strategy is designed to perfect our core business of competitive power generation and establish NRG as a leading provider of sustainable energy solutions that promote national energy security, while utilizing our retail business to complement and advance both initiatives.

        Our core business is focused on: (i) excellence in safety and operating performance of our existing operating assets, (ii) serving the energy needs of end-use residential, commercial and industrial customers in our core markets, (iii) optimal hedging of baseload generation and retail load operations, while retaining optionality on our gas fleet, (iv) repowering of power generation assets at existing sites and reducing environmental impacts, (v) pursuit of selective acquisitions, joint ventures, divestitures and investments, and (vi) engaging in a proactive capital allocation plan focused on achieving the regular return of and on stockholder capital within the dictates of prudent balance sheet management. Our advancements in each of these areas are driven by select acquisitions, joint ventures, and investments that are more fully described in our 2010 Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

Summary of Risk Factors

        We are subject to a variety of risks related to our competitive position and business strategies. Some of the more significant challenges and risks include those associated with the operation of our power generation plants, volatility in power prices and fuel costs, our leveraged capital structure and extensive governmental regulation. See "Risk Factors" and the "Risk Factors" section of our 2010 Form 10-K for a discussion of the factors you should consider before investing in the notes.

Corporate Information

        We were incorporated as a Delaware corporation on May 29, 1992. Our common stock is listed on the New York Stock Exchange under the symbol "NRG." Our headquarters and principal executive offices are located at 211 Carnegie Center, Princeton, New Jersey 08540. Our telephone number is (609) 524-4500. Our website is located at www.nrgenergy.com. The information on, or linked to, our website is not a part of this prospectus.

        You can get more information regarding our business by reading our 2010 Form 10-K, and the other reports we file with the SEC. See "Incorporation by Reference."

SUMMARY OF EXCHANGE OFFER

        On May 24, 2011, we sold, through a private placement exempt from the registration requirements of the Securities Act, $800,000,000 of our 7.625% Senior Notes due 2019, which are eligible to be exchanged for 2019 Exchange Notes, and $1,200,000,000 of our 7.875% Senior Notes due 2021, which are eligible to be exchanged for 2021 Exchange Notes. We refer to these notes as "Old Notes" in this prospectus.

        Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the Old Notes (the "Registration Rights Agreement"). Under the Registration Rights Agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical Notes, which will be issued in exchange for the Old Notes, to be filed with the United States Securities and Exchange Commission (the "SEC") within 180 days of the date of issuance of the Old Notes and to cause such registration statement to become effective within 270 days of the date of issuance of the Old Notes. We refer to the 2019 Exchange Notes and the 2021 Exchange Notes to be registered under this exchange offer registration statement as "Exchange Notes" and collectively with the Old Notes, we refer to them as the "notes" in this prospectus. You may exchange your Old Notes for the applicable Exchange Notes in this exchange offer. You should read the discussion under the headings "Summary of Exchange Offer," "Exchange Offer" and "Description of Notes" for further information regarding the Exchange Notes.

Securities Offered	$800,000,000 aggregate principal amount of 7.625% Senior Notes due 2019. $1,200,000,000 aggregate principal amount of 7.875% Senior Notes due 2021.
Exchange Offer

We are offering to exchange the 2019 Old Notes for a like principal amount at maturity of the 2019 Exchange Notes. We are also offering to exchange the 2021 Old Notes for a like principal amount at maturity of the 2021 Exchange Notes. Old Notes may be exchanged only in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. The exchange offer is being made pursuant to the Registration Rights Agreement which grants the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes.

Expiration Date; Withdrawal of Tender

The exchange offer will expire at 11:59 p.m., New York City time, on                , 2011, or a later time if we choose to extend this exchange offer in our sole and absolute discretion. You may withdraw your tender of Old Notes at any time prior to 11:59 p.m., New York City time on the expiration date. All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged. Any Old Notes not accepted by us for exchange for any reason will be returned to you at our expense promptly after the expiration or termination of the exchange offer.

Resales

We believe that you can offer for resale, resell and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

• you acquire the Exchange Notes in the ordinary course of business;
• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;
• you are not an affiliate of ours; and
• you are not a broker-dealer.

If any of these conditions is not satisfied and you transfer any Exchange Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability.

Broker-Dealer

Each broker-dealer acquiring Exchange Notes issued for its own account in exchange for Old Notes, which it acquired through market-making activities or other trading activities, must acknowledge that it will deliver a proper prospectus when any Exchange Notes issued in the exchange offer are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the Exchange Notes issued in the exchange offer.

Conditions to the Exchange Offer

Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for, any Old Notes is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "Exchange Offer—Conditions to the Exchange Offer."

Procedures for Tendering Old Notes Held in the Form of Book-Entry Interests

The Old Notes were issued as global securities and were deposited upon issuance with Law Debenture Trust Company of New York, which issued uncertificated depositary interests in those outstanding Old Notes, which represent a 100% interest in those Old Notes, to The Depositary Trust Company ("DTC").

Beneficial interests in the outstanding Old Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Old Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your outstanding Old Notes by instructing your broker or bank where you keep the Old Notes to tender them for you. In some cases you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Old Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under "Exchange Offer." Your outstanding Old Notes must be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Old Notes into the exchange agent's account at DTC, under the procedure described in this prospectus under the heading "Exchange Offer," on or before 11:59 p.m., New York City time, on the expiration date of the exchange offer.

United States Federal Income Tax Considerations	The exchange offer should not result in any income, gain or loss to the holders of Old Notes or to us for United States federal income tax purposes. See "Certain Federal Income Tax Consequences."
Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer.
Exchange Agent	Law Debenture Trust Company of New York is serving as the exchange agent for the exchange offer.
Shelf Registration Statement	In limited circumstances, holders of Old Notes may require us to register their Old Notes under a shelf registration statement.

 CONSEQUENCES OF NOT EXCHANGING OLD NOTES

        If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer currently applicable to the Old Notes. In general, you may offer or sell your Old Notes only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

  •
  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see "Exchange Offer—Consequences of Failure to Exchange" and "Description of Notes—Registration Rights; Special Interest."

SUMMARY OF TERMS OF EXCHANGE NOTES

        The summary below describes the principal terms of the Exchange Notes, the guarantees and the related indentures. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains more detailed descriptions of the terms and conditions of the notes and the related indentures.

Issuer	NRG Energy, Inc.
Securities offered	$800 million in aggregate principal amount of 7.625% Senior Notes due 2019.
$1.2 billion in aggregate principal amount of 7.875% Senior Notes due 2021.
Maturity date	The 2019 Exchange Notes will mature on May 15, 2019.
The 2021 Exchange Notes will mature on May 15, 2021.
Interest rate	The 2019 Exchange Notes will accrue interest at the rate of 7.625% per annum.
The 2021 Exchange Notes will accrue interest at the rate of 7.875% per annum.
Interest payment dates	Interest on the Exchange Notes will be payable on May 15 and November 15 of each year, commencing on November 15, 2011.
Ranking	The Exchange Notes will:
• be senior obligations of NRG and will rank equally in right of payment with all existing and future senior indebtedness of NRG;
• be senior in right of payment with any future subordinated indebtedness of NRG;
• be effectively subordinated to any indebtedness of NRG secured by assets of NRG to the extent of the value of the assets securing such indebtedness;
• be structurally subordinated to all indebtedness and other liabilities of NRG's subsidiaries that do not guarantee the notes; and
• be guaranteed as described under "—Guarantees."
Guarantees
The Exchange Notes will be guaranteed on a joint and several basis by each of our current and future restricted subsidiaries, excluding certain foreign, project and immaterial subsidiaries. Each guarantee will:
• be a senior obligation of that guarantor and rank equally in right of payment with all existing and future senior indebtedness of that guarantor;
• be senior in right of payment to all existing and future subordinated indebtedness of that guarantor; and

• be effectively subordinated to any secured indebtedness of that guarantor to the extent of the value of the assets of the guarantor that secures such indebtedness.

Our operations are largely conducted through our subsidiaries and, therefore, we will depend on the cash flow of our subsidiaries to meet our obligations under the Exchange Notes. Not all of our subsidiaries will guarantee the Exchange Notes.

The Exchange Notes will be structurally subordinated in right of payment to all indebtedness and other liabilities and commitments of our non-guarantor subsidiaries. For the nine months ended September 30, 2011, the guarantors accounted for approximately 97% of our revenues from wholly-owned operations. The guarantors held approximately 83% of our subsidiaries' consolidated assets as of September 30, 2011. As of September 30, 2011, our non-guarantor subsidiaries had approximately $2,368 million in aggregate principal amount of non-current liabilities and outstanding trade payables of approximately $326 million. See "Risk Factors—Risks related to the notes—We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes."
Optional redemption
We may redeem some or all of the 2019 Exchange Notes at any time prior to May 15, 2014 at a price equal to 100% of the principal amount of the 2019 Exchange Notes redeemed plus a "make-whole" premium and accrued and unpaid interest.

Prior to May 15, 2014, we may redeem up to 35% of the 2019 Exchange Notes with the net cash proceeds of certain equity offerings at the redemption price listed in "Description of Notes—Optional redemption—2019 notes" section of this prospectus, plus accrued and unpaid interest; provided at least 65% of the aggregate principal amount of the 2019 Exchange Notes issued in this offering remains outstanding after the redemption.

On or after May 15, 2014, we may redeem some or all of the 2019 Exchange Notes at the redemption prices listed in "Description of Notes—Optional redemption—2019 notes" section of this prospectus, plus accrued and unpaid interest.

We may redeem some or all of the 2021 Exchange Notes at any time prior to May 15, 2016 at a price equal to 100% of the principal amount of the 2021 Exchange Notes redeemed plus a "make-whole" premium and accrued and unpaid interest.

Prior to May 15, 2016, we may redeem up to 35% of the 2021 Exchange Notes with the net cash proceeds of certain equity offerings at the redemption price listed in "Description of Notes—Optional redemption—2021 notes" section of this prospectus, plus accrued and unpaid interest; provided at least 65% of the aggregate principal amount of the 2021 Exchange Notes issued in this offering remains outstanding after the redemption.

On or after May 15, 2016, we may redeem some or all of the 2021 Exchange Notes at the redemption prices listed in "Description of Notes—Optional redemption—2021 notes" section of this prospectus, plus accrued and unpaid interest.
Change of control offer
If a change of control triggering event occurs, subject to certain conditions, we must offer to repurchase the Exchange Notes at a price equal to 101% of the principal amount of the Exchange Notes, plus accrued and unpaid interest to the date of repurchase. See "Description of Notes—Repurchase at the option of holders—Change of control triggering event."
Asset sale offer
If we sell assets under certain circumstances, we must offer to repurchase the Exchange Notes at a repurchase price equal to 100% of the principal amount of the Exchange Notes repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date. See "Description of Notes—Repurchase at the option of holders—Asset sales."
Certain covenants	The indentures governing the Exchange Notes contains covenants limiting, among other things, NRG's ability and the ability of its restricted subsidiaries to:
• incur additional debt or issue some types of preferred shares;
• declare or pay dividends, redeem stock or make other distributions to stockholders;
• create liens;
• make certain restricted investments;
• enter into transactions with affiliates;
• sell or transfer assets; and
• consolidate or merge.
These covenants are subject to a number of important qualifications and limitations. See "Description of Notes—Certain covenants."
Events of default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the Exchange Notes, see "Description of Notes—Events of default and remedies."

No prior market	The Exchange Notes will be new securities for which there is currently no market. We cannot assure you as to the liquidity of markets that may develop for the Exchange Notes, your ability to sell the notes or the price at which you would be able to sell the Exchange Notes. See "Risk Factors—Risks related to the notes—Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active market will develop for the notes."
Listing	We do not intend to list the Exchange Notes on any securities exchange.
Use of proceeds	We will not receive any proceeds from the issuance of the Exchange Notes.
Form and denomination
The Exchange Notes will be delivered in fully-registered form. The Exchange Notes will be represented by one or more global notes, deposited with the trustee as a custodian for DTC and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the global notes will be shown on, and any transfers will be effective only through, records maintained by DTC and its participants. The Exchange Notes will be issued in denominations of $2,000 and integral multiples of $1,000.
Governing law	The Exchange Notes and the indentures governing the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee	Law Debenture Trust Company of New York.

RISK FACTORS

        You should carefully consider the risk factors set forth below and the risk factors incorporated into this prospectus by reference to our 2010 Form 10-K, as well as the other information contained in and incorporated by reference into this prospectus before deciding to invest in the notes. The selected risks described below and the risks that are incorporated into this prospectus by reference to our 2010 Form 10-K are not our only risks. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition or results of operations. Any of the following risks or any of the risks described in our 2010 Form 10-K could materially and adversely affect our business, financial condition, operating results or cash flow. In such a case, the trading price of the notes could decline, or we may not be able to make payments of interest and principal on the notes, and you may lose all or part of your original investment.

Risks Related to the Notes

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could increase the risks associated with our already substantial leverage.

        We may be able to incur substantial additional indebtedness in the future. The terms of the indentures and other indentures relating to outstanding indebtedness restrict our ability to do so, but we retain the ability to incur material amounts of additional indebtedness. If new indebtedness added to our current indebtedness levels, the related risks that we now face could increase. See "Description of Certain Other Indebtedness and Preferred Stock."

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including these notes, and to fund planned capital expenditures depends on our ability to generate cash in the future. This, to a significant extent, is subject to general economic, financial, competitive, legislative, tax, regulatory, environmental and other factors that are beyond our control.

        Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our senior secured credit facility, will be adequate to meet our future liquidity needs for at least the next twelve months.

        We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or at all or that future borrowings will be available to us under our senior secured credit facility in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

In the event of a bankruptcy or insolvency, holders of our secured indebtedness and other secured obligations will have a prior secured claim to any collateral securing such indebtedness or other obligations.

        Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Our senior secured credit facility is secured by first priority liens on substantially all of our assets and the assets of the guarantors. We have granted first and second priority liens on substantially all of our assets to secure our obligations under certain long-term power and gas hedges as well as interest rate hedges. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

Your right to receive payments on these notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

        Some, but not all, of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. In addition, the indentures governing the notes permit us, subject to certain covenant limitations, to provide credit support for the obligations of the non-guarantor subsidiaries and such credit support may be effectively senior to our obligations under the notes. Further, the indentures governing the notes allow us to transfer assets, including certain specified facilities, to the non-guarantor subsidiaries.

We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes.

        Much of our business is conducted through our subsidiaries. Although certain of our subsidiaries will guarantee the notes, some of our subsidiaries will not become guarantors and thus will not be obligated to make funds available to us for payment on the notes. Our ability to make payments on the notes will be dependent on the earnings and the distribution of funds from subsidiaries, some of which are non-guarantors. Our subsidiaries are permitted under the terms of the indentures to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due. Furthermore, certain of our subsidiaries and affiliates are already subject to project financing. Such entities will not guarantee our obligations on the notes. The debt agreements of these subsidiaries and project affiliates generally restrict their ability to pay dividends, make distributions or otherwise transfer funds to us.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.

        Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of a change of control to make the required repurchase of notes and/or that restrictions in our senior secured credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indentures. See "Description of Notes—Repurchase at the Option of Holders."

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims in respect of a guarantee can be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that guarantor pursuant to its guarantee can be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor will be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, are greater than the fair saleable value of all of its assets; or

  •
  if the present fair saleable value of its assets are less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it cannot pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        The notes are a new issue of securities for which there is no established trading market. We do not intend to have the notes listed on a national securities exchange or included in any automated quotation system.

        The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest in securities dealers making a market in the notes and other factors. Therefore, we cannot assure you that an active market for the notes or exchange notes will develop or, if developed, that it will continue. If an active market does not develop or is not maintained, the price and liquidity of the notes will be adversely affected.

        Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes or exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes or exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Risks Related to the Exchange Notes

Holders of Old Notes who fail to exchange their Old Notes in the exchange offer will continue to be subject to restrictions on transfer.

        If you do not exchange your Old Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act. For further information regarding the consequences of tendering your Old Notes in the exchange offer, see the discussion below under the caption "Exchange Offer—Consequences of Failure to Exchange."

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

        Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Old Notes into the exchange agent's account at DTC, as depositary, including an agent's message (as defined herein). We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Exchange Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate. See "Exchange Offer—Procedures for Tendering Old Notes Through Brokers and Banks" and "Exchange Offer—Consequences of Failure to Exchange."

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

FORWARD-LOOKING STATEMENTS

        This prospectus, including the information incorporated into this prospectus by reference, contains "forward-looking statements," which involve risks and uncertainties. All statements, other than statements of historical facts, that are included in or incorporated by reference into this prospectus, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our business and operations (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "projection," "target," "goal," "objective" and "outlook"), are forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under "Risk Factors" contained elsewhere in this prospectus and in the sections captioned "Risk Factors" of our 2010 Form 10-K, which is incorporated into this prospectus by reference, and the following important factors, among others, that could cause our actual results to differ materially from those projected in such forward-looking statements:

  •
  General economic conditions, changes in the wholesale power markets and fluctuations in the cost of fuel;

  •
  Volatile power supply costs and demand for power;

  •
  Hazards customary to the power production industry and power generation operations such as fuel and electricity price volatility, unusual weather conditions, catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

  •
  The effectiveness of our risk management policies and procedures, and the ability of our counterparties to satisfy their financial commitments;

  •
  Counterparties' collateral demands and other factors affecting our liquidity position and financial condition;

  •
  Our ability to operate our businesses efficiently, manage capital expenditures and costs tightly, and generate earnings and cash flows from our asset-based businesses in relation to our debt and other obligations;

  •
  Our ability to enter into contracts to sell power and procure fuel on acceptable terms and prices;

  •
  The liquidity and competitiveness of wholesale markets for energy commodities;

  •
  Government regulation, including compliance with regulatory requirements and changes in market rules, rates, tariffs and environmental laws and increased regulation of carbon dioxide and other greenhouse gas emissions;

  •
  Price mitigation strategies and other market structures employed by independent system operators or regional transmission organizations that result in a failure to adequately compensate our generation units for all of their costs;

  •
  Our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

  •
  Our ability to receive federal loan guarantees or cash grants to support development projects;

  •
  Operating and financial restrictions placed on us and our subsidiaries that are contained in the indentures governing our outstanding notes, in our Senior Credit Facility (as defined herein), and in debt and other agreements of certain of our subsidiaries and project affiliates generally;

  •
  Our ability to implement our RepoweringNRG strategy of developing and building new power generation facilities, including new nuclear, wind and solar projects;

  •
  Our ability to implement our econrg strategy of finding ways to meet the challenges of climate change, clean air and protecting natural resources while taking advantage of business opportunities;

  •
  Our ability to implement our FORNRG strategy of increasing the return on invested capital through operational performance improvements and a range of initiatives at plants and corporate offices to reduce costs or generate revenues;

  •
  Our ability to achieve our strategy of regularly returning capital to shareholders;

  •
  Our ability to maintain retail market share;

  •
  Our ability to successfully evaluate investments in new business and growth initiatives;

  •
  Our ability to successfully integrate and manage acquired businesses; and

  •
  Our ability to develop and maintain successful partnership relationships.

        Any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. You should not unduly rely on such forward-looking statements.

EXCHANGE OFFER

Purpose of the Exchange Offer

        The exchange offer is designed to provide holders of Old Notes with an opportunity to acquire Exchange Notes which, unlike the Old Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

        The Old Notes were originally issued and sold on May 24, 2011, to the initial purchasers, pursuant to the purchase agreement dated May 10, 2011. The Old Notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The concurrent resale of the Old Notes by the initial purchasers to investors was done in reliance upon the exemptions provided by Rule 144A and Regulation S promulgated under the Securities Act. The Old Notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person in a transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available), (v) in accordance with another exemption from the registration requirements of the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act.

        In connection with the original issuance and sale of the Old Notes, we entered into the Registration Rights Agreement, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Old Notes, pursuant to the exchange offer. The Registration Rights Agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for Exchange Notes.

        Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the Exchange Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

        We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

Terms of the Exchange Offer; Period for Tendering Outstanding Old Notes

        Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Old Notes that were acquired pursuant to Rule 144A or Regulation S validly tendered and not withdrawn prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of

Old Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof.

        The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Old Notes except that:

  •
  the Exchange Notes will be registered under the Securities Act and will not have legends restricting their transfer; and

  •
  the Exchange Notes will not contain the registration rights and liquidated damages provisions contained in the outstanding Old Notes.

        The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the indentures governing the Old Notes.

        We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, and the rules and regulations of the SEC.

        We will be deemed to have accepted validly tendered Old Notes when, as and if we have given oral (promptly confirmed in writing) or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

        If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Old Notes will be promptly returned, without expense, to the tendering holder.

        Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "Fees and Expenses" and "Transfer Taxes" below.

        The exchange offer will remain open for at least 20 full business days. The term "expiration date" will mean 11:59 p.m., New York City time, on                                , 2011, unless we extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

        To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

  •
  notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

  •
  mail to the registered holders an announcement of any extension, and issue a notice by press release or other public announcement before such expiration date.

        We reserve the right:

  •
  if any of the conditions below under the heading "Conditions to the Exchange Offer" shall have not been satisfied, to delay accepting any Old Notes in connection with the extension of the exchange offer, to extend the exchange offer, or to terminate the exchange offer, or

  •
  to amend the terms of the exchange offer in any manner, provided however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of Notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

        Any delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice by us to the registered holders.

Deemed Representations

        To participate in the exchange offer, we require that you represent to us, among other things, that:

  •
  you are acquiring Exchange Notes in exchange for your Old Notes in the ordinary course of business;

  •
  you are not engaging in and do not intend to engage in (nor have you entered into any arrangement or understanding with any person to participate in) a distribution of the Exchange Notes within the meaning of the federal securities laws;

  •
  you are not our "affiliate" as defined under Rule 405 of the Securities Act;

  •
  you are not a broker-dealer tendering Old Notes directly acquired from us for your own account;

  •
  if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Old Notes

  •
  the Old Notes to be exchanged for Exchange Notes were acquired by you as a result of market-making or other trading activities;

  •
  you have not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute the Exchange Notes; and

  •
  you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes by so representing and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

  •
  you are not acting on behalf of any person or entity that could not truthfully make those representations.

        BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

        Broker-dealers who cannot make the representations above cannot use this exchange offer prospectus in connection with resales of the Exchange Notes issued in the exchange offer.

Resale of Exchange Notes

        Based on interpretations of the SEC staff set forth in no-action letters issued to unrelated third parties, we believe that Exchange Notes issued in the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Exchange Note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  such holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

  •
  such Exchange Notes are acquired in the ordinary course of the holder's business; and

  •
  the holder does not intend to participate in the distribution of such Exchange Notes.

        Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the Exchange Notes, who is an affiliate of ours or who is a broker or dealer who acquired Old Notes directly from us:

  •
  cannot rely on the position of the staff of the SEC set forth in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in "Exxon Capital Holdings Corporation" or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

        With regard to broker-dealers, only broker-dealers that acquired the Old Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes.

        This prospectus may be used for an offer to resell, for the resale or for other retransfer of Exchange Notes only as specifically set forth in this prospectus.

        Please read the section captioned "Plan of Distribution" for more details regarding these procedures for the transfer of Exchange Notes.

Procedures for Tendering Old Notes Through Brokers and Banks

        Since the Old Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes. Therefore, to tender Old Notes subject to this exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

        YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OLD NOTES TO DETERMINE THE PREFERRED PROCEDURE.

        IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 11:59 PM (NEW YORK CITY TIME) DEADLINE ON                                , 2011.

        You may tender some or all of your Old Notes in this exchange offer. However, your Old Notes may be tendered only in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof.

        When you tender your outstanding Old Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

        The method of delivery of outstanding Old Notes and all other required documents to the exchange agent is at your election and risk.

        We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Old Notes. We reserve the absolute right to:

  •
  reject any and all tenders of any particular Old Note not properly tendered;

  •
  refuse to accept any Old Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

  •
  waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer.

        Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Old Notes as we will reasonably determine. Neither us, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of Old Notes. If we waive any terms or conditions with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

        In order to accept this exchange offer on behalf of a holder of Old Notes you must submit or cause your DTC participant to submit an Agent's Message as described below.

        The exchange agent, on our behalf, will seek to establish an Automated Tender Offer Program ("ATOP") account with respect to the outstanding Old Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC's procedures for such transfers. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an Agent's Message is received by the exchange agent in compliance with ATOP procedures, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below prior to 11:59 p.m., New York City time on to the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a "Book-Entry Confirmation."

        The term "Agent's Message" means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent's Message stating that such participant has received the letter of transmittal and this prospectus and agrees to be bound by the terms of the letter of transmittal and the exchange offer set forth in this prospectus and that we may enforce such agreement against the participant.

        Each Agent's Message must include the following information:

  •
  Name of the beneficial owner tendering such Old Notes;

  •
  Account number of the beneficial owner tendering such Old Notes;

  •
  Principal amount of Old Notes tendered by such beneficial owner; and

  •
  A confirmation that the beneficial holder of the Old Notes tendered has made the representations for our benefit set forth under "Deemed Representations" above.

        BY SENDING AN AGENT'S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

        The delivery of Old Notes through DTC, delivery of a letter of transmittal, and any transmission of an Agent's Message through ATOP, is at the election and risk of the person tendering Old Notes. We will ask the exchange agent to instruct DTC to promptly return those Old Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Old Notes on behalf of holders of the Old Notes.

        THE AGENT'S MESSAGE MUST BE TRANSMITTED TO EXCHANGE AGENT ON OR BEFORE 11:59 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Acceptance of Outstanding Old Notes for Exchange; Delivery of Exchange Notes

        We will accept validly tendered Old Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Old Notes when we have given oral (promptly confirmed in writing) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Old Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

Guaranteed Delivery Procedures

        If you desire to tender Old Notes pursuant to the Exchange Offer and (1) time will not permit your letter of transmittal and all other required documents to reach the exchange agent on or prior to the expiration date, or (2) the procedures for book-entry transfer (including delivery of an agent's message) cannot be completed on or prior to the expiration date, you may nevertheless tender such Old Notes with the effect that such tender will be deemed to have been received on or prior to the expiration date if all the following conditions are satisfied:

  •
  you must effect your tender through an "eligible guarantor institution";

  •
  a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an agent's message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the expiration date as provided below; and

  •
  a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above, together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent's message, are received by the exchange agent within three business days after the date of execution of the notice of guaranteed delivery.

        The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

Withdrawal Rights

        You may withdraw your tender of outstanding notes at any time before 11:59 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, you should contact your bank or broker where your Old Notes are held and have them send a telegram, telex, letter or facsimile transmission notice of withdrawal (or in the case of outstanding senior notes transferred by book-entry transfer, an electronic ATOP transmission notice of withdrawal) so that it is received by the exchange agent before 11:59 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

  •
  specify the name of the person that tendered the Old Notes to be withdrawn;

  •
  identify the Old Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Old Notes; specify the name and number of an account at the DTC to which your withdrawn Old Notes can be credited;

  •
  if applicable, be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender; and

  •
  specify the name in which any such notes are to be registered, if different from that of the registered holder.

        We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Old Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Old Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Old Notes by following one of the procedures described above before the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Old Notes and may terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us, prior to the expiration date:

  •
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

  (1)
  seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction;

  (2)
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes in the exchange offer;

  (3)
  any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

  •
  any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that would, directly or indirectly, result in any of the consequences referred to in clauses (1), (2) or (3) above or would result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the SEC referred to above;

  •
  any of the following has occurred:

  (1)
  any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market;

  (2)
  any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer;

    (3)
    a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit;

    (4)
    a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

  •
  any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Old Notes or the Exchange Notes;

  •
  there shall occur a change in the current interpretation by the Staff of the SEC which permits the Exchange Notes issued pursuant to the exchange offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes;

  •
  any law, statute, rule or regulation shall have been adopted or enacted which would impair our ability to proceed with the exchange offer;

  •
  a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval necessary for the consummation of the exchange offer as contemplated hereby has not been obtained; or

  •
  we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

        If any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any Old Notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

        These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, provided that we will not waive any condition with respect to an individual holder of Old Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.

Exchange Agent

        We have appointed Law Debenture Trust Company of New York as the exchange agent for the exchange offer. You should direct questions, requests for assistance, and requests for additional copies of this prospectus and the letter of transmittal that may accompany this prospectus to the exchange agent addressed as follows:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, EXCHANGE AGENT

By registered or certified mail, overnight delivery:
400 Madison Avenue
New York, NY 10017

For Information or to Confirm Call:
(646) 750-6474

For facsimile transmission (for eligible institutions only):
(212) 750-1361

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

        The principal solicitation is being made through DTC by Law Debenture Trust Company of New York, as exchange agent on our behalf. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable costs and expenses (including reasonable fees, costs and expenses of its counsel) incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent certified public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

        Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates' officers employees and by persons so engaged by the exchange agent.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the existing Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.

Transfer Taxes

        If you tender outstanding Old Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

Consequences of Failure to Exchange

        The Old Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Old Notes may be resold only:

  •
  to us upon redemption thereof or otherwise;

  •
  so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

  •
  outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

  •
  pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

        YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING OLD NOTES.

        If you do not tender your outstanding Old Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreement and described above, and your Old Notes will continue to be subject to the provisions of the respective indenture governing the Old Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Old Notes in the exchange offer, your ability to sell your Old Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered notes will not continue to be entitled to any increase in interest rate that the indentures governing the Old Note provides for if we do not complete the exchange offer.

        Under certain limited circumstances, the Registration Rights Agreement requires that we file a shelf registration statement if:

  •
  we are not permitted by applicable law or SEC policy to file a registration statement covering the exchange offer or to consummate the exchange offer; or

  •
  any holder of the Old Notes notifies the issuer prior to the 20th calendar day following the consummation of the exchange offer that:

  •
  it is prohibited by law or SEC policy from participating in the exchange offer;

  •
  it may not resell the Exchange Notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or

  •
  it is a broker-dealer and owns Old Notes acquired directly from the Issuer or an affiliate of the Issuer.

        We will also register the Exchange Notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register Exchange Notes in any jurisdiction unless a holder requests that we do so.

        Old Notes may be subject to restrictions on transfer until:

  •
  a person other than a broker-dealer has exchanged the Old Notes in the exchange offer;

  •
  a broker-dealer has exchanged the Old Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker, dealer on or before the sale;

  •
  the Old Notes are sold under an effective shelf registration statement that we have filed; or

  •
  the Old Notes are sold to the public under Rule 144 of the Securities Act.

 USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes. The Old Notes properly tendered and exchanged for Exchange Notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for the periods indicated are stated below. For this purpose, "earnings" include pre-tax income (loss) before adjustments for noncontrolling interest in our consolidated subsidiaries and income or loss from equity investees, plus fixed charges and distributed income of equity investees, reduced by interest capitalized. "Fixed charges" include interest, whether expensed or capitalized, amortization of debt expense and the portion of rental expense that is representative of the interest factor in these rentals.

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges	0.93	2.03	3.27	3.65	2.24	2.36

CAPITALIZATION

        The following table sets forth NRG's cash and cash equivalents and capitalization as of September 30, 2011 on an actual historical basis. The table below should be read in conjunction with "Use of Proceeds," the Management's Discussion and Analysis of Financial Condition and Results of Operations contained in our quarterly report on Form 10-Q for the quarter ended September 30, 2011, our 2010 Form 10-K and the consolidated financial statements and the related notes thereto included in or incorporated by reference into this prospectus.

As of September 30, 2011
(in millions of dollars)
Cash and cash equivalents	$1,127
Restricted cash	441

Total cash and cash equivalents	1,568
Long-term debt and capital leases:
Revolving credit facility(1)	—
Term loan facility—due 2018	1,592
Other senior secured indebtedness	242
Non-guarantor debt	1,270
Capital leases	104
7.375% Senior Notes due 2017	1,090
8.500% Senior Notes due 2019	691
8.250% Senior Notes due 2020	1,100
7.625% Senior Notes due 2018	1,200
7.625% Senior Notes due 2019	800
7.875% Senior Notes due 2021	1,200

Total long-term debt and capital leases, including current maturities	9,289
3.625% Convertible preferred stock	248

Stockholders' equity, excluding non-controlling interest	7,770

Total capitalization	$17,307

(1)
As of September 30, 2011, the total borrowing capacity under the revolving credit facility was $2.3 billion, with $1.95 billion in letters of credit outstanding thereunder.

        For more information on the various components of our debt, refer to Note 9, Long-Term Debt, contained in our quarterly report on Form 10-Q for the quarter ended September 30, 2011 and Note 12, Debt and Capital Leases, to our audited consolidated financial statements contained in our 2010 Form 10-K, which are incorporated herein by reference.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS AND PREFERRED STOCK

Senior secured credit facility

        On July 1, 2011, NRG amended and restated its existing senior secured credit facility (the "Senior Credit Facility"), which consists of a senior first priority secured $1,600 million term loan (the "Term Loan Facility") and a $2,300 million senior first priority secured revolving credit facility (the "Revolving Credit Facility"). The Term Loan Facility will mature on July 1, 2018 unless otherwise extended, and the Revolving Credit Facility will mature on July 1, 2016.

        The Senior Credit Facility is guaranteed by substantially all of NRG's existing and future direct and indirect subsidiaries, with certain customary or agreed-upon exceptions for foreign subsidiaries, project subsidiaries, and certain other subsidiaries. The capital stock of substantially all of NRG's subsidiaries, with certain exceptions for unrestricted subsidiaries, foreign subsidiaries, project subsidiaries and voting equity interests in excess of 66% of the total outstanding voting equity interest of certain of NRG's foreign subsidiaries and certain additional exceptions, has been pledged for the benefit of the Senior Credit Facility's lenders.

        The Senior Credit Facility is also secured by first priority perfected security interests in substantially all of the property and assets owned or acquired by NRG and its domestic subsidiaries, other than certain limited exceptions. These exceptions include assets of certain unrestricted subsidiaries and equity interests in certain of NRG's project affiliates that have non-recourse debt financing and a basket of assets up to $750 million at any time outstanding.

        The Senior Credit Facility contains customary covenants, which, among other things, require NRG to meet certain financial tests, consisting of a minimum interest coverage ratio and a maximum leverage ratio on a consolidated basis, and limit NRG's ability to:

  •
  incur indebtedness and liens and enter into sale and lease-back transactions;

  •
  make investments, loans and advances;

  •
  return capital to shareholders;

  •
  repay subordinated indebtedness;

  •
  consummate mergers, consolidations and asset sales; and

  •
  enter into affiliate transactions.

Senior notes

        In addition to the Old Notes, NRG has issued four outstanding series of senior notes under an indenture, dated February 2, 2006 (the "Base Indenture"), between NRG and Law Debenture Trust Company of New York, as trustee, as supplemented by supplemental indentures setting forth the terms of each such series:

  •
  7.375% senior notes, issued November 21, 2006 and due January 15, 2017 (the "2017 Senior Notes");

  •
  8.500% senior notes, issued June 5, 2009 and due June 15, 2019 (the "8.500% 2019 Senior Notes");

  •
  8.250% senior notes, issued August 17, 2010 and due September 1, 2020 (the "2020 Senior Notes");

  •
  7.625% senior notes, issued January 26, 2011 and due January 15, 2018 (the "2018 Senior Notes" and, together with the 2017 Senior Notes, the 8.500% 2019 Senior Notes and the 2020 Senior Notes, the "Senior Notes").

        Supplemental indentures to each series of notes have been issued to add newly formed or acquired subsidiaries as guarantors (together with the base indenture, the "Existing Senior Note Indentures").

        The Existing Senior Note Indentures and the form of notes provide, among other things, that the Senior Notes will be senior unsecured obligations of NRG. The Existing Senior Note Indentures also provide for customary events of default, which include, among others: nonpayment of principal or interest; breach of other agreements in the Existing Senior Note Indentures; defaults in failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against NRG and its subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the Holders of at least 25% in principal amount of the then outstanding series of Senior Notes may declare all of the Senior Notes of such series to be due and payable immediately.

        The terms of the Existing Senior Note Indentures, among other things, limit NRG's ability and certain of its subsidiaries' ability to:

  •
  incur additional debt or issue some types of preferred shares;

  •
  declare or pay dividends, redeem stock or make other distributions to stockholders;

  •
  create liens;

  •
  make certain restricted investments;

  •
  enter into transactions with affiliates;

  •
  sell or transfer assets; and

  •
  consolidate or merge.

        Interest is payable semi-annually on the Senior Notes until their maturity dates.

        Prior to January 15, 2012, NRG may redeem all or a portion of the 2017 Senior Notes at a price equal to 100% of the principal amount of the notes redeemed, plus a premium and any accrued and unpaid interest. The premium is the greater of (i) 1% of the principal amount of the notes redeemed, or (ii) the present value of 103.688% of the notes redeemed, plus interest payments due on the notes redeemed from the date of redemption through January 15, 2012, discounted at a Treasury rate plus 0.50% over the principal amount of the notes redeemed. On or after January 15, 2012, NRG may redeem some or all of the notes at redemption prices set forth in the indenture governing the 2017 Senior Notes, plus accrued and unpaid interest on the notes redeemed to the applicable redemption date.

        Prior to June 15, 2012, NRG may redeem up to 35% of the 8.500% 2019 Senior Notes with net cash proceeds of certain equity offerings at a price of 108.50% of the principal amount of the notes redeemed, provided at least 65% of the aggregate principal amount of the notes issued remain outstanding after the redemption. Prior to June 15, 2014, NRG may redeem all or sa portion of the 8.500% 2019 Senior Notes at a price equal to 100% of the principal amount of the notes redeemed, plus a premium and any accrued and unpaid interest. The premium is the greater of (i) 1% of the principal amount of the notes redeemed, or (ii) the present value of 104.25% of the notes redeemed, plus interest payments due on the notes redeemed from the date of redemption through June 15, 2014, discounted at a Treasury rate plus 0.50% over the principal amount of the notes redeemed. On or after June 15, 2014, NRG may redeem some or all of the notes at redemption prices set forth in the indenture governing the 8.500% 2019 Senior Notes, plus accrued and unpaid interest on the notes redeemed to the applicable redemption date.

        Prior to September 1, 2013, NRG may redeem up to 35% of the 2020 Senior Notes with net cash proceeds of certain equity offerings at a price of 108.25% of the principal amount of the notes redeemed, provided at least 65% of the aggregate principal amount of the notes issued remain outstanding after the redemption. Prior to September 1, 2015, NRG may redeem all or a portion of the 2020 Senior Notes at a price equal to 100% of the principal amount of the notes redeemed, plus a premium and any accrued and unpaid interest. The premium is the greater of (i) 1% of the principal amount of the notes redeemed, or (ii) the present value of 104.125% of the notes redeemed, plus interest payments due on the notes redeemed from the date of redemption through September 1, 2015, discounted at a Treasury rate plus 0.50% over the principal amount of the notes redeemed. On or after September 1, 2015, NRG may redeem some or all of the notes at redemption prices set forth in the indenture governing the 2020 Senior Notes, plus accrued and unpaid interest on the notes redeemed to the applicable redemption date.

        At any time prior to maturity, NRG NRG may redeem all or a portion of the 2018 Senior Notes at a price equal to 100% of the principal amount of the notes redeemed, plus a premium and any accrued and unpaid interest. The premium is the greater of (i) 1% of the principal amount of the notes redeemed, or (ii) the present value of the notes redeemed, plus interest payments due on the notes redeemed from the date of redemption through January 15, 2018, discounted at a Treasury rate plus 0.50% over the principal amount of the notes redeemed.

Preferred stock

        As of September 30, 2011, NRG's outstanding preferred stock consisted of the 3.625% Convertible Perpetual Preferred Stock (the "3.625% Preferred Stock"), which is treated as Redeemable Preferred Stock.

3.625% preferred stock

        On August 11, 2005, NRG issued 250,000 shares of 3.625% Preferred Stock, which is treated as Redeemable Preferred Stock, to the Credit Suisse Group in a private placement. As of September 30, 2011, 250,000 shares of the 3.625% Preferred Stock were issued and outstanding at a liquidation value, net of issuance costs, of $248 million. The 3.625% Preferred Stock has a liquidation preference of $1,000 per share. Holders of the 3.625% Preferred Stock are entitled to receive, out of legally available funds, cash dividends at the rate of 3.625% per annum, or $36.25 per share per year, payable in cash quarterly in arrears commencing on December 15, 2005.

        Each share of the 3.625% Preferred Stock is convertible during the 90-day period beginning August 11, 2015 at the option of NRG or the holder. Holders tendering the 3.625% Preferred Stock for conversion shall be entitled to receive, for each share of 3.625% Preferred Stock converted, $1,000 in cash and a number of shares of NRG common stock equal in value to the product of (a) the greater of (i) the difference between the average closing share price of NRG common stock on each of the 20 consecutive scheduled trading days starting on the date 30 exchange business days immediately prior to the conversion date (the "Market Price"), and $29.54 and (ii) zero, times (b) 50.77. The number of NRG common stock to be delivered under the conversion feature is limited to 16,000,000 shares. If upon conversion, the Market Price is less than $19.69, then the Holder will deliver to NRG cash or a number of shares of NRG common stock equal in value to the product of (i) $19.69 minus the Market Price, times (ii) 50.77. NRG may elect to make a cash payment in lieu of delivering shares of NRG common stock in connection with such conversion, and NRG may elect to receive cash in lieu of shares of common stock, if any, from the Holder in connection with such conversion. The conversion feature is considered an embedded derivative per ASC 815 that is exempt from derivative accounting as it's excluded from the scope pursuant to ASC 815.

        If a fundamental change occurs, the holders will have the right to require NRG to repurchase all or a portion of the 3.625% Preferred Stock for a period of time after the fundamental change at a purchase price equal to 100% of the liquidation preference, plus accumulated and unpaid dividends. The 3.625% Preferred Stock is senior to all classes of common stock and junior to all of NRG's existing and future debt obligations and all of NRG subsidiaries' existing and future liabilities and capital stock held by persons other than NRG or its subsidiaries.

Credit support and collateral arrangement

        In connection with our power generation business, we manage the commodity price risk associated with our supply activities and our electric generation facilities. This includes forward power sales, fuel and energy purchases and emission credits. In order to manage these risks, we enter into financial instruments to hedge the variability in future cash flows from forecasted sales of electricity and purchases of fuel and energy. We utilize a variety of instruments including forward contracts, futures contracts, swaps and options. Certain of these contracts allow counterparties to require us to provide credit support. This credit support consists of letters of credit, cash, guarantees and liens on our assets.

DESCRIPTION OF NOTES

        In this description, "NRG" refers only to NRG Energy, Inc. and not to any of its subsidiaries. NRG issued the Old Notes under two supplemental indentures, which, together with the related base indenture, we refer to as the "indentures." The terms of the 2019 Exchange Notes offered in exchange for the 2019 Old Notes will be substantially identical to the terms of the 2019 Old Notes and the terms of the 2021 Exchange Notes offered in exchange for the 2021 Old Notes will be substantially identical to the terms of the 2021 Old Notes, except that the Exchange Notes are registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the Old Notes (as described under "Exchange Offer—Purpose of the Exchange Offer") will not apply to the Exchange Notes. As a result, we refer to the 2019 Exchange Notes and the 2019 Old Notes collectively as "2019 notes," the 2021 Exchange Notes and the 2021 Old Notes collectively as "2021 notes," and the 2019 notes and the 2021 notes collectively as the "notes" for purposes of the following summary.

        The statements under this caption relating to the indentures and the notes are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the indentures and the notes and those terms made part of the Indenture by the Trust Indenture Act. The definitions of certain capitalized terms used in the following summary are set forth under the caption "—Certain Definitions." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indentures and the registration rights agreement. Copies of the indentures are available upon request from the Company. We urge you to read those documents carefully because they, and not the following description, govern your rights as a holder.

        The terms of the notes include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended.

        The registered holder of a note is treated as the owner of it for all purposes. Only registered holders have rights under the indenture governing such notes.

Brief description of the notes

        The notes:

  •
  will be general unsecured obligations of NRG;

  •
  will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of NRG;

  •
  will be pari passu in right of payment with the Existing Senior Notes;

  •
  will be senior in right of payment to any future subordinated Indebtedness of NRG; and

  •
  will be unconditionally guaranteed on a joint and several basis by the Guarantors.

        However, the notes will be effectively subordinated to all borrowings under the Credit Agreement, which is secured by substantially all of the assets of NRG and the Guarantors, and any other secured Indebtedness (including any Hedging Obligations secured by junior liens on assets of NRG or its Subsidiaries) we have. See "Risk Factors—Risks related to the notes—In the event of a bankruptcy or insolvency, holders of our secured indebtedness and other secured obligations will have a prior secured claim to any collateral securing such indebtedness or other obligations."

The subsidiary guarantees

        The notes will be guaranteed by the Guarantors. Each guarantee of the notes:

  •
  will be a general unsecured obligation of the Guarantor;

  •
  will be pari passu in right of payment with all unsecured senior Indebtedness of that Guarantor; and

  •
  will be senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        However, each Guarantor's guarantee of the notes will be effectively subordinated to such Guarantor's guarantee under the Credit Agreement and any other secured Indebtedness (including any Hedging Obligations secured by junior liens on assets such Guarantor) of such Guarantor, in each case to the extent of the value of the assets of such Guarantor that secure the Credit Agreement or other secured Indebtedness, as the case may be.

        The operations of NRG are largely conducted through its subsidiaries and, therefore, NRG depends on the cash flow of its subsidiaries to meet its obligations, including its obligations under the notes. Not all of NRG's subsidiaries will guarantee the notes. The notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables, lease obligations, indebtedness for borrowed money and hedging obligations) of these non-guarantor subsidiaries. Any right of NRG to receive assets of any of its subsidiaries upon the subsidiary's liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that NRG is itself recognized as a creditor of the subsidiary, in which case its claims would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by NRG. The guarantor subsidiaries accounted for approximately 97% of NRG's revenues from wholly-owned operations for the nine-month period ended September 30, 2011. The guarantor subsidiaries held approximately 83% of NRG's consolidated assets as of September 30, 2011. As of September 30, 2011, NRG's non-guarantor subsidiaries had approximately $1,270 million in aggregate principal amount of external funded indebtedness and outstanding trade payables of approximately $326 million. See "Risk Factors—Risks relating to the notes—Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate, or reorganize." See Note 19, Condensed Consolidating Financial Information, to the condensed consolidated financial statements of NRG for the period ended September 30, 2011 incorporated by reference into this prospectus for more detail about the historical division of NRG Energy, Inc.'s consolidated revenues and assets between the Guarantor and non-Guarantor Subsidiaries.

        Under the circumstances described below under the caption "—Certain covenants—Designation of restricted, unrestricted and excluded project subsidiaries," NRG will be permitted to designate certain of its subsidiaries as "Unrestricted Subsidiaries" or "Excluded Project Subsidiaries." NRG's Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indentures. NRG's Unrestricted Subsidiaries and Excluded Subsidiaries will not guarantee the notes.

Principal, maturity and interest

        NRG will issue up to $800 million in aggregate principal amount of 7.625% Senior Notes due 2019 and up to $1.2 billion in aggregate principal amount of 7.875% Senior Notes due 2021 in this offering. NRG may issue additional notes of the same series under any of the indentures from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the applicable indentures, including the covenant described below under the caption "—Certain covenants—Incurrence of indebtedness and issuance of preferred stock." The notes and any additional notes of the same series subsequently issued under any of the indentures will be treated as a single class for all purposes under that indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. NRG will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2019 notes will mature on May 15, 2019. The 2021 notes will mature on May 15, 2021.

  2019 notes

        Interest on the 2019 notes will accrue at the rate of 7.625% per annum, and will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2011. NRG will make each interest payment to the holders of record on the immediately preceding May 1 and November 1.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        All references to "interest" in this description will be deemed to include all Special Interest payable pursuant to the registration rights agreement, if any.

  2021 notes

        Interest on the 2021 notes will accrue at the rate of 7.875% per annum, and will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2011. NRG will make each interest payment to the holders of record on the immediately preceding May 1 and November 1.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        All references to "interest" in this description will be deemed to include all Special Interest payable pursuant to the registration rights agreement, if any.

Methods of receiving payments on the notes

        If a holder of notes has given wire transfer instructions to NRG, NRG will pay or cause to be paid all principal, interest and premium on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless NRG elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying agent and registrar for the notes

        The trustee will initially act as paying agent and registrar. NRG may change the paying agent or registrar without prior notice to the holders of the notes, and NRG or any of its Subsidiaries may act as paying agent or registrar.

Transfer and exchange

        A holder may transfer or exchange notes in accordance with the provisions of the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. NRG is not required to transfer or exchange any note selected for redemption. Also, NRG is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary guarantees

        NRG's payment obligations under the notes will be guaranteed on an unconditional basis by each of NRG's current and future Restricted Subsidiaries, other than the Excluded Subsidiaries for so long as they constitute Excluded Subsidiaries. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks related to the offering—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than NRG or another Guarantor, unless:

          (1)   immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2)   either:

            (a)   the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the applicable indenture, the registration rights agreement and its Subsidiary Guarantee pursuant to supplemental agreements reasonably satisfactory to the trustee under such indenture;

            (b)   the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the applicable indenture; or

            (c)   immediately after giving effect to that transaction, such Person qualifies as an Excluded Subsidiary.

        The Subsidiary Guarantee of a Guarantor will be released automatically:

          (1)   in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) NRG or a Restricted Subsidiary of NRG, if the sale or other disposition does not violate the "Asset Sale" provisions of the applicable indenture;

          (2)   in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) NRG or a Restricted Subsidiary of NRG, if (a) the sale or other disposition does not violate the "Asset Sale" provisions of the applicable indenture and (b) following such sale or other disposition, that Guarantor is not a direct or indirect Subsidiary of NRG;

          (3)   if NRG designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the applicable indenture;

          (4)   the date that any Subsidiary that is not an Excluded Subsidiary becomes an Excluded Subsidiary;

          (5)   upon defeasance or satisfaction and discharge of the applicable series of notes as provided below under the captions "—Legal defeasance and covenant defeasance" and "—Satisfaction and discharge";

          (6)   upon a dissolution of a Guarantor that is permitted under the applicable indenture; or

          (7)   otherwise with respect to the Guarantee of any Guarantor, upon:

            (a)   the prior consent of holders of at least a majority in aggregate principal amount of such series notes then outstanding;

            (b)   the consent of requisite lenders under the Credit Agreement (as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time) to the release of such Guarantor's Guarantee of all Obligations under the Credit Agreement; or

            (c)   the contemporaneous release of such Guarantor's Guarantee of all Obligations under the Credit Agreement (as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time).

        See "—Repurchase at the option of holders—Asset sales."

Optional redemption

  2019 Notes

        At any time prior to May 15, 2014, NRG may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2019 notes, upon not less than 30 nor more than 60 days notice, at a redemption price of 107.625% of the principal amount, plus accrued and unpaid interest to the redemption date, with the proceeds of one or more Equity Offerings; provided that:

          (1)   at least 65% of the aggregate principal amount of 2019 notes issued in this offering (excluding notes held by NRG and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to May 15, 2014, NRG may on any one or more occasions redeem all or a part of the 2019 notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the preceding two paragraphs, the 2019 notes will not be redeemable at NRG's option prior to May 15, 2014. NRG is not prohibited, however, from acquiring the 2019 notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise, assuming such action does not otherwise violate the applicable indenture.

        On or after May 15, 2014, NRG may on any one or more occasions redeem all or a part of the 2019 notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on May 15 of the years indicated below, subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	103.813%
2015	101.906%
2016 and thereafter	100.000%

  2021 Notes

        At any time prior to May 15, 2016, NRG may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2021 notes, upon not less than 30 nor more than 60 days notice, at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest to the redemption date, with the proceeds of one or more Equity Offerings; provided that:

          (1)   at least 65% of the aggregate principal amount of 2021 notes issued in this offering (excluding notes held by NRG and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to May 15, 2016, NRG may on any one or more occasions redeem all or a part of the 2021 notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the preceding two paragraphs, the 2021 notes will not be redeemable at NRG's option prior to May 15, 2016. NRG is not prohibited, however, from acquiring the 2021 notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise, assuming such action does not otherwise violate the applicable indenture.

        On or after May 15, 2016, NRG may on any one or more occasions redeem all or a part of the 2021 notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on May 15 of the years indicated below, subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	103.938%
2017	102.625%
2018	101.313%
2019 and thereafter	100.000%

Mandatory redemption

        NRG is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the option of holders

Change of control triggering event

        If a Change of Control Triggering Event occurs, each holder of notes will have the right to require NRG to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the applicable indenture. In the Change of Control Offer, NRG will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest on the notes to the date of purchase, subject to the rights of noteholders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, NRG will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment

Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the applicable indenture and described in such notice. NRG will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the applicable indenture, NRG will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the applicable indenture by virtue of such compliance.

        On the Change of Control Payment Date, NRG will, to the extent lawful:

          (1)   accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by NRG.

        The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for the notes, and the applicable trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. NRG will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require NRG to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of the applicable indenture are applicable.

        Except as described above with respect to a Change of Control Triggering Event, the indentures do not contain provisions that permit the holders of the notes to require that NRG repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        NRG will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the applicable indenture applicable to a Change of Control Offer made by NRG and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the applicable indenture as described above under the caption "—Optional redemption," unless and until there is a default in payment of the applicable redemption price. A Change in Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of NRG and its Subsidiaries taken as a whole. There is a limited body of case law interpreting the phrase "substantially all," and there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require NRG to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of NRG and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset sales

        NRG will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   NRG (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2)   at least 75% of the consideration received in the Asset Sale by NRG or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

            (a)   any liabilities, as shown on NRG's most recent consolidated balance sheet, of NRG or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases NRG or such Restricted Subsidiary from further liability;

            (b)   any securities, notes or other obligations received by NRG or any such Restricted Subsidiary from such transferee that are converted by NRG or such Restricted Subsidiary into cash within 180 days of the receipt of such securities, notes or other obligations, to the extent of the cash received in that conversion;

            (c)   any stock or assets of the kind referred to in clauses (4) or (6) of the next paragraph of this covenant; and

            (d)   any Designated Noncash Consideration received by NRG or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to Section 4.10(a)(2)(D) of the Existing Indenture since the Original Issue Date that is at the time outstanding, not to exceed the greater of (x) $500.0 million or (y) 2.5% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than Excluded Proceeds, NRG (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds or, at its option, enter into a binding commitment to apply such Net Proceeds within the 365-day period following the date of such commitment (an "Acceptable Commitment"):

          (1)   to repay Indebtedness and other Obligations under a Credit Facility and, if such Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2)   in the case of a sale of assets pledged to secure Indebtedness (including Capital Lease Obligations), to repay the Indebtedness secured by those assets;

          (3)   in the case of an Asset Sale by a Restricted Subsidiary that is not a Guarantor, to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to NRG or another Restricted Subsidiary of NRG);

          (4)   to acquire all or substantially all of the assets of, or any Capital Stock of, another Person engaged primarily in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of NRG and a Guarantor;

          (5)   to make a capital expenditure;

          (6)   to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

          (7)   any combination of the foregoing.

        Pending the final application of any such Net Proceeds and notwithstanding clause (1) above, NRG may temporarily reduce revolving credit borrowings or otherwise use the Net Proceeds in any manner that is not prohibited by the applicable indenture.

        Notwithstanding the preceding paragraph, in the event that regulatory approval is necessary for an asset or investment, or construction, repair or restoration of any asset or investment has commenced, then NRG or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

        Any Acceptable Commitment that is later canceled or terminated for any reason before such Net Proceeds are so applied shall be treated as a permitted application of the Net Proceeds if NRG or such Restricted Subsidiary enters into another Acceptable Commitment within the later of (a) nine months of such cancellation or termination or (b) the end of the initial 365-day period.

        Any Net Proceeds from Asset Sales (other than Excluded Proceeds) that are not applied or invested as provided above will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $100.0 million, or at such earlier date as may be selected by NRG, NRG will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness (including Indebtedness evidenced by the Existing Senior Notes) that is pari passu with the notes containing provisions similar to those set forth in the applicable indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, NRG may use those Excess Proceeds for any purpose not otherwise prohibited by the applicable indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        NRG will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the applicable indenture, NRG will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the applicable indenture by virtue of such compliance.

        The agreements governing NRG's other Indebtedness, including the Credit Agreement, contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require NRG to repurchase the notes upon a Change of Control Triggering Event or an Asset Sale could cause a default under these other agreements, even if the Change of Control Triggering Event or Asset Sale itself does not, due to the financial effect of such repurchases on NRG. In the event a Change of Control Triggering Event or Asset Sale occurs at a time when NRG is prohibited from purchasing notes, NRG could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If NRG does not obtain a consent or repay those borrowings, NRG will remain prohibited from purchasing notes. In that case, NRG's failure to purchase tendered notes would constitute an Event of Default under the indentures which could, in turn, constitute a default under the other indebtedness. Finally, NRG's ability to pay cash to the holders of notes upon a repurchase may be limited by NRG's then existing financial resources. See "Risk Factors—Risks related to the notes—We may not have the ability to raise the funds necessary to finance the change of control offer required by the applicable indenture governing the notes."

Selection and notice

        If less than all of the notes are to be redeemed at any time, the trustee for the notes will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the applicable indenture. Any redemption notice may, in NRG's discretion, be subject to the satisfaction of one or more conditions precedent.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain covenants

Changes in covenants when notes rated investment grade

        If on any date following the Issue Date:

          (1)   the rating assigned to the notes by each of S&P and Moody's is an Investment Grade Rating; and

          (2)   no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of the following two paragraphs, the covenants in the applicable indenture specifically listed under the following captions will be suspended as to the notes issued under such indenture:

            (a)   "—Repurchase at the option of holders—Asset sales;"

            (b)   "—Certain covenants—Restricted payments;"

            (c)   "—Certain covenants—Incurrence of indebtedness and issuance of preferred stock;"

            (d)   "—Certain covenants—Dividend and other payment restrictions affecting subsidiaries;"

            (e)   "—Certain covenants—Designation of restricted, unrestricted and excluded project subsidiaries;"

            (f)    "—Certain covenants—Transactions with affiliates;" and

            (g)   clause (4) of the covenant described below under the caption "—Certain covenants—Merger, consolidation or sale of assets."

        Clauses (a) through (g) above are collectively referred to as the "Suspended Covenants."

        During any period that the foregoing covenants have been suspended, NRG may not designate any of its Subsidiaries as Unrestricted Subsidiaries or Excluded Project Subsidiaries pursuant to the covenant described below under the caption "—Designation of restricted, unrestricted and excluded project subsidiaries," the second paragraph of the definition of "Unrestricted Subsidiary," or the definition of "Excluded Project Subsidiary," unless it could do so if the foregoing covenants were in effect.

        If at any time such notes are downgraded from an Investment Grade Rating by either S&P or Moody's, the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of the applicable indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of such indenture), unless and until such notes subsequently attain an Investment Grade Rating from each of S&P and Moody's (in which event the Suspended Covenants will again be suspended for such time that the notes maintain an Investment Grade Rating from each of S&P and Moody's); provided, however, that no Default, Event of Default or breach of any kind will be deemed to exist under the applicable indenture, such notes or the related Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of NRG or any of its Subsidiaries will bear any liability under the applicable indenture, such notes or the related Subsidiary Guarantees with respect to the Suspended Covenants for, any actions taken or events occurring after such notes attain an Investment Grade Rating from each of S&P and Moody's and before any reinstatement of the Suspended Covenants as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to the reinstatement, regardless of whether those actions or events would have been permitted if the applicable Suspended Covenant had remained in effect during such period.

Restricted payments

        NRG will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of NRG's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving NRG or any of its Restricted Subsidiaries) or to the direct or indirect holders of NRG's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of NRG or to NRG or a Restricted Subsidiary of NRG);

          (2)   purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving NRG) any Equity Interests of NRG or any direct or indirect parent of NRG (other than any such Equity Interests owned by NRG or any Restricted Subsidiary of NRG);

          (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of NRG or any Guarantor that is contractually subordinated to the notes or any Subsidiary Guarantee of the notes (excluding any intercompany Indebtedness between or among NRG and any of its Restricted Subsidiaries), except (a) a payment of interest or principal at the Stated Maturity thereof or (b) a payment, purchase, redemption, defeasance, acquisition or retirement of any subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement; or

          (4)   make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (1)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

            (2)   on a pro forma basis after giving effect to such Restricted Payment and any transaction related thereto, the Debt to Cash Flow Ratio would not have exceeded 5.75 to 1.0; and

            (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by NRG and its Restricted Subsidiaries since the Original Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (10) and (11) of the next succeeding paragraph), is less than the sum, without duplication, of:

              (a)   Consolidated Cash Flow of NRG, minus 140% of Consolidated Interest Expense of NRG, in each case for the period (taken as one accounting period) from March 31, 2009 to the end of NRG's most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment, plus

              (b)   100% of the fair market value of any property or assets and the aggregate net cash proceeds in each case received by NRG or any of its Restricted Subsidiaries since the Original Issue Date in exchange for Qualifying Equity Interests or from the issue or sale of Qualifying Equity Interests (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of NRG that have been converted into or exchanged for such Qualifying Equity Interests (other than Qualifying Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of NRG), plus

              (c)   to the extent that any Restricted Investment that was made after February 2, 2006 is sold for cash or otherwise liquidated or repaid for cash after the Original Issue Date, the cash return with respect to such Restricted Investment (less the cost of disposition, if any) to the extent not already included in the Consolidated Cash Flow of NRG since the Original Issue Date, plus

              (d)   100% of any cash received by NRG or a Restricted Subsidiary of NRG after the Original Issue Date from an Unrestricted Subsidiary of NRG, to the extent that such cash was not otherwise included in Consolidated Cash Flow of NRG for such period, plus

              (e)   to the extent that any Unrestricted Subsidiary of NRG is redesignated as a Restricted Subsidiary after the Original Issue Date, the fair market value of NRG's Investment in such Subsidiary as of the date of such redesignation.

        The preceding provisions will not prohibit:

          (1)   the payment of any dividend within 90 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the applicable indenture;

          (2)   so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the aggregate proceeds of the substantially concurrent sale (other than to a Subsidiary of NRG) of, Equity Interests of NRG (other than Disqualified Stock) or from the contribution of equity capital (unless such contribution would constitute Disqualified Stock) to NRG; provided that the amount of any such proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

          (3)   so long as no Default has occurred and is continuing or would be caused thereby, the defeasance, redemption, repurchase or other acquisition of Indebtedness of NRG or any Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee with the proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

          (4)   the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of NRG to the holders of its Equity Interests on a pro rata basis;

          (5)   so long as no Default has occurred and is continuing or would be caused thereby, (a) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of NRG or any Restricted Subsidiary of NRG held by any current or former officer, director or employee of NRG or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, severance agreement, shareholders' agreement or similar agreement or employee benefit plan or (b) the cancellation of Indebtedness owing to NRG or any of its Restricted Subsidiaries from any current or former officer, director or employee of NRG or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of NRG or any of its Restricted Subsidiaries; provided that the aggregate price paid for the actions in clause (a) may not exceed $10.0 million in any twelve-month period (with unused amounts in any period being carried over to succeeding periods) and may not exceed $50.0 million in the aggregate since the Issue Date; provided, further that (i) such amount in any calendar year may be increased by the cash proceeds of "key man" life insurance policies received by NRG and its Restricted Subsidiaries after the Issue Date less any amount previously applied to the making of Restricted Payments pursuant to this clause (5) since the Issue Date and (ii) cancellation of the Indebtedness owing to NRG from employees, officers, directors and consultants of NRG or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of NRG from such Persons shall be permitted under this clause (5) as if it were a repurchase, redemption, acquisition or retirement for value subject hereto;

          (6)   the repurchase of Equity Interests in connection with the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options and the repurchases of Equity Interests in connection with the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

          (7)   so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of (a) preferred stock outstanding on the Issue Date, (b) Disqualified Stock of NRG or any Restricted Subsidiary of NRG issued on or after the Issue Date in accordance with the terms of the indenture and the Existing Senior Notes or (c) preferred stock issued on or after the Issue Date in accordance with the terms of the applicable indenture and the Existing Senior Notes or, in the event that any of the instruments described in (a) through (c) above have been converted into or exchanged for Qualifying Equity Interests, other Restricted Payments in an amount no greater than and with timing of such payments not earlier than the dividends that would have otherwise been payable on such instruments;

          (8)   payments to holders of NRG's Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

          (9)   the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Capital Stock of NRG pursuant to any shareholders' rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by a senior financial officer of NRG);

          (10) so long as no Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control Triggering Event or Asset Sale and after the completion of the offer to repurchase the notes as described above under the caption "—Repurchase at the option of holders—Change of control triggering event" or "—Repurchase at the option of holders—Asset sales," as applicable (including the purchase of all notes tendered), any purchase, defeasance, retirement, redemption or other acquisition of Indebtedness that is contractually subordinated to the notes or any subsidiary guarantee required under the terms of such Indebtedness, or any Disqualified Stock, with, in the case of an Asset Sale, Net Proceeds, as a result of such Change of Control Triggering Event or Asset Sale; and

          (11) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments since the Issue Date in an aggregate amount not to exceed the amount available as of the Issue Date for Restricted Payments under Section 4.07(b)(12) of the Existing Indenture.

        As of the Issue Date, approximately $2,048 million would have been available for Restricted Payments pursuant to clause (3) of the second paragraph above and the amount available for Restricted Payments under clause (11) above was $156 million.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by NRG or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by a senior financial officer of NRG whose certification with respect thereto will be delivered to the trustee.

Incurrence of indebtedness and issuance of preferred stock

        NRG will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and NRG will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that NRG may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for NRG's most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness (including Acquired Debt) had been incurred or Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1)   the incurrence by NRG and PMI (and the guarantee thereof by the Guarantors) of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of NRG and its Restricted Subsidiaries thereunder) not to exceed $6.0 billion less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made by NRG or any of its Restricted Subsidiaries since the Issue Date with the Net Proceeds of Asset Sales (other than Excluded Proceeds) and less, without duplication, the aggregate amount of all repayments or commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by NRG or any of its Restricted Subsidiaries since the Issue Date as a result of the application of the Net Proceeds of Asset Sales (other than Excluded Proceeds), in each case in accordance with the covenant described above under the caption "—Repurchase at the option of holders—Asset sales" (excluding temporary reductions in revolving credit borrowings as contemplated by that covenant);

          (2)   the incurrence by NRG and its Restricted Subsidiaries of the Existing Indebtedness;

          (3)   the incurrence by NRG and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the Issue Date and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

          (4)   the incurrence by NRG or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement or lease of property (real or personal), plant or equipment used or useful in the business of NRG or any of its Restricted Subsidiaries or incurred within 180 days thereafter, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed at any time outstanding 5.0% of Total Assets;

          (5)   the incurrence by NRG or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by the applicable indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (15), (16), (17), (18), (19) and (21) of this paragraph;

          (6)   the incurrence by NRG or any of its Restricted Subsidiaries of intercompany Indebtedness between or among NRG and any of its Restricted Subsidiaries; provided, however, that:

            (a)   if NRG or any Guarantor is the obligor on such Indebtedness and the payee is not NRG or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of NRG, or the Subsidiary Guarantee, in the case of a Guarantor; and

            (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than NRG or a Restricted Subsidiary of NRG and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either NRG or a Restricted Subsidiary of NRG, will be deemed, in each case, to constitute an incurrence of such Indebtedness by NRG or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7)   the issuance by any of NRG's Restricted Subsidiaries to NRG or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

            (a)   any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than NRG or a Restricted Subsidiary of NRG; and

            (b)   any sale or other transfer of any such preferred stock to a Person that is not either NRG or a Restricted Subsidiary of NRG, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

          (8)   the incurrence by NRG or any of its Restricted Subsidiaries of Hedging Obligations;

          (9)   the guarantee by (i) NRG or any of the Guarantors of Indebtedness of NRG or a Guarantor that was permitted to be incurred by another provision of this covenant; (ii) any of the Excluded Project Subsidiaries of Indebtedness of any other Excluded Project Subsidiary; and (iii) any of the Excluded Foreign Subsidiaries of Indebtedness of any other Excluded Foreign Subsidiary; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

          (10) the incurrence by NRG or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within five business days;

          (11) the incurrence by NRG or any of its Restricted Subsidiaries of Indebtedness in respect of (i) workers' compensation claims, self-insurance obligations, bankers' acceptance and (ii) performance and surety bonds provided by NRG or a Restricted Subsidiary in the ordinary course of business;

          (12) the incurrence of Non-Recourse Debt by any Excluded Project Subsidiary,

          (13) the incurrence of Indebtedness that may be deemed to arise as a result of agreements of NRG or any Restricted Subsidiary of NRG providing for indemnification, adjustment of purchase price or any similar obligations, in each case, incurred in connection with the disposition of any business, assets or Equity Interests of any Subsidiary; provided that the aggregate maximum liability associated with such provisions may not exceed the gross proceeds (including non-cash proceeds) of such disposition;

          (14) the incurrence by NRG or any Restricted Subsidiary of NRG of Indebtedness represented by letters of credit, guarantees or other similar instruments supporting Hedging Obligations of NRG or any of its Restricted Subsidiaries (other than Excluded Subsidiaries) permitted to be incurred by the applicable indenture;

          (15) Indebtedness, Disqualified Stock or preferred stock of Persons or assets that are acquired by NRG or any Restricted Subsidiary of NRG or merged into NRG or a Restricted Subsidiary of NRG in accordance with the terms of the applicable indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger, either:

            (a)   NRG would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

            (b)   the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition or merger;

          (16) Environmental CapEx Debt; provided, that prior to the incurrence of any Environmental CapEx Debt, NRG shall deliver to the trustee an officers' certificate designating such Indebtedness as Environmental CapEx Debt;

          (17) Indebtedness incurred to finance Necessary Capital Expenditures; provided, that prior to the incurrence of any Indebtedness to finance Necessary Capital Expenditures, NRG shall deliver to the trustee an officers' certificate designating such Indebtedness as Necessary CapEx Debt;

          (18) Indebtedness of NRG or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

          (19) the incurrence by NRG or any of its Restricted Subsidiaries of Contribution Indebtedness;

          (20) the incurrence by NRG and/or any of its Restricted Subsidiaries of Indebtedness that constitutes a Permitted Tax Lease; and

          (21) the incurrence by NRG and/or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (21), not to exceed $1.0 billion.

        For purposes of determining compliance with this "Incurrence of indebtedness and issuance of preferred stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, NRG will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of NRG as accrued.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.

        The amount of any Indebtedness outstanding as of any date will be:

          (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

            (a)   the fair market value of such asset at the date of determination, and

            (b)   the amount of the Indebtedness of the other Person;

  provided that any changes in any of the above shall not give rise to a default under this covenant.

Antilayering

        NRG will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of NRG or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of NRG solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

Liens

        NRG will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or Attributable Debt upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the applicable indenture and the notes issued thereunder are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Sale and leaseback transactions

        NRG will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (other than a Permitted Tax Lease, which shall not be restricted by this covenant); provided that NRG or any Guarantor may enter into a sale and leaseback transaction if:

          (1)   NRG or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption "—Incurrence of indebtedness and issuance of preferred stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens";

          (2)   the gross proceeds of that sale and leaseback transaction are at least equal to the fair market value of the property that is subject of that sale and leaseback transaction, as determined in good faith by a senior financial officer of NRG; and

          (3)   such sale and leaseback transaction constitutes an Asset Sale, the transfer of assets in that sale and leaseback transaction is permitted by, and NRG applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the option of holders—Asset sales."

Dividend and other payment restrictions affecting subsidiaries

        NRG will not, and will not permit any of its Restricted Subsidiaries (other than Excluded Subsidiaries) to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiaries (other than Excluded Subsidiaries) to:

          (1)   pay dividends or make any other distributions on its Capital Stock to NRG or any of its Restricted Subsidiaries (other than Excluded Subsidiaries), or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to NRG or any of its Restricted Subsidiaries (other than Excluded Subsidiaries);

          (2)   make loans or advances to NRG or any of its Restricted Subsidiaries (other than Excluded Subsidiaries); or

          (3)   transfer any of its properties or assets to NRG or any of its Restricted Subsidiaries (other than Excluded Subsidiaries).

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   the Credit Agreement and other agreements governing Existing Indebtedness, on the Issue Date;

          (2)   the indentures, the notes and the Subsidiary Guarantees (including the Exchange Notes and related Subsidiary Guarantees);

          (3)   applicable law, rule, regulation or order;

          (4)   customary non-assignment provisions in contracts, agreements, leases, permits and licenses;

          (5)   purchase money obligations for property acquired and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

          (6)   any agreement for the sale or other disposition of the stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

          (7)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (8)   Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" and associated agreements that limit the right of the debtor to dispose of the assets subject to such Liens;

          (9)   provisions limiting the disposition or distribution of assets or property in joint venture, partnership, membership, stockholder and limited liability company agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, including owners', participation or similar agreements governing projects owned through an undivided interest, which limitation is applicable only to the assets that are the subject of such agreements;

          (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in connection with a Permitted Business;

          (11) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which NRG or any Restricted Subsidiary of NRG is a party entered into in connection with a Permitted Business; provided that such agreement prohibits the encumbrance of solely the property or assets of NRG or such Restricted Subsidiary that are the subject of that agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of NRG or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

          (12) any instrument governing Indebtedness or Capital Stock of a Person acquired by NRG or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

  provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the applicable indenture to be incurred;

          (13) Indebtedness of a Restricted Subsidiary of NRG existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by NRG;

          (14) with respect to clause (3) of the first paragraph of this covenant only, restrictions encumbering property at the time such property was acquired by NRG or any of its Restricted Subsidiaries, so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

          (15) provisions limiting the disposition or distribution of assets or property in agreements governing Non-Recourse Debt, which limitation is applicable only to the assets that are the subject of such agreements; and

          (16) any encumbrance or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph of this covenant imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of a senior financial officer of NRG, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewals, increase, supplement, refunding, replacement or refinancing.

Merger, consolidation or sale of assets

        NRG may not, directly or indirectly:    (1) consolidate or merge with or into another Person (whether or not NRG is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of NRG and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1)   either: (a) NRG is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than NRG) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of such notes pursuant to supplemental indentures duly executed by the applicable trustee;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than NRG) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of NRG under the notes, the registration rights agreement and the indenture governing such notes pursuant to supplemental indentures or other documents and agreements reasonably satisfactory to the trustee;

          (3)   immediately after such transaction, no Default or Event of Default exists; and

          (4)   (i) NRG or the Person formed by or surviving any such consolidation or merger (if other than NRG), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of indebtedness and issuance of preferred stock" or (ii) the Fixed Charge Coverage Ratio of NRG or the Person formed by or surviving any such consolidation or merger (if other than NRG) is greater after giving pro forma effect to such consolidation or merger and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period than NRG's actual Fixed Charge Coverage Ratio for the period.

        In addition, NRG may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        This "Merger, consolidation or sale of assets" covenant will not apply to:

          (1)   a merger of NRG with an Affiliate solely for the purpose of reincorporating NRG in another jurisdiction or forming a direct holding company of NRG; and

          (2)   any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among NRG and its Restricted Subsidiaries, including by way of merger or consolidation.

Transactions with affiliates

        NRG will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of NRG (each, an "Affiliate Transaction") involving aggregate payments in excess of $10.0 million, unless:

          (1)   the Affiliate Transaction is on terms that are no less favorable to NRG (as reasonably determined by NRG) or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by NRG or such Restricted Subsidiary with an unrelated Person; and

          (2)   NRG delivers to the trustee:

            (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $150.0 million, an opinion as to the fairness to NRG or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   any employment agreement or director's engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by NRG or any of its Restricted Subsidiaries or approved by a Responsible Officer of NRG in good faith;

          (2)   transactions between or among NRG and/or its Restricted Subsidiaries;

          (3)   transactions with a Person (other than an Unrestricted Subsidiary of NRG) that is an Affiliate of NRG solely because NRG owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (4)   payment of directors' fees;

          (5)   any issuance of Equity Interests (other than Disqualified Stock) of NRG or its Restricted Subsidiaries;

          (6)   Restricted Payments that do not violate the provisions of the applicable indenture described above under the caption "—Restricted payments";

          (7)   any agreement in effect as of the Issue Date or any amendment thereto or replacement thereof and any transaction contemplated thereby or permitted thereunder, so long as any such amendment or replacement agreement taken as a whole is not more disadvantageous to the holders of the notes than the original agreement as in effect on the Issue Date;

          (8)   payments or advances to employees or consultants that are incurred in the ordinary course of business or that are approved by a Responsible Officer of NRG in good faith;

          (9)   the existence of, or the performance by NRG or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by NRG or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise more disadvantageous to the holders of the notes in any material respect;

          (10) transactions permitted by, and complying with, the provisions of the covenant described under "—Merger, consolidation or sale of assets";

          (11) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in compliance with the terms of the applicable indenture that are fair to NRG and its Restricted Subsidiaries, in the reasonable determination of a senior financial officer of NRG, or are on terms not materially less favorable taken as a whole as might reasonably have been obtained at such time from an unaffiliated party;

          (12) any repurchase, redemption or other retirement of Capital Stock of NRG held by employees of NRG or any of its Subsidiaries;

          (13) loans or advances to employees or consultants;

          (14) any Permitted Investment in another Person involved in a Permitted Business;

          (15) transactions in which NRG or any Restricted Subsidiary of NRG, as the case may be, delivers to the trustee a letter from an Independent Financial Advisor stating that such transaction is fair to NRG or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

          (16) the issuance of any letters of credit to support obligations of any Excluded Subsidiary;

          (17) transactions between or among Excluded Subsidiaries, and any Guarantee, guarantee and/or other credit support provided by NRG and/or any Restricted Subsidiary in respect of any Subsidiary or any Minority Investment so long as all holders of Equity Interests in such Subsidiary or Minority Investment (including NRG or any Restricted Subsidiary, as applicable) shall participate directly or indirectly in such applicable Guarantee, guarantee and/or other credit support or shall provide a commitment in respect of any related obligation, in each case, on a pro rata basis relative to their Equity Interests in such Minority Investment; provided that any such transaction shall be fair and reasonable and beneficial to NRG and its Restricted Subsidiaries (taken as a whole) and consistent with Prudent Industry Practice;

          (18) transactions relating to management, marketing, administrative or technical services between NRG and its Restricted Subsidiaries, or between Restricted Subsidiaries;

          (19) any tax sharing agreement between or among NRG and its Subsidiaries so long as such tax sharing agreement is on fair and reasonable terms with respect to each participant therein; and

          (20) any agreement to do any of the foregoing.

Additional subsidiary guarantees

        If,

  •
  NRG or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than an Excluded Subsidiary or a Domestic Subsidiary that does not Guarantee any other Indebtedness of NRG) after the Issue Date,

  •
  any Excluded Subsidiary that is a Domestic Subsidiary ceases to be an Excluded Subsidiary after the Issue Date, or

  •
  any Domestic Subsidiary that does not Guarantee any other Indebtedness of NRG subsequently Guarantees other Indebtedness of NRG,

then such newly acquired or created Domestic Subsidiary, former Excluded Subsidiary, or Domestic Subsidiary that subsequently Guarantees other Indebtedness of NRG, as the case may be, will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 business days of the date on which it was acquired or created or ceased to be an Excluded Subsidiary or Guaranteed other Indebtedness of NRG, as the case may be.

Designation of restricted, unrestricted and excluded project subsidiaries

        NRG may designate, by a certificate executed by a Responsible Officer of NRG, any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by NRG and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted payments" or under one or more clauses of the definition of Permitted Investments, as determined by NRG. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. A Responsible Officer of NRG may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        NRG may designate, by a certificate executed by a Responsible Officer of NRG, any Restricted Subsidiary to be an Excluded Project Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary that is not an Excluded Project Subsidiary is designated as an Excluded Project Subsidiary, the aggregate fair market value of all outstanding Investments owned by NRG and its Restricted Subsidiaries in the Subsidiary designated as an Excluded Project Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted payments" or under one or more clauses of the definition of Permitted Investments, as determined by NRG. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Excluded Project Subsidiary. A Responsible Officer of NRG may redesignate any Excluded Project Subsidiary to be a Restricted Subsidiary that is not an Excluded Project Subsidiary if that redesignation would not cause a Default.

Payments for consent

        NRG will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the applicable series of indenture governing such notes, such notes or any Subsidiary Guarantee unless such consideration is offered to be paid and is paid to all holders of notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the applicable indenture, such notes or any Subsidiary Guarantee in connection with an exchange offer, NRG and any of its Restricted Subsidiaries may exclude (i) holders or beneficial owners of the notes that are not institutional "accredited investors" as defined in subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and (ii) holders or beneficial owners of the notes in any jurisdiction (other than the United States) where the inclusion of such holders or beneficial owners would require NRG or any such Restricted Subsidiary to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by NRG in its sole discretion.

Reports

        Whether or not required by the Commission's rules and regulations, so long as any notes are outstanding, NRG will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods (including any extensions thereof) specified in the Commission's rules and regulations:

          (1)   all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if NRG were required to file such reports; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if NRG were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on NRG's consolidated financial statements by NRG's independent registered public accounting firm. In addition, NRG will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing). To the extent such filings are made, the reports will be deemed to be furnished to the trustee and holders of notes.

        If NRG is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, NRG will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. NRG agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept NRG's filings for any reason, NRG will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if NRG were required to file those reports with the Commission.

        In addition, NRG and the Guarantors agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of default and remedies

        Each of the following is an Event of Default with respect to each series of notes:

          (1)   default for 30 days in the payment when due of interest on such notes;

          (2)   default in payment when due of the principal of, or premium, if any, on such notes;

          (3)   failure by NRG or any of its Restricted Subsidiaries for 45 days after written notice given by the trustee or holders, to comply with any of the other agreements in the indenture governing such notes;

          (4)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by NRG or any of its Restricted Subsidiaries (or the payment of which is guaranteed by NRG or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

            (a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150.0 million or more; provided that this clause (4) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of NRG; (ii) Non-Recourse Debt of NRG Peaker Finance Company LLC; and (iii) Non-Recourse Debt of NRG or any of its Subsidiaries (except to the extent that NRG or any of its Restricted Subsidiaries that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds $150.0 million);

          (5)   one or more judgments for the payment of money in an aggregate amount in excess of $150.0 million (excluding therefrom any amount reasonably expected to be covered by insurance) shall be rendered against NRG, any Restricted Subsidiary of NRG that is not an Excluded Project Subsidiary or any combination thereof and the same shall not have been paid, discharged or stayed for a period of 60 days after such judgment became final and non-appealable;

          (6)   except as permitted by the indenture governing such notes, any Subsidiary Guarantee shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or any group of Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Guarantor (or any group of Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm its or their obligations under its or their Subsidiary Guarantee(s); and

          (7)   certain events of bankruptcy or insolvency described in the indenture governing such notes with respect to NRG or any of its Restricted Subsidiaries (other than the Exempt

  Subsidiaries) that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default with respect to any series of notes arising from certain events of bankruptcy or insolvency with respect to NRG, any Restricted Subsidiary (other than the Exempt Subsidiaries) that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all such notes that are outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of such notes that are outstanding may declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in principal amount of any series of notes that are then outstanding may direct the applicable trustee in its exercise of any trust or power. The trustee may withhold from holders of such notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

        Subject to the provisions of the indenture governing a series of notes relating to the duties of the applicable trustee, in case an Event of Default occurs and is continuing under such indenture, the trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any holders of such notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indenture governing such note unless:

          (1)   such holder has previously given the trustee notice that an Event of Default is continuing;

          (2)   holders of at least 25% in aggregate principal amount of such series of notes that are then outstanding have requested the trustee to pursue the remedy;

          (3)   such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   holders of a majority in aggregate principal amount of such series of notes that are then outstanding have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of any series of notes then outstanding by notice to the trustee may, on behalf of the holders of all of such notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the applicable indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, such notes.

        NRG is required to deliver to the trustee annually a statement regarding compliance with the applicable indenture. Upon becoming aware of any Default or Event of Default, NRG is required to deliver to the trustee a statement specifying such Default or Event of Default.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder of NRG or any Guarantor, as such, will have any liability for any obligations of NRG or the Guarantors under the notes, the indentures or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal defeasance and covenant defeasance

        NRG may, at its option and at any time, elect to have all of its obligations discharged with respect to any series of notes that are outstanding and all obligations of the Guarantors of such notes discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1)   the rights of holders of such notes that are then outstanding to receive payments in respect of the principal of, or interest or premium on such notes when such payments are due from the trust referred to below;

          (2)   NRG's obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee for such notes, and NRG's and the Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the indenture governing such notes.

        In addition, NRG may, at its option and at any time, elect to have the obligations of NRG and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture governing a series of notes ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to such notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of default and remedies" will no longer constitute an Event of Default with respect to such notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of notes:

          (1)   NRG must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the applicable notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and NRG must specify whether such notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, NRG has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) NRG has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of such notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, NRG has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of such notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default with respect to such notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable indenture) to which NRG or any of its Subsidiaries is a party or by which NRG or any of its Subsidiaries is bound;

          (6)   NRG must deliver to the trustee an officers' certificate stating that the deposit was not made by NRG with the intent of preferring the holders of such notes over the other creditors of NRG with the intent of defeating, hindering, delaying or defrauding creditors of NRG or others; and

          (7)   NRG must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, supplement and waiver

        Except as provided in the next two succeeding paragraphs, the indenture governing any series of notes or the notes outstanding thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of a series of notes then outstanding under an indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes), and any existing default or compliance with any provision of the indenture governing any series of notes or the notes outstanding thereunder may be waived with the consent of the holders of a majority in principal amount of such notes that are then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes).

        Without the consent of each holder of a series of notes affected, an amendment or waiver may not (with respect to any such notes held by a non-consenting holder):

          (1)   reduce the principal amount of such notes whose holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any such note or alter the provisions with respect to the redemption of such notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the option of holders");

          (3)   reduce the rate of or change the time for payment of interest on any such note;

          (4)   waive a Default or Event of Default in the payment of principal of, or interest or premium on such notes (except a rescission of acceleration of such notes by the holders of at least a majority in aggregate principal amount of such notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any such note payable in currency other than that stated in such notes;

          (6)   make any change in the provisions of the indenture governing such notes relating to waivers of past Defaults or the rights of holders of such notes to receive payments of principal of, or interest or premium on such notes;

          (7)   waive a redemption payment with respect to any such note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the option of holders"); or

          (8)   make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of a series of notes, NRG, the Guarantors and the trustee may amend or supplement the indenture governing a series of notes or any series of notes:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

          (3)   to provide for the assumption of NRG's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of NRG's assets;

          (4)   to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under any indenture of any such holder;

          (5)   to comply with requirements of the Commission in order to effect or maintain the qualification of any indenture under the Trust Indenture Act;

          (6)   to conform the text of the indenture or the notes to any provision of this "Description of Notes" to the extent that such provision in this "Description of Notes" was intended to be a verbatim recitation of a provision of such indenture or the notes;

          (7)   to evidence and provide for the acceptance and appointment under such indenture of a successor trustee pursuant to the requirements thereof;

          (8)   to provide for the issuance of additional notes in accordance with the limitations set forth in such indenture as of the date hereof; or

          (9)   to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the notes.

Satisfaction and discharge

        The indenture governing a series of notes will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1)   either:

            (a)   all such notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to NRG, have been delivered to the trustee for such notes for cancellation; or

            (b)   all such notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and NRG or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of such notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

          (2)   no Default or Event of Default under such indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which NRG or any Guarantor is a party or by which NRG or any Guarantor is bound;

          (3)   NRG or any Guarantor has paid or caused to be paid all sums payable by it under such indenture; and

          (4)   NRG has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of such notes at maturity or the redemption date, as the case may be.

        In addition, NRG must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the trustee

        If the trustee becomes a creditor of NRG or any Guarantor, the applicable indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue (if such indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in principal amount of a series of notes that are outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture governing a series of notes provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional information

        Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to NRG Energy, Inc., 211 Carnegie Center, Princeton, NJ 08540, Attention: Investor Relations.

Certain definitions

        Set forth below are certain defined terms used in the indentures. Reference is made to the applicable indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person or asset existing at the time such other Person or asset is merged with or into, is acquired by, or became a Subsidiary of such specified Person, as the case may be, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Law" shall mean, as to any Person, any ordinance, law, treaty, rule or regulation or determination by an arbitrator or a court or other Governmental Authority, including ERCOT, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

          (1)   1.0% of the principal amount of such note; or

          (2)   the excess of:

            (A)  the present value at such redemption date of (i) the redemption price of such note at May 15, 2014, in the case of 2019 notes (such redemption price being set forth in the table appearing above under the caption "—Optional redemption—2019 notes") or May 15, 2016, in the case of the 2021 notes (such redemption price being set forth in the table appearing above under the caption "—Optional redemption—2021 notes") plus (ii) all required interest payments due on the note through May 15, 2014 (excluding accrued but unpaid interest to the redemption date) in the case of the 2019 notes, or May 15, 2016 (excluding accrued but unpaid interest to the redemption date) in the case of the 2021 notes, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (B)  the principal amount of the note.

        "Asset Sale" means:

          (1)   the sale, lease (other than an operating lease), conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of NRG and its Restricted Subsidiaries taken as a whole will be governed by the provisions of an indenture described above under the caption "—Repurchase at the option of holders—Change of control triggering event" and/or the provisions described above under the caption "—Certain covenants—merger, consolidation or sale of assets" and not by the provisions of the covenant described above under the caption "—Repurchase at the option of holders—Asset sales;" and

          (2)   the issuance of Equity Interests in any of NRG's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1)   any single transaction or series of related transactions for which NRG or its Restricted Subsidiaries receive aggregate consideration of less than $100.0 million;

          (2)   a transfer of assets or Equity Interests between or among NRG and its Restricted Subsidiaries;

          (3)   an issuance of Equity Interests by a Restricted Subsidiary of NRG to NRG or to a Restricted Subsidiary of NRG;

          (4)   the sale or lease of products or services and any sale or other disposition of damaged, worn-out or obsolete assets;

          (5)   the sale or discount, in each case without recourse, of accounts receivable, but only in connection with the compromise or collection thereof;

          (6)   the licensing of intellectual property;

          (7)   the sale, lease, conveyance or other disposition for value of energy, fuel or emission credits or contracts for any of the foregoing;

          (8)   the sale or other disposition of cash or Cash Equivalents;

          (9)   a Restricted Payment that does not violate the covenant described above under the caption "—Certain covenants—Restricted payments" or a Permitted Investment;

          (10) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any "boot" thereon) for use in a Permitted Business;

          (11) a disposition of assets in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action; and

          (12) any sale and leaseback transaction that is a Permitted Tax Lease.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the applicable series of notes.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership;

          (3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

          (1)   United States dollars, Euros or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time;

          (2)   (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) and (ii) debt obligations issued by the Government National Mortgage Association, Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Financing Corporation and Resolution Funding Corporation, in each case, having maturities of not more than 12 months from the date of acquisition;

          (3)   certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt, or whose parent company's long-term debt, has a rating of A2 or higher from Moody's and A or higher from S&P or, if Moody's and S&P do not rate the relevant bank, an equivalent rating issued by an equivalent non-U.S. rating agency, if any;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper and auction rate securities having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within 12 months after the date of acquisition;

          (6)   readily marketable direct obligations issued by any state of the United States or any political subdivision thereof, in either case having one of the two highest rating categories obtainable from either Moody's or S&P; and

          (7)   money market funds that invest primarily in securities described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of NRG and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of NRG or any of its Restricted Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan);

          (2)   the adoption of a plan relating to the liquidation or dissolution of NRG;

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than a corporation owned directly or indirectly by the stockholders of NRG in substantially the same proportion as their ownership of stock of NRG prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of NRG, measured by voting power rather than number of shares; or

          (4)   the first day on which a majority of the members of the Board of Directors of NRG are not Continuing Directors.

        "Change of Control Offer" has the meaning assigned to it in the indenture governing the applicable series of notes.

        "Change of Control Triggering Event" means (i) a Change of Control has occurred and (ii) the notes are downgraded by either S&P or Moody's on any date during the period commencing 60 days prior to the consummation of such Change of Control and ending 60 days following consummation of such Change of Control.

        "Concurrent Cash Distributions" has the meaning assigned to it in the definition of "Investments."

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (1)   an amount equal to any extraordinary loss (including any loss on the extinguishment or conversion of Indebtedness) plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without giving effect of the threshold provided in the definition thereof), to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2)   provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3)   the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

          (4)   any expenses or charges related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by the indenture including a refinancing thereof (whether or not successful), including such fees, expenses or charges related to the offering of the notes and the Credit Agreement, and deducted in computing Consolidated Net Income; plus

          (5)   any professional and underwriting fees related to any equity offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under the indenture and, in each case, deducted in such period in computing Consolidated Net Income; plus

          (6)   the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests); plus

          (7)   any non cash gain or loss attributable to Mark to Market Adjustments in connection with Hedging Obligations; plus

          (8)   without duplication, any writeoffs, writedowns or other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

          (9)   all items classified as extraordinary, unusual or nonrecurring non-cash losses or charges (including, without limitation, severance, relocation and other restructuring costs), and related tax effects according to GAAP to the extent such non-cash charges or losses were deducted in computing such Consolidated Net Income; plus

          (10) depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (11) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP (including, without limitation, any increase in amortization or depreciation or other non-cash charges resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date; minus

          (12) interest income for such period;

provided, however, that Consolidated Cash Flow of NRG will exclude the Consolidated Cash Flow attributable to (i) Excluded Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by the Excluded Subsidiary of that Consolidated Cash Flow is not, as a result of an Excluded Subsidiary Debt Default, then permitted by operation of the terms of the relevant Excluded Subsidiary Debt Agreement (provided that the Consolidated Cash Flow of the Excluded Subsidiary will only be so excluded for that portion of the period during which the condition described in the preceding proviso has occurred and is continuing), and (ii) for purposes of the covenant described above under the caption "—Certain covenants—Restricted payments" only, Excluded Project Subsidiaries.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the consolidated cash interest expense of such Person and its Restricted Subsidiaries (other than Excluded Project Subsidiaries) for such period, whether paid or accrued (including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to interest rate Hedging Obligations, but not including amortization of original issue discount and other non-cash interest payments), net of cash interest income. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by NRG or any Restricted Subsidiary (other than an Excluded Project Subsidiary) with respect to any interest rate hedging agreements.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1)   the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions (including pursuant to other intercompany payments but excluding

  Concurrent Cash Distributions) paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2)   for purposes of the covenant described above under the caption "—Certain covenants—Restricted payments" only, the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3)   the cumulative effect of a change in accounting principles will be excluded;

          (4)   any net after-tax non-recurring or unusual gains, losses (less all fees and expenses relating thereto) or other charges or revenue or expenses (including, without limitation, relating to severance, relocation and one-time compensation charges) shall be excluded;

          (5)   any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded, whether under FASB 123R or otherwise;

          (6)   any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

          (7)   any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions shall be excluded; and

          (8)   any impairment charge or asset write-off pursuant to Financial Accounting Statement No. 142 and No. 144 or any successor pronouncement shall be excluded.

        "Continuing Director" means, as of any date of determination, any member of the Board of Directors of NRG who:

          (1)   was a member of such Board of Directors on the Issue Date; or

          (2)   was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Contribution Indebtedness" means Indebtedness of NRG in an aggregate principal amount not to exceed two times the aggregate amount of cash received by NRG after the Issue Date from the sale of its Equity Interests (other than Disqualified Stock) or as a contribution to its common equity capital (in each case, other than to or from a Subsidiary of NRG); provided that such Indebtedness (a) is incurred within 180 days after the sale of such Equity Interests or the making of such capital contribution and (b) is designated as "Contribution Indebtedness" pursuant to an officers' certificate on the date of its incurrence. Any sale of Equity Interests or capital contribution that forms the basis for an incurrence of Contribution Indebtedness will not be considered to be a sale of Qualifying Equity Interests and will be disregarded for purposes of the "Restricted Payments" covenant.

        "Credit Agreement" means the Third Amended and Restated Credit Agreement, dated June 30, 2010, among NRG, the lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, and various other parties acting as joint bookrunner, joint lead arranger or in various agency capacities, as described in this prospectus under the heading "Description of Certain Other Indebtedness and Preferred Stock."

        "Credit Facilities" means (i) one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, credit-linked deposits (or similar deposits) receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit and (ii) debt securities sold to institutional investors, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Debt to Cash Flow Ratio" means, as of any date of determination (for purposes of this definition, the "Calculation Date"), the ratio of (a) the Total Debt of NRG as of such date to (b) the Consolidated Cash Flow of NRG for the four most recent full fiscal quarters ending immediately prior to such date for which financial statements are publicly available. For purposes of making the computation referred to above:

          (1)   Investments and acquisitions that have been made by NRG or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by NRG or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

          (2)   the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

          (3)   any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

          (4)   any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

          (5)   the Consolidated Cash Flow attributable to Excluded Project Subsidiaries will be excluded for purposes of all calculations required by this definition.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the fair market value of non-cash consideration received by NRG or any person who is an Affiliate of the Company as a result of the Company's ownership of Equity Interests in such Person in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officers' certificate, setting forth the basis of such valuation, executed by a senior financial officer of NRG, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the applicable series of notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require NRG to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that NRG may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain covenants—Restricted payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that NRG and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means any Restricted Subsidiary of NRG that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of NRG.

        "Environmental CapEx Debt" shall mean Indebtedness of NRG or its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

        "Environmental Capital Expenditures" shall mean capital expenditures deemed necessary by NRG or its Restricted Subsidiaries to comply with Environmental Laws.

        "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "ERCOT" means the Electric Reliability Council of Texas.

        "Exchange Notes" means the exchange notes to be issued pursuant to the registration rights agreement.

        "Excluded Foreign Subsidiary" means, at any time, any Foreign Subsidiary that is (or is treated as) for United States federal income tax purposes either (1) a corporation or (2) a pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation; provided that notwithstanding the foregoing, the following entities will be deemed to be "Excluded Foreign Subsidiaries": Sterling Luxembourg (No. 4) S.a.r.l., NRG Pacific Corporate Services Pty Ltd. and Tosli Acquisition B.V. and any subsidiary of Tosli Acquisition BV incorporated or formed in connection with the Itiquira Refinancing.

        "Excluded Proceeds" means any Net Proceeds of an Asset Sale involving:

          (1)   the sale of up to $300.0 million in the aggregate received since the Issue Date from one or more Asset Sales of Equity Interests in, or property or assets of, any Foreign Subsidiaries or any Foreign Subsidiary Holding Company; and

          (2)   the sale of up to $50.0 million of assets per year,

        in either event if and to the extent such Net Proceeds are designated by a Responsible Officer of NRG as Excluded Proceeds.

        "Excluded Project Subsidiary" shall mean, at any time,

          (1)   each Subsidiary of NRG that is an obligor or otherwise bound with respect to Non-Recourse Debt on the Issue Date,

          (2)   any Person that becomes a Subsidiary of NRG after the Issue Date that is an obligor or otherwise bound with respect to Indebtedness that constitutes Non-Recourse Debt and that is not an obligor with respect to any other Indebtedness,

          (3)   any Person that is a Subsidiary of NRG on the Issue Date or any Person that becomes a Subsidiary of NRG after the Issue Date and that, in each case, has been designated, by a certificate executed by a Responsible Officer of NRG, as an Excluded Project Subsidiary dedicated to constructing or acquiring power generation facilities or related or ancillary assets or properties that are to be financed only with equity contributions and Non-Recourse Debt (and not any other Indebtedness), and

          (4)   any Subsidiary of NRG that (i) has been released as a Guarantor under the indenture pursuant to clause (7) of the third paragraph under the heading "Subsidiary Guarantees" or (ii), in the case of newly acquired or formed Subsidiaries, is not otherwise required to execute a Guarantee under the indenture as set forth under the heading "Additional Subsidiary Guarantees."

        "Excluded Subsidiaries" means the Excluded Project Subsidiaries, the Excluded Foreign Subsidiaries and the Immaterial Subsidiaries.

        "Excluded Subsidiary Debt Agreement" means the agreement or documents governing the relevant Indebtedness referred to in the definition of "Excluded Subsidiary Debt Default."

        "Excluded Subsidiary Debt Default" means, with respect to any Excluded Subsidiary, the failure of such Excluded Subsidiary to pay any principal or interest or other amounts due in respect of any Indebtedness, when and as the same shall become due and payable, or the occurrence of any other event or condition that results in any Indebtedness of such Excluded Subsidiary becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, lapse of time or both) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

        "Exempt Subsidiaries" means, collectively, NRG Ilion LP LLC, NRG Ilion Limited Partnership, Meriden Gas Turbine LLC, LSP-Nelson Energy LLC, NRG Nelson Turbines LLC, NRG Jackson Valley Energy I, Inc., NRG McClain LLC, NRG Audrain Holding LLC, NRG Audrain Generating LLC, NRG Peaker Finance Company LLC, Bayou Cove Peaking Power, LLC, Big Cajun I Peaking Power LLC, NRG Rockford LLC, NRG Rockford II LLC, NRG Rockford Equipment II LLC, NRG Sterlington Power LLC and NRG Rockford Acquisition LLC.

        "Existing Indebtedness" means Indebtedness of NRG and its Subsidiaries (other than the Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

        "Existing Indenture" means the indenture governing NRG's outstanding 8.500% Senior Notes due 2019.

        "Existing Senior Notes" means all notes issued pursuant to the indentures governing NRG's outstanding 7.375% senior notes due 2016, 7.375% senior notes due 2017, 8.500% senior notes due 2019, 8.250% senior notes due 2020 and 7.625% senior notes due 2018.

        "Facility" means a power or energy related facility.

        "fair market value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by a Responsible Officer of NRG.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1)   Investments and acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on the same pro forma basis;

          (2)   the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

          (3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4)   any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

          (5)   any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

          (6)   if any Indebtedness that is being incurred on the Calculation Date bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).

        If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into NRG or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto (including any Pro Forma Cost Savings) for such period as if such Investment, acquisition or disposition, or classification of such operation as discontinued had occurred at the beginning of the applicable four-quarter period.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries (other than interest expense of any Excluded Subsidiary the Consolidated Cash Flow of which is excluded from the Consolidated Cash Flow of such Person pursuant to the definition of "Consolidated Cash Flow") for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

          (2)   the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3)   any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4)   the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable in Equity Interests of NRG (other than Disqualified Stock) or to NRG or a Restricted Subsidiary of NRG, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

          (5)   interest income for such period.

        "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary.

        "Foreign Subsidiary Holding Company" means any Domestic Subsidiary that is a direct parent of one or more Foreign Subsidiaries and holds, directly or indirectly, no other assets other than Equity Interests of Foreign Subsidiaries and other de minimis assets related thereto.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Issue Date, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means each of:

          (1)   NRG's Restricted Subsidiaries other than the Excluded Foreign Subsidiaries, the Excluded Project Subsidiaries, and the Immaterial Subsidiaries; and

          (2)   any other Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

        "Goldman Sachs Hedge Agreement" means the Master Power Purchase and Sale Agreement dated as of July 21, 2004, the Confirmation thereunder dated as of July 21, 2004 and the Confirmation thereunder dated as of November 30, 2004, each between an affiliate of Goldman, Sachs & Co. and Texas Genco, LP, as amended to the Issue Date, and any agreements related thereto.

        "Governmental Authority" shall mean any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any non-governmental authority regulating the generation and/or transmission of energy.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants" or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements, and

          (2)   (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability, including but not limited to the Goldman Sachs Hedge Agreement; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

        "Immaterial Subsidiary" shall mean, at any time, any Restricted Subsidiary of NRG that is designated by NRG as an "Immaterial Subsidiary" if and for so long as such Restricted Subsidiary, together with all other Immaterial Subsidiaries, has (i) total assets at such time not exceeding 5% of NRG's consolidated assets as of the most recent fiscal quarter for which balance sheet information is available and (ii) total revenues and operating income for the most recent 12-month period for which income statement information is available not exceeding 5% of NRG's consolidated revenues and operating income, respectively; provided that such Restricted Subsidiary shall be an Immaterial Subsidiary only to the extent that and for so long as all of the above requirements are satisfied.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below), whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of banker's acceptances;

          (4)   representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

          (5)   representing the balance deferred and unpaid of the purchase price of any property (including trade payables) or services due more than six months after such property is acquired or such services are completed; or

          (6)   representing the net amount owing under any Hedging Obligations,

        if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided, that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person's property securing such Lien.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of NRG, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" means a rating equal to or higher than BBB- (or the equivalent) by S&P and equal to or higher than Baa3 (or the equivalent) by Moody's.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If NRG or any Subsidiary of NRG sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of NRG such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of NRG, NRG will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of NRG's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain covenants—Restricted payments." The acquisition by NRG or any Subsidiary of NRG of a Person that holds an Investment in a third Person will be deemed to be an Investment by NRG or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain covenants—Restricted payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        Notwithstanding anything to the contrary herein, in the case of any Investment made by NRG or a Restricted Subsidiary of NRG in a Person substantially concurrently with a cash distribution by such Person to NRG or a Guarantor (a "Concurrent Cash Distribution"), then:

          (1)   the Concurrent Cash Distribution shall be deemed to be Net Proceeds received in connection with an Asset Sale and applied as set forth above under the caption "—Certain covenants asset sales"; and

          (2)   the amount of such Investment shall be deemed to be the fair market value of the Investment, less the amount of the Concurrent Cash Distribution.

        "Issue Date" means May 24, 2011.

        "Itiquira" shall mean Itiquira Energetica S.A.

        "Itiquira Acquisition Sub" shall have the meaning assigned to such term in the definition of Itiquira Refinancing.

        "Itiquira Refinancing" means the transaction or series of related transactions pursuant to which (a) any or all of the outstanding preferred stock of Itiquira directly or indirectly held by Eletrobrás is or was acquired by Itiquira or a subsidiary of Tosli Acquisition BV ("Itiquira Acquisition Sub") for an aggregate consideration not to exceed to $70.0 million, and, following such acquisition, such preferred stock is or was redeemed, repaid or otherwise retired or held as treasury stock or otherwise treated in accordance with the requirements of Brazilian law, and (b) Itiquira or the Itiquira Acquisition Sub may have incurred up to $70.0 million in aggregate principal amount of Indebtedness secured by Liens on the assets of Itiquira and the Itiquira Acquisition Sub ("Permitted Itiquira Indebtedness"), in each case on terms and conditions (which may include terms and conditions other than those set forth in this definition) reasonably satisfactory to the Administrative Agent under NRG's credit agreement at the time of such transaction or series of transactions.

        "Lien" means, with respect to any asset:

          (1)   any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset;

          (2)   the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and

          (3)   in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities.

        For the avoidance of doubt, "Lien" shall not be deemed to include licenses of intellectual property.

        "Mark-to-Market Adjustments" means:

          (1)   any non-cash loss attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," or any similar successor provision; plus

            (a)   any loss relating to amounts paid in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in the current period; plus

            (b)   any gain relating to Hedging Obligations associated with transactions recorded in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated Cash Flow pursuant to clauses (2)(a) and (2)(b) below; less,

          (2)   any non-cash gain attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," or any similar successor provision; less

            (a)   any gain relating to amounts received in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in the current period; less

            (b)   any loss relating to Hedging Obligations associated with transactions recorded in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated Cash Flow pursuant to clauses (1)(a) and (1)(b) above.

        "Minority Investment" shall mean any Person (other than a Subsidiary) in which NRG or any Restricted Subsidiary owns Capital Stock.

        "Moody's" means Moody's Investors Service, Inc. or any successor entity.

        "Necessary CapEx Debt" shall mean Indebtedness of NRG or its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

        "Necessary Capital Expenditures" shall mean capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken for health and safety reasons. The term "Necessary Capital Expenditures" does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion, excluding, however:

          (1)   any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (without giving effect to the threshold provided for in the definition thereof); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2)   any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

        "Net Proceeds" means the aggregate cash proceeds received by NRG or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither NRG nor any of its Restricted Subsidiaries (other than an Excluded Project Subsidiary) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than pursuant to a Non-Recourse Guarantee or any arrangement to provide or guarantee to provide goods and services on an arm's length basis, (b) is directly or indirectly liable as a guarantor or otherwise, other than pursuant to a Non-Recourse Guarantee, or (c) constitutes the lender;

          (2)   no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of NRG (other than the notes and the Credit Agreement) or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and

          (3)   in the case of Non-Recourse Debt incurred after the Issue Date, as to which the lenders have been notified in writing, or have otherwise agreed, that they will not have any recourse to the stock or assets of NRG or any of its Restricted Subsidiaries except as otherwise permitted by clauses (1) or (2) above;

provided, however, that the following shall be deemed to be Non-Recourse Debt: (i) Guarantees with respect to debt service reserves established with respect to a Subsidiary to the extent that such Guarantee shall result in the immediate payment of funds, pursuant to dividends or otherwise, in the amount of such Guarantee; (ii) contingent obligations of NRG or any other Subsidiary to make capital contributions to a Subsidiary; (iii) any credit support or liability consisting of reimbursement obligations in respect of Letters of Credit issued under and subject to the terms of, the Credit Agreement to support obligations of a Subsidiary; (iv) agreements of NRG or any Subsidiary to provide, or guarantees or other credit support (including letters of credit) by NRG or any Subsidiary of any agreement of another Subsidiary to provide, corporate, management, marketing, administrative, technical, energy management or marketing, engineering, procurement, construction, operation and/or maintenance services to such Subsidiary, including in respect of the sale or acquisition of power, emissions, fuel, oil, gas or other supply of energy, (v) any agreements containing Hedging Obligations, and any power purchase or sale agreements, fuel purchase or sale agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, commercial or trading agreements and any other similar agreements entered into between NRG or any Subsidiary with or otherwise involving any other Subsidiary, including any guarantees or other credit support (including letters of credit) in connection therewith, and (vi) any Investments in a Subsidiary, to the extent in the case of (i) through (vi) otherwise permitted by the indenture governing the applicable series of notes.

        "Non-Recourse Guarantee" means any Guarantee by NRG or a Guarantor of Non-Recourse Debt incurred by an Excluded Project Subsidiary as to which the lenders of such Non-Recourse Debt have acknowledged that they will not have any recourse to the stock or assets of NRG or any Guarantor, except to the limited extent set forth in such guarantee.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Original Issue Date" means June 5, 2009.

        "Permitted Business" means the business of acquiring, constructing, managing, developing, improving, maintaining, leasing, owning and operating Facilities, together with any related assets or facilities, as well as any other activities reasonably related to, ancillary to, or incidental to, any of the foregoing activities (including acquiring and holding reserves), including investing in Facilities.

        "Permitted Investments" means:

          (1)   any Investment in NRG or in a Restricted Subsidiary of NRG that is a Guarantor;

          (2)   any Investment in an Immaterial Subsidiary;

          (3)   any Investment in an Excluded Foreign Subsidiary for so long as the Excluded Foreign Subsidiaries do not collectively own more than 20% of the consolidated assets of NRG as of the most recent fiscal quarter end for which financial statements are publicly available;

          (4)   any issuance of letters of credit to support the obligations of any of the Excluded Subsidiaries;

          (5)   any Investment in Cash Equivalents (and, in the case of Excluded Subsidiaries only, Cash Equivalents or other liquid investments permitted under any Credit Facility to which it is a party);

          (6)   any Investment by NRG or any Restricted Subsidiary of NRG in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of NRG and a Guarantor or an Immaterial Subsidiary; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, NRG or a Restricted Subsidiary of NRG that is a Guarantor;

          (7)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the option of holders—Asset sales";

          (8)   Investments made as a result of the sale of Equity Interests of any Person that is a Subsidiary of NRG such that, after giving effect to any such sale, such Person is no longer a Subsidiary of NRG, if the sale of such Equity Interests constitutes an Asset Sale and the Net Proceeds received from such Asset Sale are applied as set forth above under the caption "—Repurchase at the option of holders—Asset sales";

          (9)   Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of NRG;

          (10) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers of NRG or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

          (11) Investments represented by Hedging Obligations;

          (12) loans or advances to employees;

          (13) repurchases of the notes or pari passu Indebtedness;

          (14) any Investment in securities of trade creditors, trade counter-parties or customers received in compromise of obligations of those Persons, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (15) negotiable instruments held for deposit or collection;

          (16) receivables owing to NRG or any Restricted Subsidiary of NRG and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as NRG of any such Restricted Subsidiary of NRG deems reasonable under the circumstances;

          (17) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes;

          (18) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

          (19) any Investment in any Person engaged primarily in one or more Permitted Businesses (including, without limitation, Excluded Subsidiaries, Unrestricted Subsidiaries, and Persons that are not Subsidiaries of NRG) made for cash since the Issue Date;

          (20) the contribution of any one or more of the Specified Facilities to a Restricted Subsidiary that is not a Guarantor;

          (21) Investments made pursuant to a commitment that, when entered into, would have complied with the provisions of the indenture governing the applicable series of notes;

          (22) Investments in any Excluded Subsidiary made by another Excluded Subsidiary; and

          (23) other Investments made since the Original Issue Date in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to clause (23) of the definition of "Permitted Investments" in the Existing Indenture that are at the time outstanding not to exceed the greater of (a) $500.0 million and (b) 2.5% of Total Assets; provided, however, that if any Investment pursuant to this clause (23) is made in any Person that is not a Restricted Subsidiary of NRG and a Guarantor at the date of the making of the Investment and such Person becomes a Restricted Subsidiary and a Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause (23).

        "Permitted Liens" means:

          (1)   Liens on assets of NRG or any Guarantor securing Indebtedness and other Obligations under Credit Facilities, in an aggregate principal amount not exceeding, on the date of the creation of such Liens, the greater of (a) 30.0% of Total Assets or (b) $6.0 billion less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made by NRG or any of its Restricted Subsidiaries since the Issue Date with the Net Proceeds of Asset Sales (other than Excluded Proceeds) and less, without duplication, the aggregate amount of all repayments or commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by NRG or any of its Restricted Subsidiaries since the Issue Date as a result of the application of the Net Proceeds of Asset Sales (other than Excluded Proceeds) in accordance with the covenant described above under the caption "—Repurchase at the option of holders—Asset sales" (excluding temporary reductions in revolving credit borrowings as contemplated by that covenant);

          (2)   Liens to secure obligations with respect to (i) contracts (other than for Indebtedness) for commercial and trading activities for the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service, and (ii) Hedging Obligations;

          (3)   Liens on assets of Excluded Subsidiaries securing Indebtedness and/or other obligations of Excluded Subsidiaries that was permitted by the terms of the indenture to be incurred;

          (4)   Liens (a) in favor of NRG or any of the Guarantors; (b) incurred by Excluded Project Subsidiaries in favor of any other Excluded Project Subsidiary; or (c) incurred by Excluded Foreign Subsidiaries in favor of any other Excluded Foreign Subsidiary;

          (5)   Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature;

          (6)   Liens to secure obligations to vendors or suppliers covering the assets sold or supplied by such vendors or suppliers, including Liens to secure Indebtedness or other obligations (including Capital Lease Obligations) permitted by clauses (4), (13), (20) and (21) of the second paragraph of the covenant entitled "—Certain covenants—Incurrence of indebtedness and issuance of preferred stock" covering only the assets acquired with or financed by such Indebtedness;

          (7)   Liens existing on the Issue Date;

          (8)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (9)   Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens;

          (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, oil, gas and other mineral interests and leases, and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (11) Liens created for the benefit of (or to secure) the notes (or the Subsidiary Guarantees);

          (12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture governing the applicable series of notes; provided, however, that:

            (a)   the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

            (b)   the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

          (13) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security;

          (14) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of NRG or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (15) leases or subleases granted to others that do not materially interfere with the business of NRG and its Restricted Subsidiaries;

          (16) statutory Liens arising under ERISA;

          (17) Liens on property (including Capital Stock) existing at the time of acquisition of the property by NRG or any Subsidiary of NRG; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

          (18) Liens arising from Uniform Commercial Code financing statements filed on a precautionary basis in respect of operating leases intended by the parties to be true leases (other than any such leases entered into in violation of the indenture);

          (19) Liens on assets and Equity Interests of a Subsidiary that is an Excluded Subsidiary;

          (20) Liens granted in favor of Xcel pursuant to the Xcel Indemnification Agreements as in effect on the Issue Date held by Xcel thereunder;

          (21) Liens to secure Indebtedness or other obligations incurred to finance Necessary Capital Expenditures that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Indebtedness;

          (22) Liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt;

          (23) Liens on assets or securities deemed to arise in connection with the execution, delivery or performance of contracts to sell such assets or stock otherwise permitted under the indenture governing the applicable series of notes;

          (24) any Liens resulting from restrictions on any Equity Interest or undivided interests, as the case may be, of a Person providing for a breach, termination or default under any joint venture, stockholder, membership, limited liability company, partnership, owners', participation or other similar agreement between such Person and one or more other holders of Equity Interests or undivided interests of such Person, as the case may be, if a security interest or Lien is created on such Equity Interest or undivided interest, as the case may be, as a result thereof;

          (25) Liens resulting from any customary provisions limiting the disposition or distribution of assets or property (including without limitation Equity Interests) or any related restrictions thereon in joint venture, partnership, membership, stockholder and limited liability company agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, including owners', participation or similar agreements governing projects owned through an undivided interest; provided, however, that any such limitation is applicable only to the assets that are the subjects of such agreements;

          (26) those Liens or other exceptions to title, in either case on or in respect of any facility of NRG or any Subsidiary, arising as a result of any shared facility agreement entered into after the closing date with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of the business of NRG or such Subsidiary;

          (27) Liens on cash deposits and other funds maintained with a depositary institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker's liens, including Section 4-210 of the UCC;

          (28) any Liens on property and assets (other than certain properties or assets defined as "core" collateral) designated as Excluded Assets from time to time by NRG under clause (xiii) of the related definition under the Credit Agreement, which shall not have, when taken together with all other "non-core" property and assets that constitute Excluded Assets pursuant to such clause at the relevant time of determination, a fair market value in excess of $500.0 million in the aggregate (and, to the extent that such fair market value of such property and assets exceeds $500.0 million in the aggregate, such property or assets shall cease to be an Excluded Asset only to the extent of such excess fair market value); and

          (29) Liens incurred by NRG or any Subsidiary of NRG with respect to obligations not to exceed $500.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of NRG or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of NRG or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to a series of notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, such notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (4)   such Indebtedness is incurred either by NRG (and may be guaranteed by any Guarantor) or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (5)   (i) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of a series of notes, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (ii) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of a series of notes, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of such notes.

        "Permitted Tax Lease" means a sale and leaseback transaction consisting of a "payment in lieu of taxes" program or any similar structure (including leases, sale-leasebacks, etc.) primarily intended to provide tax benefits (and not primarily intended to create Indebtedness).

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "PMI" means NRG Power Marketing Inc., a Delaware corporation.

        "Pro Forma Cost Savings" means, without duplication, with respect to any period, reductions in costs and related adjustments that have been actually realized or are projected by NRG's Chief Financial Officer in good faith to result from reasonably identifiable and factually supportable actions or events, but only if such reductions in costs and related adjustments are so projected by NRG to be realized during the consecutive four-quarter period commencing after the transaction giving rise to such calculation.

        "Prudent Industry Practice" shall mean those practices and methods as are commonly used or adopted by Persons in the Permitted Business in the United States in connection with the conduct of the business of such industry, in each case as such practices or methods may evolve from time to time, consistent in all material respects with all applicable legal requirements.

        "Qualifying Equity Interests" means Equity Interests of NRG other than (1) Disqualified Stock; and (2) Equity Interests that were used to support an incurrence of Contribution Indebtedness.

        "Responsible Officer" of Person means the chief executive officer, chief financial officer, treasurer or general counsel of such Person.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Payments" has the meaning assigned to such term under the caption "—Certain covenants—Restricted payments." For purposes of determining compliance with the covenant described above under the caption "—Certain covenants—Restricted payments," no Hedging Obligation shall be deemed to be contractually subordinated to the notes or any Subsidiary Guarantee.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Group or any successor entity.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Specified Facility" means each of the following Facilities, or any part thereof and/or any other assets set forth below: (a) the Facilities held on the Issue Date by Vienna Power LLC, Meriden Gas Turbine LLC, Norwalk Power LLC, Connecticut Jet Power LLC (excluding the assets located at the Cos Cob site), Devon Power LLC, Montville Power LLC (including the Capital Stock of the entities owning such Facilities, provided that such entities do not hold material assets other than the Facilities held on the Issue Date); (b) the following Facilities, or any part thereof: P.H. Robinson, H.O. Clarke, Unit 3 at Cedar Bayou, Unit 2 at T.H. Wharton and Greens Bayou; (c) the Capital Stock of the following Subsidiaries of NRG if such Subsidiary holds no assets other than the Capital Stock of a Foreign Subsidiary of NRG: NRG Latin America, Inc., NRG International LLC, NRG Insurance Ltd. (Cayman Islands), NRG Asia Pacific, Ltd., NRG International II Inc. and NRG International III Inc.; and (d) the Equity Interests issued by, and any assets (including any Facilities), of Long Beach Generation LLC and Middletown Power LLC.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Subsidiary Guarantee" means the Guarantee by each Guarantor of NRG's obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

        "Total Assets" means the total consolidated assets of NRG and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of NRG.

        "Total Debt" means, as of any date of determination, the aggregate principal amount of Indebtedness of NRG and its Restricted Subsidiaries (other than Excluded Project Subsidiaries) outstanding on such date, determined on a consolidated basis in accordance with GAAP, net of any cash and Cash Equivalents on deposit in a blocked account with one or more financial institutions as collateral to secure outstanding Indebtedness (including letters of credit) of NRG or its Restricted Subsidiaries, which account is subject to the control of the lender (including any letter of credit issuer) of such Indebtedness or its affiliates or any agent or trustee with respect to such Indebtedness; provided that (i) Total Debt will include only the amount of payments that NRG or any of its Restricted Subsidiaries (other than Excluded Project Subsidiaries) would be required to make, on the date Total Debt is being determined, in the event of any early termination or similar event on such date of determination and (ii) for the avoidance of doubt, Total Debt will not include the undrawn amount of any outstanding letters of credit.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2019, with respect to the 2019 notes, and May 15 , 2021, with respect to the 2021 notes; provided, however, that if the period from the redemption date to May 15, 2019, with respect to the 2019 notes, and May 15, 2021, with respect to the 2021 notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "UCC" means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

        "Unrestricted Subsidiary" means any Subsidiary of NRG that is designated by NRG as an Unrestricted Subsidiary pursuant to a certificate executed by a Responsible Officer of NRG, but only to the extent that such Subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Debt;

          (2)   except as permitted by the covenant described above under the caption "—Certain covenants—Affiliate transactions," is not party to any agreement, contract, arrangement or understanding with NRG or any Restricted Subsidiary of NRG unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to NRG or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of NRG;

          (3)   is a Person with respect to which neither NRG nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results except as otherwise permitted by the Credit Agreement as in effect on the Issue Date; and

          (4)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of NRG or any of its Restricted Subsidiaries except as otherwise permitted by the Credit Agreement as in effect on the Issue Date.

        Any designation of a Subsidiary of NRG as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the certificate executed by a Responsible Officer of NRG giving effect to such designation and certifying that such designation complied with the conditions described above under the caption "—Certain covenants—Designation of restricted, unrestricted and excluded project subsidiaries" and was permitted by the covenant described above under the caption "—Certain covenants—Restricted payments." If, at any time, any Unrestricted Subsidiary fails to meet the requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the applicable indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of NRG as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain covenants—Incurrence of indebtedness and issuance of preferred stock," NRG will be in default of such covenant. NRG may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of NRG of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "—Certain covenants—Incurrence of indebtedness and issuance of preferred stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Xcel" means Xcel Energy Inc., a Minnesota corporation.

        "Xcel Indemnification Agreements" means: (i) the Indemnification Agreement, dated as of December 5, 2003, between Xcel Energy Inc., Northern States Power Company and NRG; and (ii) the Indemnification Agreement, dated as of December 5, 2003, between Xcel Energy Inc., Northern States Power Company and NRG, each as amended on November 8, 2006.

BOOK ENTRY, DELIVERY AND FORM

        The Exchange Notes will be initially represented by one or more notes in registered global form without interest coupons (the "Global Notes"). The Global Notes will be deposited with the trustee, as custodian for the Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for the credit to an account of a direct or indirect participant in DTC as described below. We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary ("participants") and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

        So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

        Payments of the principal of, and premium (if any) and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and

non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

        A Global Note is exchangeable for certificated notes in fully registered form without interest coupons ("Certificated Securities") only in the following limited circumstances:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary within 90 days of such notice, or

  •
  there shall have occurred and be continuing an event of default with respect to the notes under the indenture and DTC shall have requested the issuance of Certificated Securities.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

 CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain United States federal income tax considerations relating to the exchange of Old Notes for Exchange Notes in the Exchange Offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of Old Notes who hold the Old Notes as "capital assets" (in general, assets held for investment). Special situations, such as the following, are not addressed:

  •
  tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

  •
  tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

  •
  tax consequences to holders whose "functional currency" is not the United States dollar;

  •
  tax consequences to persons who hold notes through a partnership or similar pass-through entity;

  •
  United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

  •
  any state, local or non-United States tax consequences.

        The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Old Notes

        The exchange of your Old Notes for Exchange Notes in the Exchange Offer should not constitute an exchange for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the Exchange Offer should have no United States federal income tax consequences to you if you exchange your Old Notes for Exchange Notes. For example, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the United States federal income tax consequences of holding and disposing of your Exchange Notes should be the same as those applicable to your Old Notes.

        The preceding discussion of certain United States federal income tax considerations of the Exchange Offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

        Each broker or dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes.

        This prospectus, as it may be amended or supplemented from time to time, may be used by a broker or dealer in connection with resales of Exchange Notes received in exchange for Old Notes if the Old Notes were acquired as a result of market-making activities or other trading activities.

        We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least one year after the expiration date. In addition, until (90 days after the date of this prospectus), all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

  •
  in the over-the-counter market;

  •
  in negotiated transactions; or

  •
  through the writing of options on the Exchange Notes or a combination of such methods of resale.

        These resales may be made:

  •
  at market prices prevailing at the time of resale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker or dealer that resells Exchange Notes that were received by it for its own account in the exchange offer may be deemed to be an underwriter within the meaning of the Securities Act.

        Any profit on any resale of Exchange Notes and any commissions or concessions received by any broker or dealer may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of its outstanding notes directly from us and any broker or dealer that participates in a distribution of the exchange notes:

  •
  may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993) and therefore may not participate in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Old Notes.

        For a period of not less than one year after the expiration of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the exchange offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS

        Certain legal matters relating to the validity of the Exchange Notes will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain matters of Minnesota law will be passed on by Leonard, Street and Deinard, Minneapolis, Minnesota. Certain matters of Texas law will be passed on by Andrews Kurth LLP, Houston, Texas. Certain matters of Minnesota law will be passed on by Leonard, Street and Deinard Professional Association.

EXPERTS

        The consolidated financial statements and schedule of NRG Energy, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

NRG Energy, Inc.

Exchange Offer for
$800,000,000
7.625% Senior Notes due 2019
and
$1,200,000,000
7.875% Senior Notes due 2021

PRELIMINARY PROSPECTUS

                            , 2011

        We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

        This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

        The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

        Until                                    , 2011, all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Delaware

        Section 145 of the DGCL authorizes a corporation, subject to the procedures and limitations stated therein, to indemnify its directors, officers, employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. In the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        Article NINE of our Amended and Restated Certificate of Incorporation provides for the limitation of liability of directors and for the indemnification of directors and officers. Article NINE states that to the fullest extent permitted by the DGCL, and except as otherwise provided in our Amended and Restated By-laws, (i) no director of the Company shall be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or its stockholders; and (ii) the Company shall indemnify its officers and directors.

        Set forth below are material provisions of Article FIVE of our by-laws that authorize the indemnification of directors and officers:

  •
  Section 1 of Article FIVE provides that our directors and officers shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL. In addition, this right of indemnification continues to persons who have ceased to be our directors or officers and to his or her heirs, executors and administrators; provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Company shall not indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee except to the extent such proceeding was authorized in writing by the Board of Directors of the Company.

  •
  Section 3 of Article FIVE provides that the Company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Company against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

  •
  Section 5 of Article FIVE provides that the rights to indemnification conferred in Article FIVE of our by-laws and in our certificate of incorporation shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        The charter documents of each of NRG Generation Holdings, Inc. and Texas Genco Financing Corp. provide for the indemnification of directors and officers to the fullest extent authorized by the DGCL.

        The bylaws of NRG Generation Holdings, Inc. provide, subject to certain exceptions, for the indemnification of all current and former directors, officers, employees or agents against expenses, judgments, fines and amounts paid in connection with actions (other than actions by or in the right of the corporation for which the person seeking indemnification has been adjudicated liable to the corporation) taken against such person by reason of the fact that he or she was a director, officer, employee or agent of the corporation. The bylaws of Texas Genco Financing Corp. provide, subject to certain exceptions, for the indemnification of all current and former directors, officers, employees or agents against expenses, judgments, fines and amounts paid in connection with actions to which such person is a party by reason of the fact that he or she was a director, officer, employee or agent of the corporation, except that the corporation shall be required to indemnify a person for an action initiated by that person only if the proceeding was authorized by the board of directors. The bylaws of Green Mountain Energy Company, Indian River Operations Inc., NRG Affiliate Services Inc., NRG Arthur Kill Operations Inc., NRG Astoria Gas Turbine Operations Inc., NRG Cabrillo Power Operations Inc., NRG Connecticut Affiliate Services Inc., NRG Development Company Inc., NRG Devon Operations Inc., NRG Dunkirk Operations, Inc., NRG El Segundo Operations Inc., NRG Huntley Operations Inc., NRG Mextrans Inc., NRG MidAtlantic Affiliate Services Inc., NRG Middletown Operations Inc., NRG Montville Operations Inc., NRG North Central Operations, Inc., NRG Northeast Affiliate Services Inc., NRG Norwalk Harbor Operations Inc., NRG Operating Services Inc., NRG Oswego Harbor Power Operations Inc., NRG PacGen Inc., NRG Services Corporation, NRG Saguaro Operations Inc., NRG South Central Affiliate Services Inc., NRG South Central Operations Inc., NRG Western Affiliate Services Inc., O'Brien Cogeneration, Inc. II, Somerset Operations Inc. and Vienna Operations, Inc. provide generally for the indemnification of directors and officers to the fullest extent authorized by the DGCL, except that the corporation shall be required to indemnify a person for an action initiated by that person only if the proceeding was authorized by the board of directors.

        Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The limited liability company agreements of each of Arthur Kill Power LLC, Astoria Gas Turbine Power LLC, Conemaugh Power LLC, Connecticut Jet Power LLC, Devon Power LLC, Dunkirk Power LLC, Huntley Power LLC, Indian River Power LLC, Keystone Power LLC, Middletown Power LLC, Montville Power LLC, NEO Chester-Gen LLC, NEO Freehold-Gen LLC, Norwalk Power LLC, NRG Bayou Cove LLC, NRG California Peaker Operations LLC, NRG Ilion LP LLC, NRG International LLC, NRG New Jersey Energy Sales LLC, NRG New Roads Holdings LLC, NRG Rockford Acquisition LLC, NRG South Central Generating LLC, NRG West Coast LLC, Oswego Harbor Power LLC, Saguaro Power LLC, San Juan Mesa Wind Project II, LLC, Somerset Power LLC and Vienna Power LLC provide, to the fullest extent permitted under Delaware law, that the companies may indemnify any member, manager, officer, employee or agent of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer, employee or agent of the companies, provided the person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the company.

        The limited liability company agreements of each of Cabrillo Power I LLC, Cabrillo Power II LLC, El Segundo Power, LLC, NRG Energy Labor Services LLC, NRG Energy Services Group LLC, NRG SimplySmart Solutions LLC and WCP (Generation) Holdings LLC provide that the companies shall indemnify each member representative from any claims asserted by or on behalf of any person that are attributable to such representative's service on the management committee, other than such claims arising out of the fraud or willful misconduct of such representative.

        The limited liability company agreements of each of GCP Funding Company LLC, Louisiana Generating LLC, New Genco GP LLC and Texas Genco LP, LLC provide that the companies shall, to the fullest extent permitted by Delaware law, indemnify any member, officer, or their respective affiliates or agents, for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer by the limited liability company agreement.

        The limited liability company agreements of each of Energy Plus Holdings LLC, Independence Energy Alliance LLC, Independence Energy Group LLC, Independence Energy Natural Gas LLC, NRG Cedar Bayou Development Company LLC, NRG Construction LLC, NRG Maintenance Services LLC, NRG Power Marketing LLC, NRG Texas LLC, NRG Texas Power LLC, Reliant Energy Northeast LLC and West Coast Power LLC provide that the companies shall, to the fullest extent permitted by Delaware law, indemnify any member, manager, or their respective affiliates or agents, for any losses arising from any actions in which the covered person is involved by reason of the covered person's relation to the company. The covered persons shall not be entitled to indemnification with respect to any claim with respect to which the covered person has engaged in fraud, willful misconduct, bad faith or gross negligence, or with respect to any claim brought by the covered person unless authorized by the board.

        The limited liability company agreement of Meriden Gas Turbines LLC provides that the companies shall indemnify any member, officer, or their respective affiliates or agents, against any claims that arise out of, related to or are otherwise attributable to, directly or indirectly, a breach by the member of the limited liability company agreement, and for the negligence, gross negligence or willful misconduct of the member in connection with the agreement.

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against any and all claims and demands whatsoever.

California

        Section 317 of the California General Corporation Law ("CAGCL") authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation's officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.

        The bylaws of Eastern Sierra Energy Company provide, subject to certain exceptions, to the fullest extent permissible under California law, for the indemnification of all current and former directors and officers in connection with actions to which such person is a party by reason of the fact that he or she was a director or officer of the corporation, except that the corporation shall only be required to indemnify a person for an action initiated by that person if the proceeding was authorized by the board of directors. The bylaws also provide that employees and agents may be indemnified by the company to subject to the terms of any agreement between the corporation and the person, be indemnified to the fullest extent permissible under California law.

        Section 17155 of the Beverly-Killea Limited Liability Company Act, which provides that, except for a breach of certain fiduciary duties, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity.

Minnesota

        Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person, under certain circumstances and subject to certain conditions and limitations as stated therein and set forth in the articles of incorporation or bylaws of such corporation, against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses (including attorneys' fees and disbursements incurred by such person in connection with the proceeding) if, with respect to the acts or omissions of such person complained of in the proceeding, such person: has not been indemnified therefor by another organization or employee benefit plan, acted in good faith, received no improper personal benefit and, in the case of a conflict of interest, any requirements relating to directors' conflicts of interest as set forth under the Minnesota Statutes Section 302A.255, as applicable, have been satisfied, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and reasonably believed that the conduct was in the best interests of the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation.

        The bylaws of NEO Corporation provide that the corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person acting for the corporation or acting in an official capacity with another entity at the direction or request of the corporation, according to the terms and under the procedures provided in Minnesota Statutes Section 302A.

Oregon

        The Oregon Business Corporation Act (the "OBCA") permits a corporation to include in its articles of incorporation a provision limiting or eliminating personal liability of a director to the corporation and its shareholders for monetary damages for conduct as a director, except for (a) any breach of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) any unlawful distribution; and (d) any transaction from which the director derived an improper personal benefit. The OBCA permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 60.411 of the OBCA also provides that a corporation has the power to purchase and maintain insurance on behalf of an individual against any liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, even if the corporation had no power to indemnify the individual against such liability under the provisions of Sections 60.391 or 60.394.

        The bylaws of ONSITE Energy, Inc. provide that the corporation shall indemnify to the fullest extent permitted by the OBCA any person against any proceeding by reason of the fact that the person is or was a director of the corporation or serves at the request of an officer or director of the corporation.

Texas

        Article 2.02-1 of the Texas Business Corporation Act ("TXBCA") authorizes a Texas corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative because the person is or was a director. The TXBCA provides that unless a court of competent jurisdiction determines otherwise, indemnification is permitted only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A person may be indemnified under Article 2.02-1 of the TXBCA against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person (including court costs and attorneys' fees), but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred and shall not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A corporation is obligated under Article 2.02-1 of the TXBCA to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Article 2.02-1 of the TXBCA a corporation may (1) indemnify and advance expenses to an officer, employee, agent or other persons who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity to the same extent that it may indemnify and advance expenses to its directors, (2) indemnify and advance expenses to directors and such other persons identified in (1) to such further extent, consistent with law, as may be provided in the corporation's articles of incorporation, bylaws, action of its board of directors, or contract or as permitted by common law and (3) purchase and maintain insurance or another arrangement on behalf of directors and such other persons identified in (1) against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person.

        The bylaws of Texas Genco Holdings, Inc. provide for indemnification of directors and officers to the fullest extent permissible under Texas law. The bylaws also provide the company may indemnify any other agent of the company in connection with their agency to the fullest extent permissible under Texas law.

        Article 2.20 of the Texas Limited Liability Company Act authorizes a limited liability company to indemnify members and managers, officers, and other persons and purchase and maintain liability insurance for such persons. To the extent that at law or in equity, a member, manager, officer, or other person has duties (including fiduciary duties) and liabilities relating thereto to a limited liability company or to another member or manager, such duties and liabilities may be expanded or restricted by provisions in the regulations.

        The regulations of Texas Genco GP, LLC provide for indemnification of members, managers, officers, employees or agents of the company to the full extent permissible under Texas law who are party to any action by reason of the indemnitee's relation to the company, provided the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, did not have reasonable cause to believe the indemnitee's conduct was unlawful.

        Article 11 of the Texas Revised Limited Partnership Act ("TRLPA") provides for the indemnification of a general partner, limited partner, employee or agent by the limited partnership under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been a general partner, limited partner, employee or agent of the limited partnership. Under the TRLPA, a limited partnership may purchase insurance on behalf of a general partner, limited partner, employee or agent of the limited partnership against any liability incurred regardless of whether the person could be indemnified under the TLRPA.

        The limited partnership agreements of NRG South Texas LP and Texas Genco Services, LP provide for the indemnification of any general partner, limited partner, employee or agent of the partnership to the fullest extent permissible under Texas law in any action to which the indemnitee becomes, or is threatened to be made, a respondent or defendant because of the indemnitee's relation to the partnership. The partnerships may also purchase insurance against any liabilities incurred with regard to a general partner, limited partner, employee or agent.

Vermont

        The Vermont Business Corporation Act (11A Section 8.51, Section 8.52, Section 8.54, Section 8.55 and Section 8.56) provides that a corporation may indemnify an individual party to a proceeding if such individual was a director who conducted himself in good faith or the director believed his conduct was in the best interests of the corporation.

        The bylaws of Energy Protection Insurance Company provide for indemnification of parties to the fullest extent permissible under the Vermont Business Corporation Act and satisfies certain standards of conduct.

Item 21.    Exhibits.

        Reference is made to the attached Exhibit Index.

Item 22.    Undertakings.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

            (iii)  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Energy, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG ENERGY, INC.
By:	/s/ DAVID CRANE
	Name:	David Crane
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer (principal accounting officer)
/s/ HOWARD E. COSGROVE Howard E. Cosgrove	Chairman of the Board of Directors
/s/ KIRBYJON H. CALDWELL Kirbyjon H. Caldwell	Director

Signature	Title

/s/ JOHN F. CHLEBOWSKI John F. Chlebowski	Director
Lawrence S. Coben	Director
/s/ STEPHEN L. CROPPER Stephen L. Cropper	Director
/s/ WILLIAM E. HANTKE William E. Hantke	Director
/s/ PAUL W. HOBBY Paul W. Hobby	Director
/s/ GERALD LUTERMAN Gerald Luterman	Director
Kathleen A. McGinty	Director
/s/ ANNE C. SCHAUMBURG Anne C. Schaumburg	Director
/s/ HERBERT H. TATE Herbert H. Tate	Director
/s/ THOMAS H. WIEDEMEYER Thomas H. Wiedemeyer	Director
/s/ WALTER R. YOUNG Walter R. Young	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Arthur Kill Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

ARTHUR KILL POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Astoria Gas Turbine Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, November 16, 2011.

ASTORIA GAS TURBINE POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cabrillo Power I LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

CABRILLO POWER I LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
WEST COAST POWER LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cabrillo Power II LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

CABRILLO POWER II LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
WEST COAST POWER LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Carbon Management Solutions LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

CARBON MANAGEMENT SOLUTIONS LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Clean Edge Energy LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

CLEAN EDGE ENERGY LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG POWER MARKETING LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Conemaugh Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

CONEMAUGH POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Connecticut Jet Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

CONNECTICUT JET POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cottonwood Development LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

COTTONWOOD DEVELOPMENT LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG SOUTH CENTRAL GENERATING LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cottonwood Energy Company LP, a Delaware limited partnership, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

COTTONWOOD ENERGY COMPANY LP
By:	Cottonwood Generating Partners I LLC, its General Partner
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
COTTONWOOD GENERATING PARTNERS I LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cottonwood Generating Partners I LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

COTTONWOOD GENERATING PARTNERS I LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
COTTONWOOD DEVELOPMENT LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cottonwood Generating Partners II LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

COTTONWOOD GENERATING PARTNERS II LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
COTTONWOOD DEVELOPMENT LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cottonwood Generating Partners III LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

COTTONWOOD GENERATING PARTNERS III LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
COTTONWOOD DEVELOPMENT LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cottonwood Technology Partners LP, a Delaware limited partnership, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

COTTONWOOD TECHNOLOGY PARTNERS LP
By:	Cottonwood Generating Partners I LLC, its General Partner
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
COTTONWOOD GENERATING PARTNERS I LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Devon Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

DEVON POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Dunkirk Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

DUNKIRK POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Eastern Sierra Energy Company, a California corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

EASTERN SIERRA ENERGY COMPANY
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ THOMAS P. DOYLE Thomas P. Doyle	Director
/s/ JENNIFER HEIN Jennifer Hein	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, El Segundo Power, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

EL SEGUNDO POWER, LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
WEST COAST POWER LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, El Segundo Power II LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

EL SEGUNDO POWER II LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
WEST COAST POWER LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Elbow Creek Wind Project LLC, a Texas limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

ELBOW CREEK WIND PROJECT LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Controller

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG WIND DEVELOPMENT COMPANY LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Energy Plus Holdings LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

ENERGY PLUS HOLDINGS LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Energy Plus Natural Gas LP, a Delaware limited partnership, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

ENERGY PLUS NATURAL GAS LP
By:	Energy Plus Holdings LLC, its General Partner
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
ENERGY PLUS HOLDINGS LLC			General Partner
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Energy Protection Insurance Company, a Vermont corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

ENERGY PROTECTION INSURANCE COMPANY
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ THOMAS P. DOYLE Thomas P. Doyle	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, GCP Funding Company, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

GCP FUNDING COMPANY, LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Management Board Member

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG TEXAS LLC	Sole Member

By:	/s/ CHRISTOPHER SOTOS
Name: Christopher Sotos Title: Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Green Mountain Energy Company, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

GREEN MOUNTAIN ENERGY COMPANY
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President, Treasury

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ JOHN RAGAN John Ragan	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Huntley Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

HUNTLEY POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.	Sole Member

By:	/s/ CHRISTOPHER SOTOS
Name: Christopher Sotos Title: Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Independence Energy Alliance LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

INDEPENDENCE ENERGY ALLIANCE LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)

Signature	Title

INDEPENDENCE ENERGY GROUP LLC	Member

By:	/s/ CHRISTOPHER SOTOS
Name: Christopher Sotos Title: Vice President and Treasurer

NRG ENERGY, INC.	Member

By:	/s/ CHRISTOPHER SOTOS
Name: Christopher Sotos Title: Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Independence Energy Group LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

INDEPENDENCE ENERGY GROUP LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
ENERGY PLUS HOLDINGS LLC	Sole Member

By:	/s/ CHRISTOPHER SOTOS
Name: Christopher Sotos Title: Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Independence Energy Natural Gas LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

INDEPENDENCE ENERGY NATURAL GAS LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
INDEPENDENCE ENERGY NATURAL GAS LP			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Indian River Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

INDIAN RIVER OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Indian River Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

INDIAN RIVER POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Keystone Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

KEYSTONE POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Langford Wind Power, LLC, a Texas limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

LANGFORD WIND POWER, LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG WIND DEVELOPMENT COMPANY LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Louisiana Generating LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

LOUISIANA GENERATING LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG SOUTH CENTRAL GENERATING LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Meriden Gas Turbines LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

MERIDEN GAS TURBINES LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Middletown Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

MIDDLETOWN POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Montville Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

MONTVILLE POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NEO Corporation, a Minnesota corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NEO CORPORATION
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ DON POE Don Poe	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NEO Freehold-Gen LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NEO FREEHOLD-GEN LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NEO CORPORATION			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NEO Power Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NEO POWER SERVICES INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ DON POE Don Poe	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, New Genco GP, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NEW GENCO GP, LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG TEXAS LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Norwalk Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NORWALK POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Affiliate Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG AFFILIATE SERVICES INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ PATTI HELFER Patti Helfer	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Artesian Energy LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG ARTESIAN ENERGY LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG TEXAS LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Arthur Kill Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG ARTHUR KILL OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Astoria Gas Turbine Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG ASTORIA GAS TURBINE OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Bayou Cove LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG BAYOU COVE LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG SOUTH CENTRAL GENERATING LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Cabrillo Power Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG CABRILLO POWER OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG California Peaker Operations LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG CALIFORNIA PEAKER OPERATIONS LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG OPERATING SERVICES, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Cedar Bayou Development Company, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Connecticut Affiliate Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG CONNECTICUT AFFILIATE SERVICES INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ TANUJA M. DEHNE Tanuja M. Dehne	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Construction LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG CONSTRUCTION LLC
By:	/s/ RACHEL SMITH
	Name:	Rachel Smith
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Developmment Company Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG DEVELOPMENT COMPANY INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. CARROLL Michael R. Carroll	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Devon Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG DEVON OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Dunkirk Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG DUNKIRK OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG El Segundo Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG EL SEGUNDO OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Energy Labor Services LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG ENERGY LABOR SERVICES LLC
By:	/s/ GAETAN FROTTE
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY SERVICES GROUP LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Energy Services Group LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG ENERGY SERVICES GROUP LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Energy Services LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG ENERGY SERVICES LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Generation Holdings, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG GENERATION HOLDINGS, INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ CHRISTOPHER O'HARA Christopher O'Hara	Director
/s/ JOHN RAGAN John Ragan	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Huntley Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG HUNTLEY OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Ilion Limited Partnership, a Delaware limited partnership, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG ILION LIMITED PARTNERSHIP
By:	NRG Rockford Acquisition LLC, its General Partner
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ROCKFORD ACQUISITION LLC			General Partner
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Ilion LP LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG ILION LP LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG International LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG INTERNATIONAL LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Maintenance Services LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG MAINTENANCE SERVICES LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY SERVICES GROUP LLC			Sole Member
By:	/s/ LYNNE PRZYCHODZKI
	Name:	Lynne Przychodzki
	Title:	Assistant Secretary

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Mextrans Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG MEXTRANS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ THOMAS P. DOYLE Thomas P. Doyle	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG MidAtlantic Affiliate Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG MIDATLANTIC AFFILIATE SERVICES INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ TANUJA M. DEHNE Tanuja M. Dehne	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Middletown Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG MIDDLETOWN OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Montville Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG MONTVILLE OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG New Jersey Energy Sales LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG NEW JERSEY ENERGY SALES LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG POWER MARKETING LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG New Roads Holdings LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG NEW ROADS HOLDINGS LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG SOUTH CENTRAL GENERATING LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG North Central Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG NORTH CENTRAL OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Northeast Affiliate Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG NORTHEAST AFFILIATE SERVICES INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ TANUJA M. DEHNE Tanuja M. Dehne	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Norwalk Harbor Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG NORWALK HARBOR OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Operating Services, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG OPERATING SERVICES, INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Oswego Harbor Power Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG OSWEGO HARBOR POWER OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG PacGen Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG PACGEN INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ THOMAS P. DOYLE Thomas P. Doyle	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Power Marketing LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG POWER MARKETING LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Retail LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG RETAIL LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Rockford Acquisition LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG ROCKFORD ACQUISITION LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Saguaro Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG SAGUARO OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Services Corporation, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG SERVICES CORPORATION
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ TANUJA M. DEHNE Tanuja M. Dehne	Sole Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG SimplySmart Solutions LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG SIMPLYSMART SOLUTIONS LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG South Central Affiliate Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ TANUJA M. DEHNE Tanuja M. Dehne	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG South Central Generating LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG SOUTH CENTRAL GENERATING LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG South Central Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG SOUTH CENTRAL OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG South Texas LP, a Texas limited partnership, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG SOUTH TEXAS LP
By:	Texas Genco GP, LLC, its General Partner
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
TEXAS GENCO GP, LLC			General Partner
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Texas C&I Supply LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG TEXAS C&I SUPPLY LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Texas Holding Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG TEXAS HOLDING INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ CHRISTOPHER SOTOS Christopher Sotos	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Texas LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG TEXAS LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Texas Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG TEXAS POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG TEXAS LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG West Coast LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG WEST COAST LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, NRG Western Affiliate Services Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

NRG WESTERN AFFILIATE SERVICES INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ TANUJA M. DEHNE Tanuja M. Dehne	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, O'Brien Cogeneration, Inc. II, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

O'BRIEN COGENERATION, INC. II
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ THOMAS P. DOYLE Thomas P. Doyle	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, ONSITE Energy, Inc., an Oregon corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

ONSITE ENERGY, INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ THOMAS P. DOYLE Thomas P. Doyle	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Oswego Harbor Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

OSWEGO HARBOR POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Pennywise Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

PENNYWISE POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, RE Retail Receivables, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

RE RETAIL RECEIVABLES, LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
RELIANT ENERGY RETAIL SERVICES, LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Reliant Energy Northeast LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

RELIANT ENERGY NORTHEAST LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
RELIANT ENERGY RETAIL HOLDINGS, LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Reliant Energy Power Supply, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

RELIANT ENERGY POWER SUPPLY, LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
RELIANT ENERGY RETAIL HOLDINGS, LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Reliant Energy Retail Holdings, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

RELIANT ENERGY RETAIL HOLDINGS, LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
RERH HOLDINGS, LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Reliant Energy Retail Services, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

RELIANT ENERGY RETAIL SERVICES, LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
RELIANT ENERGY RETAIL HOLDINGS, LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Reliant Energy Texas Retail, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

RELIANT ENERGY TEXAS RETAIL, LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, RERH Holdings, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

RERH HOLDINGS, LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG RETAIL, LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Saguaro Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

SAGUARO POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG WEST COAST LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Somerset Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

SOMERSET OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Somerset Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

SOMERSET POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Texas Genco Financing Corp., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

TEXAS GENCO FINANCING CORP.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ CHRISTOPHER O'HARA Christopher O'Hara	Management Committee Member
/s/ JOHN RAGAN John Ragan	Management Committee Member

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Texas Genco GP, LLC, a Texas limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

TEXAS GENCO GP, LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ CHRISTOPHER O'HARA Christopher O'Hara	Management Committee Member
/s/ JOHN RAGAN John Ragan	Management Committee Member

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Texas Genco Holdings, Inc., a Texas limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

TEXAS GENCO HOLDINGS, INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ CHRISTOPHER O'HARA Christopher O'Hara	Sole Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Texas Genco LP, LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

TEXAS GENCO LP, LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Management Committee Member

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
TEXAS GENCO HOLDINGS, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Texas Genco Operating Services LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

TEXAS GENCO OPERATING SERVICES LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG TEXAS LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Texas Genco Services, LP, a Texas limited partnership, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

TEXAS GENCO SERVICES, LP
By:	New Genco GP, LLC, its General Partner
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NEW GENCO GP, LLC			General Partner
By:	/s/ CHRISTOPHER O'HARA
	Name:	Christopher O'Hara
	Title:	Vice President and Secretary

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Vienna Operations Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

VIENNA OPERATIONS INC.
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature	Title

/s/ DAVID CRANE David Crane	President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby	Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
/s/ MICHAEL R. BRAMNICK Michael R. Bramnick	Sole Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Vienna Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

VIENNA POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS * Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG ENERGY, INC.			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, WCP (Generation) Holdings LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

WCP (GENERATION) HOLDINGS LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
NRG WEST COAST LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, West Coast Power LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 16, 2011.

WEST COAST POWER LLC
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David W. Crane, Michael R. Bramnick and Brian Curci, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2011.

Signature			Title

/s/ DAVID CRANE David Crane			President, Chief Executive Officer and Director of NRG Energy, Inc. (principal executive officer)
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews			Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (principal financial officer)
/s/ JAMES J. INGOLDSBY James J. Ingoldsby			Senior Vice President and Chief Accounting Officer of NRG Energy, Inc. (principal accounting officer)
WCP (GENERATION) HOLDINGS LLC			Sole Member
By:	/s/ CHRISTOPHER SOTOS
	Name:	Christopher Sotos
	Title:	Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.01	Purchase Agreement, dated as of May 10, 2011, by and among NRG Energy, Inc., as issuer, certain subsidiaries of NRG Energy, Inc., as guarantors, and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBS Securities Inc., as initial purchasers, re: $800,000,000 7.625% Senior Notes due 2019 and $1,200,000,000 7.875% Senior Notes due 2021.(1)
3.01	Amended and Restated Certificate of Incorporation of NRG Energy, Inc.(2)
3.02	Amended and Restated By-Laws of NRG Energy, Inc.(3)
3.03	Certificate of Formation of Arthur Kill Power LLC.(4)
3.04	Limited Liability Company Agreement of Arthur Kill Power LLC.(4)
3.05	Certificate of Formation of Astoria Gas Turbine Power LLC.(4)
3.06	Limited Liability Company Agreement of Astoria Gas Turbine Power LLC.(4)
3.07	Certificate of Formation of Cabrillo Power I LLC.(5)
3.08	Limited Liability Company Agreement of Cabrillo Power I LLC.(5)
3.09	Certificate of Formation of Cabrillo Power II LLC.(5)
3.10	Limited Liability Company Agreement of Cabrillo Power II LLC.(5)
3.11	Certificate of Formation of Carbon Management Solutions LLC.(5)
3.12	Limited Liability Company Agreement of Carbon Management Solutions LLC.(5)
3.13	Certificate of Formation of Clean Edge Energy LLC.(5)
3.14	Limited Liability Company Agreement of Clean Edge Energy LLC.(5)
3.15	Certificate of Formation of Conemaugh Power LLC.(4)
3.16	Limited Liability Company Agreement of Conemaugh Power LLC.(4)
3.17	Certificate of Formation of Connecticut Jet Power LLC.(4)
3.18	Limited Liability Company Agreement of Connecticut Jet Power LLC.(4)
3.19	Certificate of Formation of Cottonwood Development LLC.(5)
3.20	Limited Liability Company Agreement of Cottonwood Development LLC.(5)
3.21	Certificate of Formation of Cottonwood Energy Company LP.(5)
3.22	Limited Partnership Agreement of Cottonwood Energy Company LP.(5)
3.23	Certificate of Formation of Cottonwood Generating Partners I LLC.(5)
3.24	Limited Liability Company Agreement of Cottonwood Generating Partners I LLC.(5)
3.25	Certificate of Formation of Cottonwood Generating Partners II LLC.(5)
3.26	Limited Liability Company Agreement of Cottonwood Generating Partners II LLC.(5)
3.27	Certificate of Formation of Cottonwood Generating Partners III LLC.(5)

Exhibit No.	Description
3.28	Limited Liability Company Agreement of Cottonwood Generating Partners III LLC.(5)
3.29	Certificate of Limited Partnership of Cottonwood Technology Partners LP.(5)
3.30	Limited Partnership Agreement of Cottonwood Technology Partners LP.(5)
3.31	Certificate of Formation of Devon Power LLC.(4)
3.32	Limited Liability Company Agreement of Devon Power LLC.(4)
3.33	Certificate of Formation of Dunkirk Power LLC.(4)
3.34	Limited Liability Company Agreement of Dunkirk Power LLC.(4)
3.35	Articles of Incorporation of Eastern Sierra Energy Company.(4)
3.36	By-Laws of Eastern Sierra Energy Company.(4)
3.37	Certificate of Formation of El Segundo Power, LLC.(5)
3.38	Limited Liability Company Agreement of El Segundo Power, LLC.(5)
3.39	Certificate of Formation of El Segundo Power II LLC.(4)
3.40	Limited Liability Company Agreement of El Segundo Power II LLC.(4)
3.41	Certificate of Formation of Elbow Creek Wind Project LLC.(5)
3.42	Limited Liability Company Agreement of Elbow Creek Wind Project LLC.(5)
3.43	Certificate of Formation of Energy Plus Holdings LLC.(6)
3.44	Limited Liability Company Agreement of Energy Plus Holdings LLC.(6)
3.45	Certificate of Limited Partnership of Energy Plus Natural Gas LP.(6)
3.46	Limited Partnership Agreement of Energy Plus Natural Gas LP.(6)
3.47	Articles of Incorporation of Energy Protection Insurance Company.(7)
3.48	By-Laws of Energy Protection Insurance Company.(7)
3.49	Certificate of Formation of GCP Funding Company, LLC.(5)
3.50	Limited Liability Company Agreement of GCP Funding Company, LLC.(5)
3.51	Certificate of Incorporation of Green Mountain Energy Company.(5)
3.52	By-Laws of Green Mountain Energy Company.(5)
3.53	Certificate of Formation of Huntley Power LLC.(4)
3.54	Limited Liability Company Agreement of Huntley Power LLC.(4)
3.55	Certificate of Formation of Independence Energy Alliance LLC.(6)
3.56	Limited Liability Company Agreement of Independence Energy Alliance LLC.(6)
3.57	Certificate of Formation of Independence Energy Group LLC.(6)
3.58	Limited Liability Company Agreement of Independence Energy Group LLC.(6)
3.59	Certificate of Formation of Independence Energy Natural Gas LLC.(6)
3.60	Limited Liability Company Agreement of Independence Energy Natural Gas LLC.(6)

Exhibit No.	Description
3.61	Certificate of Incorporation of Indian River Operations Inc.(4)
3.62	By-Laws of Indian River Operations Inc.(4)
3.63	Certificate of Formation of Indian River Power LLC.(4)
3.64	Limited Liability Company Agreement of Indian River Power LLC.(4)
3.65	Certificate of Formation of Keystone Power LLC.(4)
3.66	Limited Liability Company Agreement of Keystone Power LLC.(4)
3.67	Certificate of Formation of Langford Wind Power, LLC.(5)
3.68	Limited Liability Company Agreement of Langford Wind Power, LLC.(5)
3.69	Certificate of Formation of Louisiana Generating LLC.(4)
3.70	Limited Liability Company Agreement of Louisiana Generating LLC.(4)
3.71	Certificate of Formation of Meriden Gas Turbines LLC.(7)
3.72	Limited Liability Company Agreement of Meriden Gas Turbines LLC.(7)
3.73	Certificate of Formation of Middletown Power LLC.(4)
3.74	Limited Liability Company Agreement of Middletown Power LLC.(4)
3.75	Certificate of Formation of Montville Power LLC.(4)
3.76	Limited Liability Company Agreement of Montville Power LLC.(4)
3.77	Articles of Incorporation of NEO Corporation.(4)
3.78	By-Laws of NEO Corporation.(4)
3.79	Certificate of Formation of NEO Freehold-Gen LLC.(4)
3.80	Limited Liability Company Agreement of NEO Freehold-Gen LLC.(4)
3.81	Certificate of Incorporation of NEO Power Services Inc.(4)
3.82	By-Laws of NEO Power Services Inc.(4)
3.83	Certificate of Formation of New Genco GP, LLC.(5)
3.84	Limited Liability Company Agreement of New Genco GP, LLC.(5)
3.85	Certificate of Formation of Norwalk Power LLC.(4)
3.86	Limited Liability Company Agreement of Norwalk Power LLC.(4)
3.87	Certificate of Incorporation of NRG Affiliate Services Inc.(4)
3.88	By-Laws of NRG Affiliate Services Inc.(4)
3.89	Certificate of Incorporation of NRG Arthur Kill Operations Inc.(4)
3.90	By-Laws of NRG Arthur Kill Operations Inc.(4)
3.91	Certificate of Formation of NRG Artesian Energy LLC.(5)
3.92	Limited Liability Company Agreement of NRG Artesian Energy LLC.(5)
3.93	Certificate of Incorporation of NRG Astoria Gas Turbine Operations Inc.(4)

Exhibit No.	Description
3.94	By-Laws of NRG Astoria Gas Turbine Operations Inc.(4)
3.95	Certificate of Formation of NRG Bayou Cove LLC.(4)
3.96	Limited Liability Company Agreement of NRG Bayou Cove LLC.(4)
3.97	Certificate of Incorporation of NRG Cabrillo Power Operations Inc.(4)
3.98	By-Laws of NRG Cabrillo Power Operations Inc.(4)
3.99	Certificate of Formation of NRG California Peaker Operations LLC.(4)
3.100	Limited Liability Company Agreement of NRG California Peaker Operations LLC.(4)
3.101	Certificate of Formation of NRG Cedar Bayou Development Company, LLC.(5)
3.102	Limited Liability Company Agreement of Formation of NRG Cedar Bayou Development Company, LLC.(5)
3.103	Certificate of Incorporation of NRG Connecticut Affiliate Services Inc.(4)
3.104	By-Laws of NRG Connecticut Affiliate Services Inc.(4)
3.105	Certificate of Formation of NRG Construction LLC.(5)
3.106	Limited Liability Company Agreement of NRG Construction LLC.(5)
3.107	By-Laws of NRG Development Company Inc.(7)
3.108	Certificate of Incorporation of NRG Development Company Inc.(7)
3.109	Certificate of Incorporation of NRG Devon Operations Inc.(4)
3.110	By-Laws of NRG Devon Operations Inc.(4)
3.111	Certificate of Incorporation of NRG Dunkirk Operations Inc.(4)
3.112	By-Laws of NRG Dunkirk Operations, Inc.(4)
3.113	Certificate of Incorporation of NRG El Segundo Operations Inc.(4)
3.114	By-Laws of NRG El Segundo Operations Inc.(4)
3.115	Certificate of Formation of NRG Energy Labor Services LLC.(7)
3.116	Limited Liability Company Agreement of NRG Energy Labor Services LLC.(7)
3.117	Certificate of Formation of NRG Energy Services Group LLC.(7)
3.118	Limited Liability Company Agreement of NRG Energy Services Group LLC.(7)
3.119	Certificate of Formation of NRG Energy Services LLC.(5)
3.120	Limited Liability Company Agreement of NRG Energy Services LLC.(5)
3.121	Certificate of Incorporation of NRG Generation Holdings, Inc.(5)
3.122	By-Laws of NRG Generation Holdings, Inc.(5)
3.123	Certificate of Incorporation of NRG Huntley Operations Inc.(4)
3.124	By-Laws of NRG Huntley Operations Inc.(4)
3.125	Certificate of Formation of NRG Ilion Limited Partnership.(7)

Exhibit No.	Description
3.126	Limited Partnership Agreement of NRG Ilion Limited Partnership.(7)
3.127	Certificate of Formation of NRG Ilion LP LLC.(7)
3.128	Limited Liability Company Agreement of NRG Ilion LP LLC.(7)
3.129	Certificate of Formation of NRG International LLC.(4)
3.130	Limited Liability Company Agreement of NRG International LLC.(4)
3.131	Certificate of Formation of NRG Maintenance Services LLC.(7)
3.132	Limited Liability Company Agreement of NRG Maintenance Services LLC.(7)
3.133	Certificate of Formation of NRG Mextrans LLC.(7)
3.134	Limited Liability Company Agreement of NRG Mextrans LLC.(7)
3.135	Certificate of Incorporation of NRG MidAtlantic Affiliate Services Inc.(4)
3.136	By-Laws of NRG MidAtlantic Affiliate Services Inc.(4)
3.137	Certificate of Incorporation of NRG Middletown Operations Inc.(4)
3.138	By-Laws of NRG Middletown Operations Inc.(4)
3.139	Certificate of Incorporation of NRG Montville Operations Inc.(4)
3.140	By-Laws of NRG Montville Operations Inc.(4)
3.141	Certificate of Formation of NRG New Jersey Energy Sales LLC.(4)
3.142	Limited Liability Company Agreement of NRG New Jersey Energy Sales LLC.(4)
3.143	Certificate of Formation of NRG New Roads Holdings LLC.(4)
3.144	Limited Liability Company Agreement of NRG New Roads Holdings LLC.(4)
3.145	Certificate of Incorporation of NRG North Central Operations, Inc.(4)
3.146	By-Laws of NRG North Central Operations, Inc.(4)
3.147	Certificate of Incorporation of NRG Northeast Affiliate Services Inc.(4)
3.148	By-Laws of NRG Northeast Affiliate Services Inc.(4)
3.149	Certificate of Incorporation of NRG Norwalk Harbor Operations Inc.(4)
3.150	By-Laws of NRG Norwalk Harbor Operations Inc.(4)
3.151	Certificate of Incorporation of NRG Operating Services, Inc.(4)
3.152	By-Laws of NRG Operating Services, Inc.(4)
3.153	Certificate of Incorporation of NRG PacGen Inc.(7)
3.154	By-Laws of NRG PacGen Inc.(7)
3.155	Certificate of Incorporation of NRG Oswego Harbor Power Operations Inc.(4)
3.156	By-Laws of NRG Oswego Harbor Power Operations Inc.(4)
3.157	Certificate of Formation of NRG Power Marketing LLC.(4)
3.158	Limited Liability Company Agreement of NRG Power Marketing LLC.(4)

Exhibit No.	Description
3.159	Certificate of Formation of NRG Retail LLC.(5)
3.160	Limited Liability Company Agreement of NRG Retail LLC.(5)
3.161	Certificate of Formation of NRG Rockford Acquisition LLC.(7)
3.162	Limited Liability Company Agreement of NRG Rockford Acquisition LLC.(7)
3.163	Certificate of Incorporation of NRG Saguaro Operations Inc.(4)
3.164	By-Laws of NRG Saguaro Operations Inc.(4)
3.165	Certificate of Incorporation of NRG South Central Affiliate Services Inc.(4)
3.166	By-Laws of NRG South Central Affiliate Services Inc.(4)
3.167	Certificate of Incorporation of NRG Services Corporation.(7)
3.168	By-Laws of NRG Services Corporation.(7)
3.169	Certificate of Formation of NRG SimplySmart Solutions LLC.(7)
3.170	Limited Liability Company Agreement of NRG SimplySmart Solutions LLC.(7)
3.171	Certificate of Formation of NRG South Central Generating LLC.(4)
3.172	Limited Liability Company Agreement of NRG South Central Generating LLC.(4)
3.173	Certificate of Incorporation of NRG South Central Operations Inc.(4)
3.174	By-Laws of NRG South Central Operations Inc.(4)
3.175	Certificate of Limited Partnership of NRG South Texas LP.(5)
3.176	Limited Partnership Agreement of NRG South Texas LP.(5)
3.177	Certificate of Formation of NRG Texas C&I Supply LLC.(5)
3.178	Limited Liability Company Agreement of NRG Texas C&I Supply LLC.(5)
3.179	Certificate of Incorporation of NRG Texas Holding Inc.(5)
3.180	By-Laws of NRG Texas Holding Inc.(5)
3.181	Certificate of Formation of NRG Texas LLC.(5)
3.182	Limited Liability Company Agreement of NRG Texas LLC.(5)
3.183	Certificate of Formation of NRG Texas Power LLC.(5)
3.184	Limited Liability Company Agreement of NRG Texas Power LLC.(5)
3.185	Certificate of Formation of NRG West Coast LLC.(4)
3.186	Limited Liability Company Agreement of NRG West Coast LLC.(4)
3.187	Certificate of Incorporation of NRG Western Affiliate Services Inc.(4)
3.188	By-Laws of NRG Western Affiliate Services Inc.(4)
3.189	Certificate of Incorporation of O'Brien Cogeneration, Inc. II.(7)
3.190	By-Laws of O'Brien Cogeneration, Inc. II.(7)
3.191	Certificate of Incorporation of ONSITE Energy, Inc.(7)

Exhibit No.	Description
3.192	By-Laws of ONSITE Energy, Inc.(7)
3.193	Certificate of Formation of Oswego Harbor Power LLC.(4)
3.194	Limited Liability Company Agreement of Oswego Harbor Power LLC.(4)
3.195	Certificate of Formation of Pennywise Power LLC.(5)
3.196	Limited Liability Company Agreement of Pennywise Power LLC.(5)
3.197	Certificate of Formation of RE Retail Receivables, LLC.(5)
3.198	Limited Liability Company Agreement of RE Retail Receivables, LLC.(5)
3.199	Certificate of Formation of Reliant Energy Northeast LLC.(7)
3.200	Limited Liability Company Agreement of Reliant Energy Northeast LLC.(7)
3.201	Certificate of Formation of Reliant Energy Power Supply, LLC.(5)
3.202	Limited Liability Company Agreement of Reliant Energy Power Supply, LLC.(5)
3.203	Certificate of Formation of Reliant Energy Retail Holdings, LLC.(5)
3.204	Limited Liability Company Agreement of Reliant Energy Retail Holdings, LLC.(5)
3.205	Certificate of Formation of Reliant Energy Retail Services, LLC.(5)
3.206	Limited Liability Company Agreement of Reliant Energy Retail Services, LLC.(5)
3.207	Certificate of Formation of Reliant Energy Services Texas, LLC.(5)
3.208	Limited Liability Company Agreement of Reliant Energy Services Texas, LLC.(5)
3.209	Certificate of Formation of RERH Holdings, LLC.(5)
3.210	Limited Liability Company Agreement of RERH Holdings, LLC.(5)
3.211	Certificate of Formation of Saguaro Power LLC.(4)
3.212	Limited Liability Company Agreement of Saguaro Power LLC.(4)
3.213	Certificate of Incorporation of Somerset Operations Inc.(4)
3.214	By-Laws of Somerset Operations Inc.(4)
3.215	Certificate of Formation of Somerset Power LLC.(4)
3.216	Limited Liability Company Agreement of Somerset Power LLC.(4)
3.217	Certificate of Incorporation of Texas Genco Financing Corp.(5)
3.218	By-Laws of Texas Genco Financing Corp.(5)
3.219	Certificate of Formation of Texas Genco GP, LLC.(5)
3.220	Limited Liability Company Agreement of Texas Genco GP, LLC.(5)
3.221	Certificate of Incorporation of Texas Genco Holdings, Inc.(5)
3.222	By-Laws of Texas Genco Holdings, Inc.(5)
3.223	Certificate of Formation of Texas Genco LP, LLC.(5)
3.224	Limited Liability Company Agreement of Texas Genco LP, LLC.(5)

Exhibit No.	Description
3.225	Certificate of Formation of Texas Genco Operating Services LLC.(5)
3.226	Limited Liability Company Agreement of Texas Genco Operating Services LLC.(5)
3.227	Certificate of Limited Partnership of Texas Genco Services, LP.(5)
3.228	Limited Partnership Agreement of Texas Genco Services, LP.(5)
3.229	Certificate of Incorporation of Vienna Operations Inc.(4)
3.230	By-Laws of Vienna Operations Inc.(4)
3.231	Certificate of Formation of Vienna Power LLC.(4)
3.232	Limited Liability Company Agreement of Vienna Power LLC.(4)
3.233	Certificate of Formation of WCP (Generation) Holdings LLC.(5)
3.234	Limited Liability Company Agreement of WCP (Generation) Holdings LLC.(5)
3.235	Certificate of Formation of West Coast Power LLC.(5)
3.236	Limited Liability Company Agreement of West Coast Power LLC.(5)
4.01
Indenture dated June 18, 2002, between NRG Peaker Finance Company LLC, as Issuer, Bayou Cove Peaking Power LLC, Big Cajun I Peaking Power LLC, NRG Rockford LLC, NRG Rockford II LLC and Sterlington Power LLC, as Guarantors, XL Capital Assurance Inc., as Insurer, and Law Debenture Trust Company, as Successor Trustee to the Bank of New York.(8)
4.02
Amended and Restated Common Agreement among XL Capital Assurance Inc., Goldman Sachs Mitsui Marine Derivative Products, L.P., Law Debenture Trust Company of New York, as Trustee, The Bank of New York, as Collateral Agent, NRG Peaker Finance Company LLC and each Project Company Party thereto dated as of January 6, 2004, together with Annex A to the Common Agreement.(9)
4.03
Amended and Restated Security Deposit Agreement among NRG Peaker Finance Company, LLC and each Project Company party thereto, and the Bank of New York, as Collateral Agent and Depositary Agent, dated as of January 6, 2004.(9)
4.04	NRG Parent Agreement by NRG Energy, Inc. in favor of the Bank of New York, as Collateral Agent, dated as of January 6, 2004.(9)
4.05	Supplemental Indenture dated as of December 30, 2005, among NRG Energy, Inc., the subsidiary guarantors named on Schedule A thereto and Law Debenture Trust Company of New York, as trustee.(10)
4.06	Specimen of Certificate representing common stock of NRG Energy, Inc.(11)
4.07	Indenture, dated February 2, 2006, among NRG Energy, Inc. and Law Debenture Trust Company of New York.(12)
4.08
Ninth Supplemental Indenture, dated November 13, 2006, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York as Trustee, re: NRG Energy, Inc.'s 7.375% Senior Notes due 2017.(13)
4.09	Form of 7.375% Senior Note due 2017.(13)

Exhibit No.	Description
4.10	Twelfth Supplemental Indenture, dated July 19, 2007, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York as Trustee, re: NRG Energy, Inc.'s 7.375% Senior Notes due 2017.(14)
4.11
Fifteenth Supplemental Indenture, dated August 28, 2007, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York as Trustee, re: NRG Energy, Inc.'s 7.375% Senior Notes due 2017.(15)
4.12
Eighteenth Supplemental Indenture, dated April 28, 2009, among NRG Energy, Inc., the existing guarantors named therein, the guaranteeing subsidiary named therein and Law Debenture Trust Company of New York as Trustee, re: NRG Energy, Inc.'s 7.375% Senior Notes due 2017.(16)
4.13
Twenty-First Supplemental Indenture, dated May 8, 2009, among NRG Energy, Inc., the existing guarantors named therein, the guaranteeing subsidiaries named therein and Law Debenture Trust Company of New York as Trustee, re: NRG Energy, Inc.'s 7.375% Senior Notes due 2017.(17)
4.14
Twenty-Second Supplemental Indenture, dated June 5, 2009, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York as Trustee, re: NRG Energy, Inc.'s 8.5% Senior Notes due 2019.(18)
4.15	Form of 8.5% Senior Note due 2019.(18)
4.16
Twenty-Third Supplemental Indenture, dated July 14, 2009, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York as Trustee, re: NRG Energy, Inc.'s 8.5% Senior Notes due 2019.(19)
4.17
Twenty-Sixth Supplemental Indenture, dated October 5, 2009, among NRG Energy, Inc., the existing guarantors named therein, the guaranteeing subsidiaries named therein and Law Debenture Trust Company of New York as Trustee, re: NRG Energy, Inc.'s 7.375% Senior Notes due 2017.(20)
4.18
Twenty-Seventh Supplemental Indenture, dated October 5, 2009, among NRG Energy, Inc., the existing guarantors named therein, the guaranteeing subsidiaries named therein and Law Debenture Trust Company of New York as Trustee, re: NRG Energy, Inc.'s 8.5% Senior Notes due 2019.(20)
4.19
Thirtieth Supplemental Indenture, dated as of April 16, 2010, among NRG Energy, Inc., the existing guarantors named therein, the guaranteeing subsidiaries named therein and Law Debenture Trust Company of New York.(21)
4.20
Thirty-First Supplemental Indenture, dated as of April 16, 2010, among NRG Energy, Inc., the existing guarantors named therein, the guaranteeing subsidiaries named therein and Law Debenture Trust Company of New York.(21)
4.21
Thirty-Fourth Supplemental Indenture, dated as of June 23, 2010, among NRG Energy, Inc., the existing guarantors named therein, the guaranteeing subsidiaries named therein and Law Debenture Trust Company of New York.(22)
4.22
Thirty-Fifth Supplemental Indenture, dated as of June 23, 2010, among NRG Energy, Inc., the existing guarantors named therein, the guaranteeing subsidiaries named therein and Law Debenture Trust Company of New York.(22)
4.23	Thirty-Sixth Supplemental Indenture, dated August 20, 2010, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(23)

Exhibit No.	Description
4.24	Form of 8.25% Senior Note due 2020.(23)
4.25
Registration Rights Agreement, dated August 20, 2010, among NRG Energy, Inc., the guarantors named therein and Citigroup Global Markets Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., as representatives of the several initial purchasers.(23)
4.26	Thirty-Ninth Supplemental Indenture, dated December 15, 2010, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(24)
4.27	Fortieth Supplemental Indenture, dated December 15, 2010, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(24)
4.28	Forty-First Supplemental Indenture, dated December 15, 2010, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(24)
4.29	Forty-Second Supplemental Indenture, dated January 26, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(25)
4.30	Form of 7.625% Senior Note due 2018.(25)
4.31	Registration Rights Agreement, dated January 26, 2011, among NRG Energy, Inc., the guarantors named therein and J.P. Morgan Securities LLC, as initial purchaser.(25)
4.32	Forty-Third Supplemental Indenture, dated April 22, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(7)
4.33	Forty-Fourth Supplemental Indenture, dated May 9, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(7)
4.34	Forty-Fifth Supplemental Indenture, dated May 20, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(1)
4.35	Forty-Sixth Supplemental Indenture, dated May 20, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(1)
4.36	Forty-Seventh Supplemental Indenture, dated May 20, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(1)
4.37	Forty-Eighth Supplemental Indenture, dated May 20, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(1)
4.38	Forty-Ninth Supplemental Indenture, dated May 20, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(1)
4.39	Fiftieth Supplemental Indenture, dated May 24, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(1)
4.40	Form of 7.625% Senior Note due 2019.(1)
4.41	Fifty-First Supplemental Indenture, dated May 24, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(1)
4.42	Form of 7.875% Senior Note due 2021.(1)
4.43
Registration Rights Agreement, dated May 24, 2011, among NRG Energy, Inc., the guarantors named therein and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the initial purchasers.(1)

Exhibit No.	Description
4.44	Fifty-Second Supplemental Indenture, dated November 8, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(47)
4.45	Fifty-Third Supplemental Indenture, dated November 8, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(47)
4.46	Fifty-Fourth Supplemental Indenture, dated November 8, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(47)
4.47	Fifty-Fifth Supplemental Indenture, dated November 8, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(47)
4.48	Fifty-Sixth Supplemental Indenture, dated November 8, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(47)
4.49	Fifty-Seventh Supplemental Indenture, dated November 8, 2011, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.(47)
5.01	Opinion of Kirkland & Ellis LLP, with respect to registrants organized under the laws of the States of Delaware and California.(6)
5.02	Opinion of Leonard, Street and Deinard, with respect to the registrant organized under the laws of the State of Minnesota.(6)
5.03	Opinion of Andrews Kurth LLP, with respect to registrants organized under the laws of the State of Texas.(6)
10.01	Note Agreement, dated August 20, 1993, between NRG Energy, Inc., Energy Center, Inc. and each of the purchasers named therein.(26)
10.02
Master Shelf and Revolving Credit Agreement, dated August 20, 1993, between NRG Energy, Inc., Energy Center, Inc., The Prudential Insurance Registrants of America and each Prudential Affiliate, which becomes party thereto.(26)
10.03	Form of NRG Energy Inc. Long-Term Incentive Plan Deferred Stock Unit Agreement for Officers and Key Management.(27)
10.04	Form of NRG Energy, Inc. Long-Term Incentive Plan Deferred Stock Unit Agreement for Directors.(27)
10.05	Form of NRG Energy, Inc. Long-Term Incentive Plan Non-Qualified Stock Option Agreement.(28)
10.06	Form of NRG Energy, Inc. Long-Term Incentive Plan Restricted Stock Unit Agreement.(28)
10.07	Form of NRG Energy, Inc. Long Term Incentive Plan Performance Stock Unit Agreement.(29)
10.08	Annual Incentive Plan for Designated Corporate Officers.(30)
10.09	Railroad Car Full Service Master Leasing Agreement, dated as of February 18, 2005, between General Electric Railcar Services Corporation and NRG Power Marketing Inc.(27)
10.10	Stock Purchase Agreement, dated as of August 10, 2005, by and between NRG Energy, Inc. and Credit Suisse First Boston Capital LLC.(31)
10.11
Terms and Conditions of Sale, dated as of October 5, 2005, between Texas Genco II LP and FreightCar America, Inc., (including the Proposal Letter and Amendment thereto) (portions of this document have been omitted pursuant to a request for confidential treatment and filed separately with the SEC).(32)

Exhibit No.	Description
10.12	Purchase Agreement (West Coast Power) dated as of December 27, 2005, by and among NRG Energy, Inc., NRG West Coast LLC (Buyer), DPC II Inc. (Seller) and Dynegy, Inc.(33)
10.13	Purchase Agreement (Rocky Road Power), dated as of December 27, 2005, by and among Termo Santander Holding, L.L.C. (Buyer), Dynegy, Inc., NRG Rocky Road LLC (Seller) and NRG Energy, Inc.(33)
10.14	Agreement with respect to the Stock Purchase Agreement, dated December 19, 2008, by and between NRG Energy, Inc. and Credit Suisse First Boston Capital LLC.(34)
10.15	Investor Rights Agreement, dated as of February 2, 2006, by and among NRG Energy, Inc. and Certain Stockholders of NRG Energy, Inc. set forth therein.(35)
10.16	Amended and Restated Employment Agreement, dated December 4, 2008, between NRG Energy, Inc. and David Crane.(34)
10.17	CEO Compensation Table.(36)
10.18	Limited Liability Company Agreement of NRG Common Stock Finance I LLC.(37)
10.19	Note Purchase Agreement, dated August 4, 2006, between NRG Common Stock Finance I LLC, Credit Suisse International and Credit Suisse Securities (USA) LLC.(37)
10.20	Amendment Agreement, dated February 27, 2008, to the Note Purchase Agreement by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC.(38)
10.21	Amendment Agreement, dated August 8, 2008, to the Note Purchase Agreement by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC.(39)
10.22	Amendment Agreement, dated December 19, 2008, to the Note Purchase Agreement by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC.(34)
10.23	Agreement with respect to Note Purchase Agreement, dated December 19, 2008, by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC.(34)
10.24	Preferred Interest Purchase Agreement, dated August 4, 2006, between NRG Common Stock Finance I LLC, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC, as agent.(37)
10.25	Preferred Interest Amendment Agreement, dated February 27, 2008, by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC.(38)
10.26	Preferred Interest Amendment Agreement, dated August 8, 2008, by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC.(39)
10.27	Preferred Interest Amendment Agreement, dated December 19, 2008, by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC.(34)

Exhibit No.	Description
10.28	Agreement with respect to Preferred Interest Purchase Agreement, dated December 19, 2008, by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC.(34)
10.29
Second Amended and Restated Credit Agreement, dated June 8, 2007, by and among NRG Energy, Inc., the lenders party thereto, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Citicorp North America Inc. and Credit Suisse.(40)
10.30	Amended and Restated Long-Term Incentive Plan.(30)
10.31	NRG Energy, Inc. Executive Change-in-Control and General Severance Agreement, dated December 9, 2008.(34)
10.32
Amended and Restated Contribution Agreement (NRG), dated March 25, 2008, by and among Texas Genco Holdings, Inc., NRG South Texas LP and NRG Nuclear Development Company LLC and Certain Subsidiaries Thereof.(38)
10.33	Contribution Agreement (Toshiba), dated February 29, 2008, by and between Toshiba Corporation and NRG Nuclear Development Company LLC.(38)
10.34	Multi-Unit Agreement, dated February 29, 2008, by and among Toshiba Corporation, NRG Nuclear Development Company LLC and NRG Energy, Inc.(38)
10.35	Amended and Restated Operating Agreement of Nuclear Innovation North America LLC, dated May 1, 2008.(38)
10.36
Credit Agreement by and among Nuclear Innovation North America LLC, Nuclear Innovation North America Investments LLC, NINA Texas 3 LLC and NINA Texas 4 LLC, as Borrowers and Toshiba America Nuclear Energy Corporation, as Administrative Agent and as Collateral Agent.(41)
10.37	LLC Membership Purchase Agreement between Reliant Energy, Inc. and NRG Retail LLC, dated as of February 28, 2009.(42)
10.38
Project Agreement, Settlement Agreement and Mutual Release, dated March 1, 2010, by and among by and among Nuclear Innovation North America LLC, the City of San Antonio acting by and through the City Public Service Board of San Antonio, a Texas municipal utility, NINA Texas 3 LLC and NINA Texas 4 LLC, and solely for purposes of certain sections of the Settlement Agreement, by NRG Energy, Inc and NRG South Texas LP.(43)
10.39
STP 3 & 4 Owners Agreement, dated March 1, 2010, by and among Nuclear Innovation North America LLC, the City of San Antonio, NINA Texas 3 LLC and NINA Texas 4 LLC (Portions of this Exhibit have been omitted pursuant to a request for confidential treatment).(43)
10.40	Third Amended and Restated Credit Agreement, dated as of June 30, 2010.(44)
10.41	Letter of Credit and Reimbursement Agreement, dated as of June 30, 2010.(44)
10.42	Letter of Credit and Reimbursement Agreement, dated as of June 30, 2010.(44)
10.43	Purchase and Sale Agreement by and between Denali Merger Sub and NRG Energy, Inc. dated as of August 13, 2010.(45)
10.29	Amended and Restated Credit Agreement, dated July 1, 2011, by and among NRG Energy, Inc., the lenders party thereto, and the joint lead bookrunners and joint lead arrangers party thereto.(46)
12.01	Statement re: Computation of Ratios.(6)

Exhibit No.	Description
21.01	Subsidiaries of NRG Energy, Inc.(6)
23.01	Consent of Kirkland & Ellis LLP (included in Exhibit 5.01).(6)
23.02	Consent of Leonard, Street and Deinard (included in Exhibit 5.02).(6)
23.03	Consent of Andrews Kurth LLP (included in Exhibit 5.03).(6)
23.04	Consent of KPMG LLP.(6)
25.01	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York.(6)
99.01	Form of Letter of Transmittal.(6)
99.02	Form of Notice of Guaranteed Delivery.(6)
99.03	Form of Letter to Brokers, Dealers and Other Nominees.(6)
99.04	Form of Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant From Beneficial Owner.(6)

(1)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on May 25, 2011.

(2)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on May 24, 2005.

(3)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on March 3, 2005.

(4)
Incorporated herein by reference to NRG Energy, Inc.'s Registration Statement on Form S-4 filed on November 3, 2004.

(5)
Incorporated herein by reference to NRG Energy, Inc.'s Registration Statement on Form S-4 filed on December 21, 2010.

(6)
Filed herewith.

(7)
Incorporated herein by reference to NRG Energy, Inc.'s Registration Statement on Form S-4 filed on July 11, 2011.

(8)
Incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K for the year ended December 31, 2002.

(9)
Incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K for the year ended December 31, 2003.

(10)
Incorporated herein by reference to NRG Energy Inc.'s current report on Form 8-K filed on January 4, 2006.

(11)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on November 14, 2006.

(12)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on February 6, 2006.

(13)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on November 27, 2006.

(14)
Incorporated herein by reference to NRG Energy, Inc's current report on Form 8-K filed on July 20, 2007.

(15)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on September 4, 2007.

(16)
Incorporated herein by reference to NRG Energy, Inc's current report on Form 8-K filed on May 4, 2009.

(17)
Incorporated herein by reference to NRG Energy, Inc's current report on Form 8-K filed on May 14, 2009.

(18)
Incorporated herein by reference to NRG Energy, Inc's current report on Form 8-K filed on June 5, 2009.

(19)
Incorporated herein by reference to NRG Energy, Inc's current report on Form 8-K filed on July 15, 2009.

(20)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on October 6, 2009.

(21)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on April 21, 2010.

(22)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on June 29, 2010.

(23)
Incorporated herein by reference to NRG Energy Inc.'s current report on Form 8-K filed on August 20, 2010.

(24)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on December 15, 2010.

(25)
Incorporated herein by reference to NRG Energy Inc.'s current report on Form 8-K filed on January 28, 2011.

(26)
Incorporated herein by reference to NRG Energy, Inc.'s Registration Statement on Form S-1, as amended, Registration No. 333-33397.

(27)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 10-K for the year ended December 31, 2004.

(28)
Incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q for the quarter ended September 30, 2004.

(29)
Incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q for the quarter ended June 30, 2005.

(30)
Incorporated herein by reference to NRG Energy, Inc.'s 2009 proxy statement on Schedule 14A filed on June 16, 2009.

(31)
Incorporated herein by reference to NRG Energy Inc.'s current report on Form 8-K filed on August 11, 2005.

(32)
Incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K for the year ended December 31, 2005.

(33)
Incorporated herein by reference to NRG Energy Inc.'s current report on Form 8-K filed on December 28, 2005.

(34)
Incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K for the year ended December 31, 2008.

(35)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on February 8, 2006.

(36)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on December 9, 2009.

(37)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on August 10, 2006.

(38)
Incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q for the quarter ended March 31, 2008.

(39)
Incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q for the quarter ended September 30, 2008.

(40)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on June 13, 2007.

(41)
Incorporated herein by reference to NRG Energy Inc's current report on Form 8-K filed on February 27, 2009.

(42)
Incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q for the quarter ended March 31, 2009.

(43)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on March 2, 2010.

(44)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on July 1, 2010.

(45)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on August 13, 2010.

(46)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on July 5, 2011.

(47)
Incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on November 8, 2011.